As filed with the Securities and Exchange Commission on June 9, 2000
                                                     Registration No. __________
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -----------------------

                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            -----------------------

                          FEDERAL EXPRESS CORPORATION
             (Exact name of Registrant as specified in its charter)


               Delaware                                    71-0427007
       (State or jurisdiction of                        (I.R.S. Employer
    incorporation or organization)                    Identification No.)

                             2005 Corporate Avenue
                            Memphis, Tennessee 38132
                                 (901) 369-3600
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                            Karen M. Clayborne, Esq.
                             Senior Vice President
                              and General Counsel
                          Federal Express Corporation
                            1980 Nonconnah Boulevard
                            Memphis, Tennessee 38132
                                 (901) 395-3392
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                            -----------------------

                                   Copies to:
                               Sarah Beshar, Esq.
                               Juliet Cain, Esq.
                             Davis Polk & Wardwell
                              450 Lexington Avenue
                            New York, New York 10017
                                 (212) 450-4000

                            -----------------------

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined in light of market conditions and other factors.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                                     CALCULATION OF REGISTRATION FEE

==========================================================================================================
                                                                    Proposed      Proposed
                                                                     Maximum      Maximum
                                                                    Aggregate     Aggregate     Amount of
             Title of Each Class of                 Amount to Be      Price       Offering    Registration
           Securities Being Registered             Registered(1)    Per Unit      Price(1)         Fee
----------------------------------------------------------------------------------------------------------

Pass Through Certificates........................
Owned Aircraft Equipment Certificates(2).........
Leased Aircraft Equipment Trust Certificates.....
Debt Securities..................................
   Total.........................................   $380,721,000       100%     $380,721,000     $100,511
==========================================================================================================

(1)  Estimated solely for purposes of determining the registration fee.

(2) Owned Aircraft Equipment Certificates will only be issued as part of the trust property of the relevant pass through trust.

     Pursuant to Rule 429 under the Securities Act, the Prospectuses filed as part of this Registration Statement relate to the securities registered hereby and to the remaining unsold $69,279,000 amount of Equipment Trust Certificates, Pass Through Certificates and Debt Securities previously registered by Federal Express Corporation under its Registration Statement on Form S-3, File No. 333-80001 in respect of which a filing fee of $19,260 was paid.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

                                EXPLANATORY NOTE

     This Registration Statement contains three forms of prospectus. Each prospectus is accompanied by a prospectus supplement. The forms of prospectus and their supplements will be used respectively to offer for sale:

     o    leased aircraft equipment trust certificates

     o    pass through certificates

     o    debt securities.

     Sales of the above securities may not be consummated without both the applicable prospectus and the prospectus supplement.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.



                             SUBJECT TO COMPLETION
                   PRELIMINARY PROSPECTUS DATED JUNE 9, 2000

PROSPECTUS

                                  $450,000,000
                                 [COMPANY LOGO]
                  LEASED AIRCRAFT EQUIPMENT TRUST CERTIFICATES

                            -----------------------

     This prospectus relates to the issuance of Certificates by an Owner Trustee, acting not in its individual capacity but solely as the Owner Trustee of a separate Owner Trust.

     The Certificates:

     o    will have an aggregate public offering price of up to $450,000,000

     o    will be issued in one or more series

     o will be issued to finance or refinance a portion of the payment by the Owner Trustee of the cost of the Aircraft

     o of each series will have a principal amount, maturity date and interest rate specified in a prospectus supplement

     o will be payable at the times and in the amount specified in a prospectus supplement

     o will be secured by a security interest in the related Aircraft and by the Lease of that Aircraft to Federal Express, including the right to receive rent payable by Federal Express as lessee under the Lease, and

     o will not be obligations of, or guaranteed by, Federal Express but the amounts payable by Federal Express under the Lease will be sufficient to pay in full when due all principal of and any premium and interest on the Certificates, subject to any limitations specified in a prospectus supplement.

     Each Owner Trust will own:

     o the specified Aircraft or, if the delivery of the Aircraft is delayed, the proceeds of sale of the related Certificates, and

     o the rights of the Owner Trustee under documentation relating to the Aircraft.

     The obligations of the Owner Trustee with respect to each series of Certificates will rank equally with the obligations of the Owner Trustee with respect to each other series of Certificates.

     There was no public market for the Certificates of any series before their issuance and there is no assurance that one will develop or continue. Federal Express does not intend to apply for the listing of any series of Certificates on a national securities exchange, unless otherwise indicated in a prospectus supplement.

     This prospectus will be accompanied by a prospectus supplement which will describe the specific terms of the particular series of Certificates being sold, the Indentures, Leases, leveraged lease transactions and Aircraft relating to the Certificates. Sales of any Certificates may not be consummated without both this prospectus and the prospectus supplement.

     Investing in the Certificates involves risks. See the "Risk Factors" section beginning on page 3 of this prospectus.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                            -----------------------


                 The date of this prospectus is June __, 2000.

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a Registration Statement on Form S-3 that we filed with the SEC utilizing a "shelf" registration process. Under this shelf process, we may sell the Certificates described in this prospectus in one or more offerings. This prospectus provides you with a general description of the Certificates we may offer. Each time we sell Certificates, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read carefully both this prospectus and any prospectus supplement, together with the additional information described below under "Where You Can Find More Information." You should also refer to the "Glossary of Terms" at the back of this prospectus and in any prospectus supplement for definitions of specialized terms that we are using in this prospectus and any prospectus supplement.

     This prospectus does not contain all the information provided in the Registration Statement that we filed with the SEC. For further information about Federal Express or the Certificates, you should refer to that Registration Statement. Statements contained in this prospectus or in any prospectus supplement as to the contents of any contract or other document are not necessarily complete, and you should review the full text of those contracts and other documents.

     The Registration Statement that we filed with the SEC relating to the Certificates can be obtained from the SEC as described below under "Where You Can Find More Information."


                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports with the SEC. These SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any such document we file at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549, and in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms and copy charges.

     The SEC allows us to "incorporate by reference" the information we file with it, which means:

     o we can disclose important information to you by referring you to those documents

     o information incorporated by reference is considered to be part of this prospectus, even though it is not repeated in this prospectus or in any prospectus supplement, and

     o information that we file with the SEC will automatically update and supersede this prospectus and any prospectus supplement.

     We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of the filing of this Registration Statement and prior to its effectiveness, and until we complete our offering of the
Certificates:

     o Annual Report on Form 10-K for the fiscal year ended May 31, 1999, filed August 27, 1999, and

     o Quarterly Reports on Form 10-Q for the fiscal quarters ended August 31, 1999, November 30, 1999 and February 29, 2000, filed October 13, 1999, January 14, 2000 and April 13, 2000, respectively.

     You may obtain a copy of these filings, other than their exhibits, unless those exhibits are specifically incorporated by reference in the filings, at no cost by writing or telephoning us at the following address:

     James H. Clippard
     Investor Relations

     FedEx Corporation
     942 South Shady Grove Road
     Memphis, Tennessee 38120
     (901) 818-7200

     You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell any Certificates in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front page of those documents. Also, you should not assume that there has been no change in the affairs of Federal Express since the date of this prospectus or any prospectus supplement.


                          FEDERAL EXPRESS CORPORATION

     Federal Express is a wholly-owned subsidiary of FedEx Corporation. Federal Express offers a wide range of express services for the time-definite transportation of documents, packages and freight throughout the world using an extensive fleet of aircraft and vehicles and leading-edge information technologies. The corporate headquarters of Federal Express are located at 2005 Corporate Avenue, Memphis, Tennessee 38132, telephone (901) 369-3600.


                       RATIO OF EARNINGS TO FIXED CHARGES
                                  (Unaudited)


                            Year Ended May 31,             Nine Months Ended
                     --------------------------------  -------------------------
                                                       February 28, February 29,
                     1995   1996   1997   1998   1999      1999         2000
                     ----   ----   ----   ----   ----  ------------ ------------
Ratio of Earnings to
   Fixed Charges.... 2.0x   1.9x   2.0x   2.1x   2.1x      1.9x         2.0x

     Earnings included in the calculation of the ratio of earnings to fixed charges represent income before income taxes plus fixed charges, other than capitalized interest. Fixed charges include interest expense, capitalized interest, amortization of debt issuance costs and a portion of rent expense representative of interest.

     As a result of this offering of Certificates, Federal Express may be more highly leveraged than currently reflected in this table.


                                  RISK FACTORS

     You should consider carefully the risk factors described below before you invest. You should read the information below together with the other information in this prospectus and the accompanying prospectus supplement.

Federal Express' business is subject to risks and uncertainties

     The operations and financial condition of Federal Express are subject to risks and uncertainties, including:

     o economic conditions in the markets in which Federal Express operates affecting demand for Federal Express' services

     o competition from other providers of express services with new or improved services

     o    changes in customer demand patterns

     o    increases in aviation and motor fuel prices

     o    strikes, work stoppages and slowdowns by Federal Express' employees

     o Federal Express' ability to match aircraft, vehicle and sort capacity with customer volume levels

     o Federal Express' ability to obtain aviation rights in important international markets

     o contributions to financial results from the sale of engine noise reduction kits

     o changes in government regulation, weather and technological changes, and

     o    availability of financing on terms acceptable to Federal Express.

Proposed new OSHA regulations could have a material adverse effect on our business

     On November 22, 1999, the U.S. Occupational Safety and Health Administration, or OSHA, proposed regulations to mandate an ergonomics standard that could require many businesses, including Federal Express, to make significant changes in the workplace in order to reduce the incidence of musculoskeletal disorders such as lower back pain. The proposal does not specify which workplace changes would be required in order to comply with the proposed new regulations. We, our competitors and other affected parties have submitted comments to OSHA challenging the economic and technical feasibility of the proposed regulations. In April 2000, OSHA completed public hearings on the proposed regulations and is expected to release final rules later this year.

     If OSHA adopts the proposed regulations and applies them in the same way as it attempted unsuccessfully in the past to impose ergonomic measures under its general authority, we would be required to make extensive changes to the layout of our sorting facilities and hire a significant number of additional employees. We believe that the cost of compliance would be substantial and have a material adverse effect on our business. We expect that our competitors, along with the rest of the American industry, would also incur substantial compliance costs.

Proceeds from the sale of an aircraft may be less than its appraised value

     The prospectus supplement will contain the appraised value of each Aircraft based upon the lesser of the average and the median value of the Aircraft as appraised by several independent appraisers who will be named in the prospectus supplement. The prospectus supplement may contain reports or summaries of these appraisals. These appraisals will be based on various assumptions and methodologies, which may vary, resulting in different appraised values. We expect that these appraisals will be "desktop appraisals" and that the appraisers will not physically inspect any of the Aircraft.

     An appraisal is only an estimate of value and you should not rely upon it as a measure of realizable value. The proceeds realized upon the sale of any Aircraft may be less than the appraised value of that Aircraft because of:

     o    market and economic conditions at the time

     o    the availability of buyers

     o    the condition of the Aircraft

     o    whether the Aircraft are sold separately or as a block, and

     o    other factors.

     Therefore, we cannot assure you that the proceeds realized upon any sale of an Aircraft will be as appraised or sufficient to satisfy in full payments due on the Certificates.

Excess proceeds from the sale of one Aircraft will not be available to cover losses on other Certificates relating to other Aircraft and events resulting in a default under one Indenture may not result in a default under other Indentures

     The Certificates are not cross-collateralized, which means that liquidation proceeds from the sale of an Aircraft in excess of the principal amount of the Certificates related to that Aircraft will not be available to cover any losses on any other Certificates. There will be no cross-default provisions in the Indentures relating to the Certificates and consequently events resulting in an Indenture Event of Default under any particular Indenture may not result in an Indenture Event of Default under any other Indenture.

Rating agencies may change their rating on the Certificates at any time

     The Certificates are expected to be assigned an "investment grade" rating by one or more Rating Agencies. The prospectus supplement will indicate the rating assigned to the Certificates being sold. A rating is not a recommendation to purchase, hold or sell the Certificates because a rating does not address market price or suitability for a particular investor. We cannot assure you that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future so warrant, including the downgrading of Federal Express. The ratings of the Certificates will be based primarily on the default risk of the Certificates and the collateral value provided by the Aircraft. The ratings are expected to address the likelihood of timely payment of interest when due on the Certificates, at the non-default rate, and the ultimate payment of principal of the Certificates on the final expected distribution date. The ratings are not expected to address the possibility of a Lease Event of Default or Indenture Event of Default or other circumstances, such as an Event of Loss, which may result in the payment of the outstanding principal amount of the Certificates prior to the final expected distribution date.

     The reduction, suspension or withdrawal of the ratings of the Certificates will not, in and of itself, constitute an Indenture Event of Default, unless the prospectus supplement specifies otherwise.

The indenture does not limit the amount of debt Federal Express may incur or protect against a highly leveraged transaction involving Federal Express

     The Indenture does not limit the amount of secured or unsecured indebtedness which Federal Express or its subsidiaries may incur. The Indenture does not contain debt covenants or provisions that would give the holders protection in the event of a highly leveraged transaction involving Federal Express.

A public market for the Certificates may not develop or continue

     There was no public market for the Certificates of any series before their issuance and we cannot assure you that one will develop or continue. Federal Express does not intend to apply for the listing of any Certificates on a national securities exchange, unless otherwise indicated in a prospectus supplement. If an active public market does not develop or continue, the market price and liquidity of the Certificates may be adversely affected.


                                USE OF PROCEEDS

     The Owner Trustee for each Owner Trust will use the proceeds from the sale of the Certificates to finance or refinance the debt portion and, in cases where the Owner Participant wishes for tax purposes to prevent specific allocation of interest expense to the related Aircraft, to repay some of the equity portion of a separate leveraged lease transaction entered into by Federal Express, as lessee, with respect to the Aircraft specified in the prospectus supplement. For each Aircraft, Federal Express does not expect the debt portion to be financed or refinanced to exceed 80% of the purchase price for the Aircraft.

     The related Owner Participant will pay the discounts and commissions relating to the offering of the related Certificates. The other expenses relating to the issuance and offering of those Certificates, other than various expenses to be paid directly by Federal Express, will be paid by the related Owner Participant as such other expenses become due or, if previously paid by Federal Express, will be reimbursed to Federal Express by the related Owner Participant.

                    OUTLINE OF LEVERAGED LEASE TRANSACTIONS

     Each Aircraft in a leveraged lease transaction:

     o has been or will be sold to the Owner Trustee for the benefit of the Owner Participant, and

     o has been or will be leased by the Owner Trustee to Federal Express pursuant to a Lease.

     Each Owner Participant will have provided or will provide at least 20% of the purchase price of the Aircraft from sources other than the Certificates, unless otherwise specified in the prospectus supplement.

     Each prospectus supplement will specify the type and model of the applicable Aircraft, the engines with which the Aircraft is equipped and whether the Aircraft is already in use in Federal Express' fleet, has been used in another operator's fleet or will be delivered new by the manufacturer to Federal Express or to the Owner Trustee, as the case may be.


                        DESCRIPTION OF THE CERTIFICATES

     The following is a summary description of the Certificates which we expect will be common to all series of Certificates. The prospectus supplement will describe the specific terms of any series of Certificates. Therefore, you should rely on the information in the prospectus supplement, in particular if the information in the prospectus supplement is different from the information provided below.

     Because the following description is a summary, it does not describe every aspect of the Certificates, and it is qualified in its entirety by the detailed information appearing in the prospectus supplement, the form of Certificates and the related Indenture, Lease and Participation Agreement which will be filed with the SEC, as exhibits to a post-effective amendment to the Registration Statement of which this prospectus is a part or a Current Report on Form 8-K, a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K.

     In the following description, we have included references to section numbers of the Indenture so that you can easily locate those provisions.

General

     The Owner Trustee will issue the Certificates as nonrecourse obligations. Federal Express will be obligated to make rental payments under each Lease that will be sufficient to pay the principal of and interest on the related Certificates when and as due and payable. The rental and other payments will be general obligations of Federal Express but the Certificates themselves will not be guaranteed by Federal Express.

     The Certificates will not be obligations of the Owner Trustee, in its individual capacity, or of the Owner Participant. The Owner Trustee, in its individual capacity, and the Owner Participant will not be liable for payment of any principal of or any premium or interest on the Certificates.

Book-Entry Procedures

     The Certificates will be fully registered and issued in the form of one or more temporary or permanent global security or securities without coupons, in minimum denominations of $1,000 or any integral multiple of $1,000. Each global certificate will be deposited with, or on behalf of, DTC, and registered in its name or in the name of Cede, its nominee. A Certificateholder holding a Certificate initially issued as a global security will not be entitled to receive a Certificate in certificated form, except as indicated below.

     DTC has advised Federal Express that:

     o    DTC is:

          - a limited purpose trust company organized under the laws of the State of New York

          -    a member of the Federal Reserve System

          - a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and

          - a "clearing agency" registered pursuant to Section 17A of the Exchange Act.

     o DTC was created to hold securities for DTC Participants and to facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates.

     o DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations.

     o Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

     Certificateholders that are not DTC Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Certificates may do so only through DTC Participants. In addition, Certificateholders will receive all distributions of principal and interest from the Indenture Trustee through the DTC Participants. Under the rules, regulations and procedures creating and affecting DTC and its operation, DTC is required to make book-entry transfers of Certificates among DTC Participants on whose behalf it acts and to receive and transmit distributions of principal of, and interest on, the Certificates. Under the book-entry system, Certificateholders may experience some delay in receipt of payments, since such payments will be forwarded by the Indenture Trustee to Cede, as nominee for DTC, and DTC in turn will forward the payments to the appropriate DTC Participants.

     The DTC Participants will be responsible for distributions to Certificateholders and such distributions will be made in accordance with customary industry practices. Although Certificateholders will not have possession of the Certificates, the rules of DTC provide a mechanism by which the Certificateholders will receive payments and will be able to transfer their interests. Although the DTC Participants are expected to convey the rights represented by their interests in any global security to the related Certificateholders, because DTC can only act on behalf of DTC Participants, the ability of Certificateholders to pledge Certificates to persons or entities that are not DTC Participants or to otherwise act with respect to such Certificates, may be limited due to the lack of physical certificates for such Certificates.

     Neither Federal Express nor the Indenture Trustee nor any agent of either of them will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the Certificates or for supervising or reviewing any records relating to such beneficial ownership interests. Since the only "Certificateholder", for purposes of the Indenture, will be Cede, as nominee of DTC, Certificateholders will not be recognized by the Indenture Trustee as "Certificateholders", and Certificateholders will be permitted to exercise the rights of "Certificateholders" only indirectly through DTC and DTC Participants. DTC has advised Federal

Express that it will take any action permitted to be taken by a Certificateholder under the Indenture and any prospectus supplement only at the direction of one or more DTC Participants to whose accounts with DTC the related Certificates are credited. Additionally, DTC has advised Federal Express that it will take such actions with respect to any percentage of the beneficial interest of Certificateholders only at the direction of and on behalf of DTC Participants whose holders include undivided interests that satisfy any such percentage. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of DTC Participants whose holders include such undivided interests.

     Same-Day Settlement and Payment. All payments Federal Express makes to the Indenture Trustee under each Lease will be in immediately available funds and will be passed through to DTC in immediately available funds.

     The Certificates will trade in DTC's Same-Day Funds Settlement System until maturity, and DTC will require secondary market trading activity in the Certificates to settle in immediately available funds.

     Certificated Form. The Owner Trustee will issue physical certificates to holders of a global security or their nominees if:

     o DTC advises the Indenture Trustee in writing that it is no longer willing or able to discharge properly its responsibilities as depositary with respect to the Certificates and Federal Express is unable to locate a qualified successor, or

     o if Federal Express, at its option, elects to terminate the book-entry system through DTC.

     In such event, the Indenture Trustee will notify all Certificateholders through DTC Participants of the availability of such certificated Certificates. Upon surrender by DTC of the definitive global certificate representing the series of Certificates and receipt of instructions for reregistration, the Indenture Trustee will reissue the Certificates in certificated form to Certificateholders or their nominees.

Principal and Interest Payments

     Interest:

    o will be payable on the Certificates on the dates and at the rates per annum indicated in the prospectus supplement, and

     o will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Principal will be payable on the Certificates in scheduled amounts and on specified dates indicated in the prospectus supplement. In general, the record date for each interest and principal payment date will be the fifteenth day prior to a payment date.

     If the Certificates are issued in certificated form as discussed above, principal of and any premium and interest on the Certificates will be payable at the corporate trust office of the Indenture Trustee in Salt Lake City, Utah or at such other office or agency, including the office or agency of a Paying Agent, maintained for the payment of the Certificates of a series.

     At their option, the Indenture Trustee or Paying Agent may make payments by check mailed to the person entitled to the payments at the address shown in the register maintained by the Indenture Trustee or any other registrar. (Indenture, Sections 2.04, 3.02 and 3.04) Certificates may be surrendered for registration of transfer or exchange for Certificates of the same series, maturity and interest rate at facilities established for such purpose by the Indenture Trustee in Salt Lake City, Utah. No service charge will be levied on any Certificateholder for any transfer or exchange of Certificates, but the Certificateholder may be required to pay any tax or other governmental charges. (Indenture, Sections 2.04, 2.06 and 3.02)

Prepayment

     The prospectus supplement will describe:

     o the circumstances, whether voluntary or involuntary, under which the related Certificates may or must be prepaid, in whole or in part, prior to the stated maturity date,

     o    any premium applicable upon a prepayment, and

     o    other terms applying to the prepayment of the Certificates.

Security

     The Certificates will be secured by:

     o an assignment by the Owner Trustee to the Indenture Trustee of the Owner Trustee's rights under the related Lease, including the right to receive rent and other payments, but excluding the rights described below

     o a security interest in the related Aircraft, subject to the rights of Federal Express under the Lease and to the rights of any other entity under a sublease or assignment permitted under the Lease, so that the Indenture Trustee will not have the right to disturb Federal Express' quiet enjoyment of the Aircraft so long as no Lease Event of Default has occurred and is continuing, and

     o an assignment to the Indenture Trustee of the Owner Trustee's rights relating to the Aircraft and the related engines under any agreements for the purchase of the Aircraft between Federal Express and the manufacturers of the Aircraft and the engines. See "Registration of the Aircraft" below.

     The assignment by the Owner Trustee to the Indenture Trustee of its rights under each Lease will exclude rights of the Owner Trustee and the Owner Participant relating to:

     o    indemnification by Federal Express for some matters

     o proceeds of public liability insurance payable to the Owner Trustee in its individual capacity and to the Owner Participant under insurance maintained by Federal Express under the Lease, and

     o proceeds of any insurance policies separately maintained by the Owner Trustee in its individual capacity or by the Owner Participant.


     The right of the Indenture Trustee to exercise any of the rights of the Owner Trustee under the related Lease, except the right to receive payments of rent due under the Lease, will be subject to the limitations described in the prospectus supplement. (Indenture, Granting Clause and Section 8.01)

     The Certificates are not cross-collateralized, which means that liquidation proceeds from the sale of an Aircraft in excess of the amounts due on the Certificates related to that Aircraft will not be available to cover any losses on any other Certificates. There will be no cross-default provisions in the Indentures and consequently events resulting in an Indenture Event of Default under any particular Indenture may not result in an Indenture Event of Default under any other Indenture.

     The Indenture Trustee will deposit the proceeds from the sale of the Certificates of any series received on a day that is prior to the delivery date for the related Aircraft or, in the case of a refinancing, the refunding date for the related original loan certificate, in the investments described below, to hold as security for the Certificates pending the delivery of the Aircraft or the consummation of the refunding. The Indenture Trustee may also hold funds as a result of other events, including:

     o the occurrence of an Indenture Event of Default, which may cause the Indenture Trustee to hold funds otherwise distributable to the Owner Trustee, or

     o    an Event of Loss with respect to the Aircraft.

     These funds will be invested in:

     o obligations either of, or fully guaranteed by, the United States of America

     o certificates of deposit, bankers' acceptances and time deposits with banks and trust companies meeting the criteria specified in the prospectus supplement, or

     o commercial paper issued by a U.S. corporation whose commercial paper is rated at least A-1/P-1 by Standard & Poor's and Moody's Investors Service, Inc., respectively, or if neither of these organizations rates commercial paper, the highest rating by another nationally recognized rating organization.

     The Indenture Trustee will hold and apply any income realized as a result of the investments, net of the Indenture Trustee's reasonable fees and expenses incurred in making the investments, in the same manner as the principal amount of the investment is to be applied. Any losses, after taking into account such earnings and such reasonable fees and expenses, will be charged against the principal amount invested. Federal Express will be responsible for those losses. (Indenture, Section 5.08)

Registration of the Aircraft

     Federal Express will be required, except under some circumstances, to register and keep each Aircraft registered under the Transportation Code, in the name of the Owner Trustee, and to record and maintain the recordation of the Indenture and the Lease relating to each Aircraft under the Transportation Code. The recordation will give the Indenture Trustee a perfected security interest under the Transportation Code in each such Aircraft. The perfected security interest will, with limited exceptions, be recognized in those jurisdictions that have ratified the Convention.

     Federal Express will be able, in some circumstances, to re-register any Aircraft in some countries other than the United States. In general, prior to any change in the jurisdiction of registry, the Indenture Trustee and the related Owner Participant must receive assurances, including that the other country would provide substantially equivalent protection for the rights of owner participants, lessors and lenders in similar transactions as is provided under United States law, except that, for the purpose of such determination, rights and remedies similar to those available under Section 1110 of the Bankruptcy Code will not be required in the absence of restrictions of rights and remedies of lessors and secured parties that are similar to those imposed by Sections 362, 363 and 1129 of the Bankruptcy Code. While the assurances are intended to provide that Federal Express or the Owner Trustee's title to the Aircraft and the Indenture Trustee's Lien on the Aircraft will be recognized in such jurisdiction and that the Indenture Trustee may exercise the rights granted to it in the Indentures, there is no guarantee that, even if such jurisdiction is a party to the Convention, as a practical matter, the Indenture Trustee would be able to realize upon its security interest in the case of an Indenture Event of Default.

     Each Aircraft may also be operated by Federal Express or placed under sublease or interchange arrangements with carriers domiciled outside of the United States. The ability of the Indenture Trustee in the case of an Indenture Event of Default to realize upon its security interest in the Aircraft could be adversely affected as a legal or practical matter if the Aircraft were located outside the United States.

Payments and Limitations of Liability

     All payments of principal of and any premium and interest on the Certificates of each series will be made only from the assets subject to the Lien of the applicable Indenture or the income and proceeds received by the Indenture Trustee, including rent payable by Federal Express under the related Lease. See "The Leases -- Terms and

Rentals" below. Federal Express' obligations to pay rent and to cause other payments to be made under each Lease will be general obligations of Federal Express. The Certificates will not be direct obligations of, and will not be guaranteed by, Federal Express.

     The Owner Trustee and the Indenture Trustee, in their individual capacities, will not be liable to any Certificateholder or, in the case of the Owner Trustee, in its individual capacity, to Federal Express or the Indenture Trustee for any amounts payable or for any liability under the Certificates or the Indentures, except as provided in the Indentures and the Participation Agreements and except for the gross negligence or willful misconduct of the Owner Trustee. (Indenture, Section 2.05)

Merger, Consolidation and Transfer of Assets

     Federal Express will be prohibited from consolidating with or merging into any other corporation under circumstances in which Federal Express is not the surviving corporation, or from transferring all or substantially all of its assets as an entirety to any other corporation, unless:

     o the successor is a U.S. Citizen, and an "air carrier" within the meaning of and operating under the Transportation Code and a corporation organized and existing under the laws of the United States or a political subdivision of the United States

     o the successor expressly assumes all the obligations of Federal Express contained in the related Indenture, the Participation Agreement, the Lease, the Purchase Agreement and the Purchase Agreement Assignment

     o immediately after giving effect to the consolidation, merger or transfer, the successor or transferee is in compliance with all of the terms and conditions of the documents, and

     o the consolidation, merger or transfer does not give rise to a Lease Event of Default.

     The Indentures contain no debt covenants or provisions that would afford the Certificateholders protection in the event of a highly leveraged transaction involving Federal Express.

Events of Default, Notice and Waiver

     The prospectus supplement will indicate the Indenture Events of Default under each Indenture.

     Each Indenture will provide that the Indenture Trustee:

     o must give notice to the holders of outstanding Certificates of an Indenture Default if a responsible officer of the Indenture Trustee has actual knowledge of its occurrence

     o must give the notice within 90 days after the occurrence of the Indenture Default but not earlier than 60 days from the date of its occurrence, and

     o may withhold the notice in the manner described above, except in the case of a default in the payment of the principal of and any interest on any Certificate, if the Indenture Trustee in good faith determines that the withholding of the notice is in the interests of the holders of outstanding Certificates. (Indenture, Section 7.12)

     The holders of not less than 50% in aggregate principal amount of the outstanding Certificates may waive some past Indenture Defaults. Consent from each holder of an outstanding Certificate is however required for a waiver of:

     o an Indenture Default in the payment of the principal of and any premium and interest on any Certificate then outstanding, and

     o any covenant or provision of the Indenture or any other related Operative Agreement which, pursuant to the Indenture, cannot be modified or amended without the consent of all holders of outstanding Certificates. (Indenture, Section 7.11)

     The Owner Trustee or the related Owner Participant will have the right, as specified in the prospectus supplement, to cure an Indenture Event of Default that results from the occurrence of a Lease Event of Default under the related Lease. If the Owner Trustee or the related Owner Participant exercises the cure right, the Indenture Event of Default will be deemed to be cured.

Remedies

     Exercise of Rights and Remedies. The Indenture Trustee may exercise the rights or remedies available to it if an Indenture Event of Default has occurred or is continuing, including a Lease Event of Default. If a Lease Event of Default has occurred, the Indenture Trustee may exercise the remedies available to it under the Lease with respect to the Aircraft pledged under the Indenture. The Indenture Trustee's rights or remedies are subject to any right of the Owner Trustee or the related Owner Participant to cure defaults or to prepay the Certificates and to any limitation described in the prospectus supplement. The Indenture Trustee may exercise the remedies to the exclusion of the Owner Trustee and the Owner Participant. Any Aircraft sold in the exercise of the remedies will be free and clear of any rights of those parties, including the rights of Federal Express under the applicable Lease, provided that no exercise of any remedies by the Indenture Trustee may affect the rights of Federal Express under a Lease unless a Lease Event of Default under such Lease has occurred and is continuing. (Indenture, Section 7.02(a))

     Resale Value. It is impossible to predict the resale value for any Aircraft to be sold upon the exercise of the Indenture Trustee's remedies under the related Indenture. The market for aircraft, whether new or used, is and will be affected by many factors including the supply of similarly equipped aircraft of the same make and model, the demand for such aircraft by air carriers and the cost and availability of financing to potential purchasers of such aircraft. Each of these factors, in turn, will be affected by various circumstances including current and anticipated demand for passenger and cargo air services, the relative capacity of air carriers to provide such services, the current and projected profitability of providing such services, the economic condition of the domestic and international airline industries and global economic and financial developments generally.

     The marketability of a particular aircraft will be affected by factors such as the reputation and actual performance record of the air carrier operating the aircraft with respect to maintenance, the compliance of the aircraft with federal noise and other environmental standards and the degree of technical and other support available from the manufacturer of the aircraft. Since the market for aircraft will fluctuate over time to reflect changes in these circumstances, and because of the unique factors that would affect market value in a forced disposition of an aircraft, there can be no assurance that the net proceeds realized from the sale or other disposition of any Aircraft in the exercise of such remedies will be sufficient to satisfy in full amounts due and payable on the related Certificates.

     Declaration. If an Indenture Event of Default occurs as a result of specified events of bankruptcy, insolvency or reorganization of the Owner Trustee, the related Owner Participant or Federal Express, then the unpaid principal of all outstanding Certificates issued under the Indenture, together with interest accrued but unpaid on the principal and all other amounts due under the Certificates and under the Indenture, immediately and without further act, will become due and payable. If any other Indenture Event of Default occurs and is continuing under an Indenture, the Indenture Trustee, acting on its own or at the direction of the holders of not less than 25% in aggregate principal amount of the outstanding Certificates issued under the Indenture, may declare the principal of all the Certificates immediately due and payable, together with interest accrued but unpaid on the principal and all other amounts due under the Certificates and under the Indenture, by written notice or notices to the Owner Trustee and Federal Express.

     Rescind Declaration. The holders of not less than 50% in aggregate principal amount of the outstanding Certificates may rescind any declaration by the Indenture Trustee or by holders at any time prior to the sale or disposition of the property subject to the Lien of the Indenture, provided there has been paid to or deposited with the Indenture Trustee an amount sufficient to pay:

     o all overdue installments of interest on all the Certificates, together, to the extent permitted by law, with interest on the overdue installments of interest

     o the principal on any Certificates that has become due otherwise than by the declaration

     o    all amounts paid or advanced by the Indenture Trustee, and

     o    other specified expenses

or all Indenture Events of Default under the Indenture, other than the non-payment of principal that has become due solely because of the declaration, have been cured or waived. (Indenture, Sections 7.02(b) and (c))

     Bankruptcy. In the event of the bankruptcy of the Owner Participant, it is possible that, notwithstanding that the Aircraft will be owned by the Owner Trustee in trust, the Aircraft and the related Lease and Certificates might become part of such bankruptcy proceeding. In this event, payments under the Lease or Certificates might be interrupted and the ability of the Indenture Trustee to exercise its remedies under the Indenture might be restricted, although the Indenture Trustee would retain its status as a secured creditor in respect of the Lease and Aircraft.

     The right of any holder of a Certificate to institute an action for any remedy under the Indenture pursuant to which the Certificate was issued, including the right to enforce payment of the principal of and any premium and interest on the Certificates when due, will be subject to certain conditions precedent, including a written request to the Indenture Trustee by the holders of not less than 25% in aggregate principal amount of outstanding Certificates issued pursuant to the Indenture to take action, and an offer to the Indenture Trustee of reasonable indemnification against costs, expenses and liabilities incurred by it in doing so. (Indenture, Sections 7.08 and 7.09)

     The holders of not less than 50% in aggregate principal amount of outstanding Certificates may direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or of exercising any trust or power conferred on the Indenture Trustee but, in such event, the Indenture Trustee is entitled to be indemnified by those holders of that series before proceeding to act and the Indenture Trustee may not be held liable for any such action taken in good faith. (Indenture, Section 7.10 and Article XI)

     Section 1110 of the Bankruptcy Code provides that the right of lessors, conditional vendors and holders of security interests with respect to aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo used by air carriers operating under certificates issued by the Secretary of Transportation under Chapter 447 of the Transportation Code to take possession of the aircraft in compliance with the provisions of the lease, conditional sale contract or security agreement, as the case may be, is not affected by:

     o the automatic stay provision of the Bankruptcy Code, which provision enjoins the taking of any action against a debtor by a creditor

     o the provision of the Bankruptcy Code allowing the trustee in reorganization or the debtor-in-possession to use, sell or lease property of the debtor

     o    the confirmation of a plan by the bankruptcy court, and

     o    any power of the bankruptcy court to enjoin a repossession.

     Section 1110 provides, however, that the right of a lessor, conditional vendor or holder of a security interest to take possession of an aircraft in the event of a default may not be exercised for 60 days following the date of commencement of the reorganization proceedings, unless specifically permitted by the bankruptcy court, and may not be exercised at all if, within such 60-day period, the trustee in reorganization or the debtor-in-possession agrees to perform the debtor's obligations that become due on or after such date and cures all existing defaults, other than defaults resulting solely from the financial condition, bankruptcy, insolvency or reorganization of the debtor. The prospectus supplement for each offering will discuss the availability of the benefits of Section 1110 of the Bankruptcy Code with respect to the related Aircraft.

     Payments. If an Indenture Event of Default occurs and is continuing, any amounts held or received by the Indenture Trustee may be applied to reimburse the Indenture Trustee for any tax, expense, charge or other loss incurred by it and to pay any other amounts due to the Indenture Trustee prior to any payments to holders of the Certificates with respect to which the Indenture Event of Default relates. (Indenture, Sections 5.03 and 9.11)

Modification of Agreements

     The provisions of the Indenture, the Lease, the Participation Agreement and the Trust Agreement with respect to any series may be amended or modified, except to the extent indicated below, with the consent of the holders of more than 50% in aggregate principal amount of outstanding Certificates. (Indenture, Section 13.02)

     The following changes may be made to the Indenture pursuant to which a Certificate was issued or the related Lease or Participation Agreement only with the consent of all holders of the outstanding Certificates affected by the changes:

     o reductions in the principal amount of or any premium and interest payment payable on the Certificate or changes in the date on which any principal and any premium or interest payment is due and payable or which otherwise affect the terms of payment of the Certificate

     o reductions in, and modifications or amendments to, any indemnities payable by the related Owner Participant in favor of those holders

     o reductions in the amount of any rent payable by Federal Express below the amount required to pay all principal of and any premium and interest on all the Certificates as and when due and payable

     o creations of any security interest with respect to the property subject to the Lien of the Indenture ranking prior to or on a parity with the security interest created by the Indenture or deprivation of the holder of any such Certificate of the benefit of the Lien of the Indenture upon the property subject to the Lien, or

    o reductions in the percentage of the aggregate principal amount of the Certificates necessary to modify or amend any provision of the Indenture or to waive compliance with any provision. (Indenture, Article XIII)

     Some provisions of the Indentures, the Leases, the Participation Agreements and the Trust Agreements may be modified by the Owner Trustee, Federal Express and the Indenture Trustee without the consent of the holders of the outstanding Certificates. (Indenture, Section 13.01)

The Indenture Trustee

     Unless otherwise indicated in the prospectus supplement, First Security Bank, National Association will be the Indenture Trustee under each Indenture. First Security Bank, National Association acts as trustee under other indentures with respect to other indebtedness of Federal Express, and Federal Express from time to time borrows from, and maintains deposit accounts with, First Security Bank, National Association and its affiliates.

     Each Indenture will be deemed to provide that in the case of any Indenture Event of Default, the Indenture Trustee will exercise the rights and powers vested in it by the Indenture and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of its own affairs. Generally, the Indenture Trustee will not be liable for any error of judgment made in good faith, unless the Indenture Trustee was negligent in ascertaining the pertinent facts, or for any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of not less than 50% in aggregate principal amount of the outstanding Certificates issued under the Indenture. Subject to such provisions, the Indenture Trustee will be under no obligation to exercise any of its rights or powers under such Indenture at the request of any holders of

Certificates unless they shall have offered to the Indenture Trustee reasonable security or indemnity. Each Indenture will provide that the Indenture Trustee and the Owner Trustee may acquire and hold Certificates and, subject to some conditions, the Indenture Trustee may otherwise deal with the Owner Trustee with the same rights it would have if it were not the Indenture Trustee. (Indenture, Sections 9.02, 9.03 and 9.05)

     The Indenture Trustee may resign as trustee under any Indenture at any time. If the Indenture Trustee ceases to be eligible to continue as Indenture Trustee under an Indenture or becomes incapable of acting as Indenture Trustee or becomes insolvent, the Owner Trustee may remove the Indenture Trustee. Any holder of a related Certificate who has been a holder of a related Certificate for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor trustee. In addition, the Indenture Trustee under any Indenture may be removed without cause by the holders of more than 50% in aggregate unpaid principal amount of the related outstanding Certificates or by the Owner Trustee, with the consent of Federal Express and those holders. (Indenture, Section 12.02)

     In the case of the resignation or removal of the Indenture Trustee under an Indenture, the holders of more than 50% in aggregate unpaid principal amount of the related outstanding Certificates, or the Owner Trustee, with the consent of Federal Express and such holders, may appoint a successor Indenture Trustee. The resignation or removal of the Indenture Trustee under any Indenture and the appointment of the successor trustee under such Indenture does not become effective until acceptance of the appointment by the successor trustee. (Indenture, Section 12.02) It is possible that a different trustee could be appointed to act as the successor trustee under each Indenture. All references in this prospectus to the Indenture Trustee are to the trustee acting in such capacity under each of the Indentures and should be read to take into account the possibility that each of the Indentures could have a different successor trustee in the event of such a resignation or removal.

The Leases

     Terms and Rentals. Each Aircraft will be leased separately by the related Owner Trustee to Federal Express for a term commencing on the date of the delivery of the related Aircraft to the Owner Trustee and expiring on a date not earlier than the latest maturity date of the Certificates issued with respect to such Aircraft, unless previously terminated or extended, as permitted by the related Lease. The scheduled rental payments by Federal Express under each Lease will be payable on the dates specified in the prospectus supplement. The respective payments will be assigned under the related Indenture by the Owner Trustee to the Indenture Trustee to provide the funds necessary to make payments of principal and interest due from such Owner Trustee on the Certificates issued under such Indenture. Although in some cases the scheduled rental payments under the Leases may be adjusted, under no circumstances will the payments that Federal Express will be unconditionally obligated to make or cause to be made under any Lease be less than the scheduled payments of principal of and interest on the Certificates issued under the Indenture relating to such Lease. See "Payments and Limitations of Liability" above. Scheduled payments of principal of and interest on the Certificates will be made on the dates specified in the prospectus supplement.

     Net Lease. Federal Express' obligations under each Lease in respect of the related Aircraft will be those of a lessee under a "net lease." Accordingly, Federal Express will be obligated to pay all costs of operating the Aircraft and, at its expense, to maintain, service, repair and overhaul the Aircraft so as to keep the Aircraft in good condition, ordinary wear and tear excepted, and to enable the airworthiness certification of the Aircraft to be maintained in good standing at all times under the Transportation Code or, under certain circumstances, under the applicable requirements of the aeronautical authority of another country of registry. If, however, the Aircraft loses its airworthiness certification and such loss is curable and Federal Express, using its reasonable best efforts, undertakes such cure promptly, diligently and continuously, then Federal Express will not be in default with respect to such obligation.

     Generally, Federal Express will be obligated to replace or cause to be replaced all Aircraft parts that may become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use. Federal Express will have the right to make other modifications and additions to an Aircraft so long as such modifications or additions do not materially decrease the value or utility of such Aircraft or impair its condition or airworthiness below its value, utility, condition and airworthiness immediately prior to such modification or addition, assuming that the Aircraft was then in the condition and airworthiness required by the related Lease. Also, in some circumstances, Federal Express will be permitted to remove parts, without replacement, from an Aircraft or any engine, and therefore from the Lien of the applicable Indenture, if Federal Express deems such parts to be obsolete or no longer suitable or appropriate for use so long as the removals do not decrease the utility, condition or airworthiness of the Aircraft or any engine, although the value of the Aircraft or any engine may be reduced by the removal. The prospectus supplement will contain a description of any limitations applicable to the provisions described above.

     Insurance. The prospectus supplement will contain a description of the insurance arrangements applicable to each Aircraft. In general, Federal Express will be obligated to carry comprehensive aircraft liability insurance, including property damage liability insurance and cargo legal liability insurance as described below. The insurance must be in the amounts, against the risks and with the retentions as Federal Express customarily maintains. The insurance must also be with insurers of recognized responsibility and against the other risks as are usually insured against by corporations situated similarly to Federal Express and engaged in the same business as, or business similar to, Federal Express and owning or operating aircraft and engines similar to the related Aircraft and related engines. In general, Federal Express will also be obligated to carry, with insurers of recognized responsibility, all-risk ground and flight aircraft hull insurance covering the related Aircraft and all-risk coverage with respect to the related engines and parts while temporarily removed from the Aircraft and not replaced by similar engines or parts, as described below. The insurance includes war-risk and allied perils, hijacking and governmental confiscation and expropriation insurance, except in the country of registry, must be in such form and amounts, and with such retentions as Federal Express customarily maintains with respect to other aircraft in Federal Express' fleet of the same type and model and operating on the same routes as the related Aircraft, and may not be in an amount below stipulated values. Federal Express may self-insure against the risks required to be insured against under the related Lease in the reasonable amounts as are then applicable to other aircraft or engines of Federal Express of value comparable to the related Aircraft. The self-insurance with respect to all aircraft in Federal Express' fleet may not, however, in the aggregate exceed an amount equal to the lesser of 50% of the highest replacement value of any single aircraft in such fleet, or 1.5% of the average aggregate insured value from time to time of Federal Express' entire aircraft fleet, provided that a standard deductible per occurrence per aircraft no greater than the amount customarily allowed as a deductible in the industry will be permitted in addition to such self-insurance.

     Federal Express and any permitted sublessee of an Aircraft will be named as insured parties under all insurance policies required by the related Lease. The Indenture Trustee, Owner Trustee and related Owner Participant will be named additional insureds, which will afford each of them the rights but not the obligations of an additional insured. In general, liability insurance proceeds will be distributed to the respective parties entitled to such proceeds and hull insurance proceeds in excess of certain specified amounts will be distributed to the Indenture Trustee. The prospectus supplement will contain a description of any limitations applicable to the provisions described in this paragraph.

     Lease Events of Default; Remedies. The prospectus supplement will describe the Lease Events of Default under the related Leases, the remedies that the Owner Trustee may exercise with respect to the related Aircraft, and other provisions relating to the occurrence of a Lease Event of Default and the exercise of remedies.

The Participation Agreements

     Federal Express will be required to indemnify each Owner Participant, the Owner Trustee, the Indenture Trustee and the parties affiliated with the above, but not including Certificateholders, for the liabilities, losses, fees and expenses and for the other matters arising out of the transactions described in this prospectus or relating to the applicable Aircraft or the use of the Aircraft. In addition, under some circumstances, Federal Express will be required to indemnify these persons against some taxes, levies, duties and withholdings and for some other matters relating to the transactions or the applicable Aircraft.

     Subject to some restrictions and unless otherwise limited in the prospectus supplement, each Owner Participant may convey all of its interest in the related Owner Trust. Davis Polk & Wardwell has advised Federal Express based on law in effect on the date of this prospectus that an Owner Participant's conveyance of its right, title and interest in the related Owner Trust will not constitute a taxable event to the holders of the related Certificates. However, the prospectus supplement may provide that in some limited instances Federal Express may assume an Owner Trust's obligations under the related Certificates on a full recourse basis. In this event, the Certificateholders will recognize gain or loss on the related Certificates for federal income tax purposes.


                              ERISA CONSIDERATIONS

     Unless otherwise indicated in the prospectus supplement, Certificates may not be purchased by, or with the assets of, any employee benefit plan subject to Title I of ERISA, or individual retirement account or plan subject to
Section 4975 of the Internal Revenue Code. Certain governmental plans and non-electing church plans, however, are not subject to Title I of ERISA or
Section 4975 of the Internal Revenue Code, and, therefore, may purchase the Certificates.


                              PLAN OF DISTRIBUTION

     The Certificates may be sold to or through underwriters, directly to other purchasers or through agents.

     The distribution of the Certificates may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     Underwriters or agents may receive compensation from Federal Express or from purchasers of Certificates for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell Certificates to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of Certificates may be deemed to be underwriters, and any discounts or commissions received by them from Federal Express and any profit on the resale of Certificates by them may be deemed to be underwriting discounts and commissions, under the Securities Act. Any underwriter or agent will be identified, and any such compensation received from Federal Express will be described, in the prospectus supplement.

     Offers to purchase Certificates may be solicited directly and the sale of Certificates may be made directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of Certificates. The terms of any sales will be described in the prospectus supplement.

     Underwriters and agents who participate in the distribution of Certificates may be entitled to indemnification by Federal Express against some liabilities, including liabilities under the Securities Act.

     Federal Express does not intend to apply for the listing of any series of Certificates on a national securities exchange. If the Certificates of any series are sold to or through underwriters, the underwriters may make a market in the Certificates, as permitted by applicable laws and regulations. No underwriter would be obligated, however, to make a market in the Certificates, and any market-making could be discontinued at any time at the sole discretion of the underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Certificates of any series.

     Some of the underwriters or agents and their associates may be customers of, engage in transactions with, and perform services for, Federal Express in the ordinary course of business.

                                 LEGAL MATTERS

     Unless otherwise indicated in the prospectus supplement, the legality of the Certificates offered by this prospectus will be passed upon for Federal Express by Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017, and by Underwriters' Counsel. Unless otherwise indicated in the prospectus supplement, both Davis Polk & Wardwell and Underwriters' Counsel may rely on the opinion of counsel for the Owner Trustee, individually and as Owner Trustee, as to matters relating to the authorization, execution and delivery of each Indenture and of the related series of Certificates by the Owner Trustee, and of Karen M. Clayborne, Senior Vice President and General Counsel of Federal Express, as to Federal Express' authorization, execution and delivery of the Indentures. At June 1, 2000, Ms. Clayborne owned 13,556 shares of FedEx Corporation's common stock and had been granted options to purchase 53,450 shares of FedEx Corporation's common stock. Of the options granted, 6,250 were vested at such date.


                                    EXPERTS

     The consolidated financial statements and schedule of Federal Express included or incorporated by reference in Federal Express' Annual Report on Form 10-K for the year ended May 31, 1999 and incorporated by reference in this prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect to the consolidated financial statements and schedule, and are incorporated by reference in this prospectus in reliance upon the authority of Arthur Andersen LLP as experts in giving those reports.

     With respect to the unaudited interim financial information for the quarters ended August 31, 1999, November 30, 1999 and February 29, 2000, included in Federal Express' Quarterly Reports on Form 10-Q for such periods, which are incorporated by reference in this prospectus, Arthur Andersen LLP has applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports on the unaudited interim financial information state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on that information should be restricted in light of the limited nature of the review procedures applied. In addition, the accountants are not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited interim financial information because those reports are not "reports" or a "part" of the Registration Statement, of which this prospectus is a part, prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.

                               GLOSSARY OF TERMS

     The following is a glossary of terms used in this prospectus. The glossary may contain definitions which are different from definitions used in the prospectus supplement. You should read the prospectus supplement in conjunction with the glossary or other definition of terms contained in the prospectus supplement.

     "Aircraft" means an aircraft specified in a prospectus supplement which has been or will be leased to Federal Express in connection with a leveraged lease transaction.

     "Bankruptcy Code" means Title 11 of the United States Code (11 U.S.C. et seq.), as amended, or any successor thereto.

     "Cede" means Cede & Co., as nominee for DTC.

     "Certificateholder" means, as of any particular time, the person in whose name a Certificate shall be registered.

     "Certificates" means the leased aircraft equipment trust certificates issued by the Owner Trustee pursuant to the related Indenture and any certificate issued in exchange therefor or replacement thereof pursuant to the related Indenture.

     "Convention" means the Convention on the International Recognition of Rights in Aircraft.

     "DTC" means The Depository Trust Company.

     "DTC Participants" means the participants of DTC.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Event of Loss" means, for any Aircraft, each of the events designated as such in the related Lease.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Federal Express" means Federal Express Corporation.

     "Indenture" means a trust indenture and security agreement among the Owner Trustee, the Indenture Trustee and Federal Express.

     "Indenture Default" means any event or condition, which, with the lapse of time or the giving of notice, or both, would constitute an Indenture Event of Default.

     "Indenture Event of Default" means, for any Indenture, each of the events designated as an event of default in such Indenture.

     "Indenture Trustee" means First Security Bank, National Association, or another bank or trust company, in its capacity as indenture trustee under the related Indenture and any successor under the related Indenture.

     "Internal Revenue Code" means the United States Internal Revenue Code of 1986, as amended.

     "Lease" means a lease agreement between the Owner Trustee, as lessor, and Federal Express, as lessee, in each case under which the Owner Trustee leases, or is expected to lease, the related Aircraft to Federal Express.

     "Lease Event of Default" means, for any Lease, each of the events designated as an event of default in such Lease.

     "Lien" means any mortgage, pledge, lien, charge, encumbrance, lease or security interest or other similar interest.

     "Operative Agreements" means, for any Aircraft, the related Indenture, Equipment Certificates, Participation Agreement, Lease, Trust Agreement and any other related documents defined as such in the Participation Agreement.

     "Owner Participant" means the owner participant named in the related Trust Agreement.

     "Owner Trust" means a trust created pursuant to a Trust Agreement.

     "Owner Trustee" means State Street Bank and Trust Company of Connecticut, National Association, or another bank or trust company, not in its individual capacity but solely as owner trustee of an Owner Trust.

     "Participation Agreement" means a participation agreement among the Owner Participant, the Owner Trustee, the Indenture Trustee, Federal Express and, in the case of a refinancing, each holder of a loan certificate issued under the related Indenture as originally executed.

     "Paying Agent" means a paying agent appointed by the related Indenture Trustee.

     "Purchase Agreement" means, for any Aircraft, the purchase agreement between the manufacturer and Federal Express, including all exhibits, appendices and letter agreements attached thereto as originally executed or as modified, amended or supplemented in accordance with the terms thereof, but only to the extent that the foregoing relate to such Aircraft and to the extent assigned pursuant to the Purchase Agreement Assignment.

     "Purchase Agreement Assignment" means, for any Aircraft, the purchase agreement assignment between the related Owner Trustee and Federal Express.

     "Rating Agency" means a "nationally recognized statistical rating organization", as such term is defined in Rule 436(g)(2) under the Securities Act.

     "Registration Statement" means a registration statement on Form S-3 (together with all amendments and exhibits).

     "SEC" means the Securities and Exchange Commission of the United States.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Transportation Code" means Title 49 of the United States Code, as amended.

     "Trust Agreement" means a trust agreement between the Owner Trustee and the Owner Participant.

     "U.S. Citizen" means a citizen of the United States as defined in Section 40102(a)(15) of the Transportation Code, or any analogous part of any successor or substituted legislation or regulation at the time in effect.

     "Underwriters' Counsel" means the counsel for any agents, dealers or underwriters.


===================================================     ===============================================
     No dealer, salesperson or other individual has
been authorized to give any information or to make
any representations not contained in this prospectus
in connection with the offering covered by this                             $450,000,000
prospectus.  If given or made, such information or
representation must not be relied upon as having
been authorized by Federal Express or the                                  [COMPANY LOGO]
Underwriters.  This prospectus does not constitute
an offer to sell, or the solicitation of an offer
to buy, the Certificates in any jurisdiction where,
or to any person to whom, it is unlawful to make
such offer or solicitation.  Neither the delivery
of this prospectus nor any sale made hereunder
shall, under any circumstances, create an
implication that there has not been any change in
the facts set forth in this prospectus or in the
affairs of Federal Express since the date of this                           Leased Aircraft
Prospectus.                                                          Equipment Trust Certificates



               ----------------------                                 ----------------------------

                  TABLE OF CONTENTS                                           PROSPECTUS

                                               Page                   -----------------------------


About this Prospectus.............................2
Where You Can Find More Information...............2
Federal Express Corporation.......................3
Ratio of Earnings to Fixed Charges................3
Risk Factors......................................3
Use of Proceeds...................................5
Outline of Leveraged Lease Transactions...........6
Description of the Certificates...................6
ERISA Considerations.............................17
Plan of Distribution.............................17                         June __, 2000
Legal Matters....................................18
Experts..........................................18
Glossary of Terms................................19

===================================================     ===============================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                             SUBJECT TO COMPLETION
                   PRELIMINARY PROSPECTUS DATED JUNE 9, 2000

PROSPECTUS
                                  $450,000,000
                                 [COMPANY LOGO]
                           PASS THROUGH CERTIFICATES

                            -----------------------

     This prospectus relates to the issuance of Pass Through Certificates by one or more Pass Through Trusts.

     The Pass Through Certificates:

     o    will have an aggregate public offering price of up to $450,000,000

     o    will be issued in one or more series

     o will be payable at the times and in the amounts specified in a prospectus supplement

     o will represent interests in the relevant Pass Through Trust only, will be paid only from the assets of that Pass Through Trust and will not represent obligations of, or be guaranteed by, Federal Express, and

     o    may have one or more forms of credit or liquidity enhancement.

     Each Pass Through Trust:

     o    will issue one or more series of Pass Through Certificates

     o will own Equipment Certificates of one or more series and any other property described in this prospectus or in a prospectus supplement, and

     o will pass through payments on the Equipment Certificates and any other property that it owns, subject to any applicable subordination provisions.

     The Equipment Certificates:

     o    will be issued in one or more series, and

     o    will be either:

          - Owned Aircraft Certificates issued by Federal Express with recourse to Federal Express either to finance or refinance all or a portion of the cost of the Owned Aircraft, or

          - Leased Aircraft Certificates issued on a non-recourse basis by owner trustees pursuant to leveraged lease transactions to finance or refinance a portion of the cost of the Leased Aircraft. The amounts due from Federal Express under such leases will be sufficient to pay in full when due all principal of and any premium and interest on the related Equipment Certificates, subject to any limitations specified in a prospectus supplement.

     There was no public market for the Pass Through Certificates of any series before their issuance and there is no assurance that one will develop or continue. Federal Express does not intend to apply for the listing of any series of the Pass Through Certificates on a national securities exchange, unless otherwise indicated in a prospectus supplement.

     This prospectus will be accompanied by a prospectus supplement which will describe the specific terms of the particular series of Pass Through Certificates being sold and the underlying Equipment Certificates. Sales of any Pass Through Certificates may not be consummated without both this prospectus and the prospectus supplement.

     Investing in the Pass Through Certificates involves risks. See the "Risk Factors" section beginning on page 4 of this prospectus.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                 The date of this prospectus is June __, 2000.

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a Registration Statement on Form S-3 that we filed with the SEC utilizing a "shelf" registration process. Under this shelf process, we may sell the Pass Through Certificates described in this prospectus in one or more offerings. This prospectus provides you with a general description of the Pass Through Certificates we may offer. Each time we sell Pass Through Certificates, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read carefully both this prospectus and any prospectus supplement, together with the additional information described below under "Where You Can Find More Information." You should also refer to the "Glossary of Terms" at the back of this prospectus and in any prospectus supplement for the definitions of specialized terms that we are using in this prospectus and any prospectus supplement.

     This prospectus does not contain all the information provided in the Registration Statement that we filed with the SEC. For further information about Federal Express or the Pass Through Certificates, you should refer to that Registration Statement. Statements contained in this prospectus or in any prospectus supplement as to the contents of any contract or other document are not necessarily complete, and you should review the full text of those contracts and other documents.

     The Registration Statement that we filed with the SEC relating to the Pass Through Certificates can be obtained from the SEC as described below under "Where You Can Find More Information."


                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports with the SEC. These SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any such document we file at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549, and in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms and copy charges.

     The SEC allows us to "incorporate by reference" the information we file with it, which means:

     o we can disclose important information to you by referring you to those documents

     o information incorporated by reference is considered to be part of this prospectus, even though it is not repeated in this prospectus or in any prospectus supplement, and

     o information that we file with the SEC will automatically update and supersede this prospectus and any prospectus supplement.

     We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of the filing of this Registration Statement and prior to its effectiveness, and until we complete our offering of Pass Through
Certificates:

     o Annual Report on Form 10-K for the fiscal year ended May 31, 1999, filed August 27, 1999, and

     o Quarterly Reports on Form 10-Q for the fiscal quarters ended August 31, 1999, November 30, 1999 and February 29, 2000, filed October 13, 1999, January 14, 2000 and April 13, 2000, respectively.

     You may obtain a copy of these filings, other than their exhibits, unless those exhibits are specifically incorporated by reference in the filings, at no cost by writing or telephoning us at the following address:

     James H. Clippard
     Investor Relations
     FedEx Corporation
     942 South Shady Grove Road
     Memphis, Tennessee 38120
     (901) 818-7200

     You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell any Pass Through Certificates in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front page of those documents. Also, you should not assume that there has been no change in the affairs of Federal Express since the date of this prospectus or any prospectus supplement.

                   REPORTS TO PASS THROUGH CERTIFICATEHOLDERS

     The Pass Through Trustee under each Pass Through Trust will provide each Certificateholder with periodic statements concerning the distributions made from such Pass Through Trust. See "Description of the Pass Through Certificates -- Statements to Certificateholders."


                          FEDERAL EXPRESS CORPORATION

     Federal Express is a wholly-owned subsidiary of FedEx Corporation. Federal Express offers a wide range of express services for the time-definite transportation of documents, packages and freight throughout the world using an extensive fleet of aircraft and vehicles and leading-edge information technologies. The corporate headquarters of Federal Express are located at 2005 Corporate Avenue, Memphis, Tennessee 38132, telephone (901) 369-3600.


                       RATIO OF EARNINGS TO FIXED CHARGES
                                  (Unaudited)


                            Year Ended May 31,             Nine Months Ended
                     --------------------------------  -------------------------
                                                       February 28, February 29,
                     1995   1996   1997   1998   1999      1999         2000
                     ----   ----   ----   ----   ----  ------------ ------------
Ratio of Earnings to
   Fixed Charges.... 2.0x   1.9x   2.0x   2.1x   2.1x      1.9x         2.0x

     Earnings included in the calculation of the ratio of earnings to fixed charges represent income before income taxes plus fixed charges, other than capitalized interest. Fixed charges include interest expense, capitalized interest, amortization of debt issuance costs and a portion of rent expense representative of interest.

     As a result of this offering of Pass Through Certificates, Federal Express may be more highly leveraged than currently reflected in this table.

                                  RISK FACTORS

     You should consider carefully the risk factors described below before you invest. You should read the information below together with the other information in this prospectus and the accompanying prospectus supplement.

Federal Express' business is subject to risks and uncertainties

     The operations and financial condition of Federal Express are subject to risks and uncertainties, including:

     o economic conditions in the markets in which Federal Express operates affecting demand for Federal Express' services

     o competition from other providers of express services with new or improved services

     o    changes in customer demand patterns

     o    increases in aviation and motor fuel prices

     o    strikes, work stoppages and slowdowns by Federal Express' employees

     o Federal Express' ability to match aircraft, vehicle and sort capacity with customer volume levels

     o Federal Express' ability to obtain aviation rights in important international markets

     o contributions to financial results from the sale of engine noise reduction kits

     o changes in government regulation, weather and technological changes, and

     o    availability of financing on terms acceptable to Federal Express.

Proposed new OSHA regulations could have a material adverse effect on our business

     On November 22, 1999, the U.S. Occupational Safety and Health Administration, or OSHA, proposed regulations to mandate an ergonomics standard that could require many businesses, including Federal Express, to make significant changes in the workplace in order to reduce the incidence of musculoskeletal disorders such as lower back pain. The proposal does not specify which workplace changes would be required in order to comply with the proposed new regulations. We, our competitors and other affected parties have submitted comments to OSHA challenging the economic and technical feasibility of the proposed regulations. In April 2000, OSHA completed public hearings on the proposed regulations and is expected to release final rules later this year.

     If OSHA adopts the proposed regulations and applies them in the same way as it attempted unsuccessfully in the past to impose ergonomic measures under its general authority, we would be required to make extensive changes to the layout of our sorting facilities and hire a significant number of additional employees. We believe that the cost of compliance would be substantial and have a material adverse effect on our business. We expect that our competitors, along with the rest of the American industry, would also incur substantial compliance costs.

Proceeds from the sale of an aircraft may be less than its appraised value

     The prospectus supplement will contain the appraised value of each Aircraft based upon the lesser of the average and the median value of the Aircraft as appraised by several independent appraisers who will be named in the prospectus supplement. The prospectus supplement may contain reports or summaries of these appraisals. These appraisals will be based on various assumptions and methodologies, which may vary, resulting in different appraised values. We expect that these appraisals will be "desk-top appraisals" and that the appraisers will not physically inspect any of the Aircraft.

     An appraisal is only an estimate of value and you should not rely upon it as a measure of realizable value. The proceeds realized upon the sale of any Aircraft may be less than the appraised value of that Aircraft because of:

     o    market and economic conditions at the time

     o    the availability of buyers

     o    the condition of the Aircraft

     o    whether the Aircraft are sold separately or as a block, and

     o    other factors.

     Therefore, we cannot assure you that the proceeds realized upon any sale of an Aircraft will be as appraised or sufficient to satisfy in full payments due on the related Equipment Certificates or the Pass Through Certificates.

Some classes of Pass Through Certificates may be subordinate to other classes of Pass Through Certificates

     The Pass Through Trustee may enter into an intercreditor agreement which will provide for the subordination of some classes of Pass Through Certificates to other classes which may result in the subordinated classes receiving less than the full amount due to them after a payment default on any Equipment Certificates. The prospectus supplement will describe any such intercreditor agreement and cross-subordination provisions and any related terms.

Excess proceeds from the sale of one Aircraft will not be available to cover losses on other Equipment Certificates relating to other Aircraft and events resulting in a default under one Indenture may not result in a default under other Indentures

     The Equipment Certificates are not cross-collateralized, which means that liquidation proceeds from the sale of an Aircraft in excess of the principal amount of the Equipment Certificates related to that Aircraft will not be available to cover any losses on any other Equipment Certificates. There will be no cross-default provisions in the Indentures relating to the Equipment Certificates and consequently events resulting in an Indenture Event of Default under any particular Indenture may not result in an Indenture Event of Default under any other Indenture.

Rating Agencies may change their rating on the Pass Through Certificates at any time

     The Pass Through Certificates are expected to be assigned an "investment grade" rating by one or more Rating Agencies. The prospectus supplement will indicate the rating assigned to the Pass Through Certificates being sold. A rating is not a recommendation to purchase, hold or sell Pass Through Certificates because a rating does not address market price or suitability for a particular investor. We cannot assure you that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future so warrant, including the downgrading of Federal Express or the provider of a Liquidity Facility. The ratings of the Pass Through Certificates will be based primarily on the default risk of the Equipment Certificates, the availability of the Liquidity Facility for the Certificateholders, the collateral value provided by the Aircraft and any intercreditor and cross-subordination arrangements. The ratings are expected to address the likelihood of timely payment of interest when due on the Pass Through Certificates, at the non-default rate, and the ultimate payment of principal of the Pass Through Certificates on the final expected distribution date. The ratings are not expected to address the possibility of an Event of Default or an Indenture Event of Default or other circumstances, such as an Event of Loss, which may result in the payment of the outstanding principal amount of the Pass Through Certificates prior to the final expected distribution date.

     The reduction, suspension or withdrawal of the ratings of the Pass Through Certificates will not, in and of itself, constitute an Event of Default, unless the prospectus supplement specifies otherwise.

Owner Participants may request changes to the underlying agreements

     A prospectus supplement may specify that at the time of issuance of Pass Through Certificates, Federal Express may still be seeking or negotiating with Owner Participants with respect to the trusts relating to some of the Aircraft. Federal Express will hold the beneficial interest under the Trust Agreement relating to each of those Aircraft until the date upon which an Owner Participant commits to purchase or purchases an Aircraft. Federal Express will transfer to the Owner Participant on that date its beneficial interest under the Trust Agreement. The purchase date may be up to 90 days after the scheduled delivery date of the Aircraft. Those Owner Participants may request revisions to the Participation Agreement, Lease, Trust Agreement and Indenture, and we cannot assure you that the terms of the agreements applicable to those Aircraft will be the same as the description of the agreements contained in the prospectus supplement.

     However, the terms of those agreements will be required to contain some mandatory document terms and not vary some other mandatory economic terms. Also, Federal Express will be obligated to certify to the Pass Through Trustee that any modifications to these agreements will not materially and adversely affect the Certificateholders and if the documents are modified in any material respect, to obtain written confirmation from each Rating Agency that the use of modified versions of those agreements will not result in a withdrawal, suspension or downgrading of the rating of any class of Pass Through Certificates.

The Indentures do not protect against a highly leveraged transaction involving Federal Express

     The Equipment Certificates in any Pass Through Trust, and therefore the related Pass Through Certificates, will not have the benefit of any debt covenants or provisions in the Indentures relating to those Equipment Certificates or Pass Through Certificates that would give the holders of Equipment Certificates and Pass Through Certificates any protection in the event of a highly leveraged transaction involving Federal Express. In addition, the Indentures relating to the Equipment Trust Certificates and the Pass Through Certificates do not limit the amount of secured or unsecured indebtedness which Federal Express or its subsidiaries may incur.

A public market for the Pass Through Certificates may not develop or continue

     There was no public market for the Pass Through Certificates of any series before their issuance and we cannot assure you that one will develop or continue. Federal Express does not intend to apply for the listing of any series of Pass Through Certificates on a national securities exchange, unless otherwise indicated in a prospectus supplement. If an active public market does not develop or continue, the market price and liquidity of the Pass Through Certificates may be adversely affected.

                    OUTLINE OF PASS THROUGH TRUST STRUCTURE

     Federal Express will offer one or more series of Pass Through Certificates pursuant to this prospectus and a related prospectus supplement. Each series of Pass Through Certificates will be issued by a separate Pass Through Trust. Each Pass Through Trust will be formed pursuant to a Series Supplement. The Pass Through Certificates issued by a particular Pass Through Trust will represent fractional undivided interests in such Pass Through Trust. Each Pass Through Trust will own the Owned Aircraft Certificates or the Leased Aircraft Certificates or both, as specified in the prospectus supplement.

     Upon or following the execution and delivery of each Series Supplement, the Pass Through Trustee, on behalf of the Pass Through Trust formed by the Series Supplement, will enter into one or more Participation Agreements to purchase one or more Equipment Certificates. All of the Equipment Certificates that constitute the property of a Pass Through Trust will have an identical priority of payment relative to the other Equipment Certificates and an identical interest rate, and this interest rate will be equal to the rate applicable to the Pass Through Certificates issued by such Pass Through Trust. The maturity date for the Equipment Certificates acquired by each Pass Through Trust will occur on or before the final distribution date applicable to the Pass Through Certificates issued by such Pass Through Trust.

     For each Pass Through Trust, the aggregate amount of the related series of Pass Through Certificates will equal the aggregate principal amount of the Equipment Certificates constituting the Trust Property of such Pass Through Trust. The Pass Through Trustee will distribute the amount of payments of principal, any premium, and interest, received by it as holder of the Equipment Certificates to the Certificateholders of the Pass Through Trust holding such Equipment Certificates. See "Description of the Pass Through Certificates" and "Description of the Equipment Certificates."


                                USE OF PROCEEDS

     Subject to the next paragraph, the Pass Through Trustee for each Pass Through Trust will use the proceeds from the sale of the Pass Through Certificates to purchase Owned Aircraft Certificates or Leased Aircraft Certificates. The prospectus supplement will specify the particular use of proceeds for the related Equipment Certificates. We will specify in each prospectus supplement the type and model of the applicable Aircraft, the engines with which the Aircraft is equipped and whether the aircraft is already in use in Federal Express' fleet, has been used in another operator's fleet or will be delivered new by the manufacturer to Federal Express or to the Owner Trustee, as the case may be.

     To the extent that the Pass Through Trustee does not use all of the proceeds from the sale of the Pass Through Certificates to purchase Equipment Certificates on the date of issuance of the Pass Through Certificates, it will invest those proceeds during the pre-funding period with a depositary, pursuant to some other escrow arrangement or in interim debt instruments issued by Federal Express. We will describe in the prospectus supplement how the proceeds from an offering of Pass Through Certificates will be held or applied during any pre-funding period. If the Pass Through Trustee does not subsequently use any portion of those proceeds to purchase Equipment Certificates by the cut-off date specified in the prospectus supplement, the Pass Through Trustee will return those proceeds to the holders of the Pass Through Certificates.

     In addition, we may offer Pass Through Certificates subject to the following arrangements:

     o A Pass Through Trust may purchase Leased Aircraft Certificates issued by an Owner Trustee prior to the purchase of the Leased Aircraft by the Owner Trustee or the commencement of the related Lease

     o A Pass Through Trust may purchase Owned Aircraft Certificates issued by Federal Express prior to the expected delivery date of the Owned Aircraft.


                              DIAGRAM OF PAYMENTS

     We illustrate in the diagram below some aspects of the payment flows in the Pass Through Trust structure for a possible Leased Aircraft transaction and a possible Owned Aircraft transaction. This illustration is merely intended as an example and you should refer to the prospectus supplement for the particular features of the Pass Through Trust structure in which you are making an investment.

Leased Aircraft Transaction

     Federal Express:

     o will lease each Leased Aircraft from the Owner Trustee under a separate Lease

     o will make scheduled rental payments for each Leased Aircraft under the related Lease, and

     o    will make scheduled rental payments directly to the Indenture Trustee.

     The Indenture Trustee:

     o will, from the scheduled rental payments, pay principal and any interest due from the Owner Trustee on the Leased Aircraft Certificates, to the Pass Through Trustee, and

     o will pay the remaining balance of scheduled rental payments to the Owner Trustee for the benefit of the related Owner Participant.

     The Pass Through Trustee for each Pass Through Trust will distribute to the related Certificateholders payments received on the Leased Aircraft Certificates held in that Pass Through Trust. See "Description of the Pass Through Certificates -- Payments and Distributions" and "Description of the Equipment Certificates --Pre-Funding Period" for a discussion of payments during any Pre-Funding Period.

Owned Aircraft Transaction

     Federal Express will make scheduled payments on the Owned Aircraft Certificates relating to each Owned Aircraft to the Indenture Trustee.

     The Indenture Trustee will, from these payments, pay to the Pass Through Trustee the principal and any interest due on the Owned Aircraft Certificates.

     The Pass Through Trustee for each Pass Through Trust will distribute to the related Certificateholders, payments received on the Owned Aircraft Certificates held in that Pass Through Trust.

     [GRAPHIC - A diagram is included here which contains boxes representing the parties and payment flows described above.]


                  DESCRIPTION OF THE PASS THROUGH CERTIFICATES

     The following is a summary description of the Pass Through Certificates which we expect will be common to all series of Pass Through Certificates. The prospectus supplement will describe the specific terms of any series of Pass Through Certificates. Therefore, you should rely on the information in the prospectus supplement, in particular if the information in the prospectus supplement is different from the information provided below.

     Because the following description is a summary, it does not describe every aspect of the Pass Through Certificates, and it is qualified in its entirety by reference to all the provisions of the Pass Through Agreement and the applicable Series Supplements. Federal Express has filed the form of Pass Through Agreement as an exhibit to the Registration Statement of which this prospectus is a part. Federal Express will file with the SEC the Series Supplement relating to each series of Pass Through Certificates and the forms of the related Indentures and any participation agreement, lease, intercreditor agreement, liquidity facility, trust agreement, collateral agreement and depositary arrangement relating to any offering of Pass Through Certificates as exhibits to a post-effective amendment to the Registration Statement of which this prospectus is a part or a Current Report on Form 8-K, a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K.

     The Pass Through Certificates offered pursuant to this prospectus and one or more prospectus supplements will have an aggregate public offering price of up to $450,000,000. To the extent that any provision in any prospectus supplement is inconsistent with any provision of this summary, the provision of the prospectus supplement will control.

     In the following description, we have included references to section numbers of the Pass Through Agreement so that you can easily locate those provisions.

General

     Form. The Pass Through Certificates will be issued in fully registered form only. The Pass Through Certificates will be issued in book-entry form and registered in the name of a nominee of the depositary, unless otherwise specified in the prospectus supplement. See "-- Book-Entry Procedures" below.

     Trust Property. Each Pass Through Certificate will represent a fractional undivided interest in the separate Pass Through Trust formed by the Pass Through Agreement and the related Series Supplement pursuant to which such Pass Through Certificate is issued, and all payments and distributions will be made only from the property of the Pass Through Trust. The property of each Pass Through Trust will include the Equipment Certificates held in such Pass Through Trust, all monies at any time paid on the Equipment Certificates, all monies due and to become due under the Equipment Certificates and funds from time to time deposited with the Pass Through Trustee in accounts relating to such Pass Through Trust, and, if specified in the prospectus supplement, rights under any intercreditor agreement relating to cross-subordination arrangements, monies receivable under any additional security or liquidity facility and any other rights or property described in the prospectus supplement.

     Denomination. Each Pass Through Certificate will represent a pro rata share of the outstanding principal amount of the Equipment Certificates and other property held in the related Pass Through Trust and will be issued, unless otherwise specified in the prospectus supplement, in minimum denominations of $1,000 or any integral multiple of $1,000. (Pass Through Agreement, Article II)

     Terms. The prospectus supplement will describe the specific terms of each series of Pass Through Certificates offered pursuant to the prospectus supplement, including:

     o    the specific designation and title of the Pass Through Certificates

     o    the Pass Through Trustee for such series of Pass Through Certificates

     o the Regular Distribution Dates and Special Distribution Dates applicable to such Pass Through Certificates and any applicable Cut-off Date

     o    the specific form of the Pass Through Certificates

     o    a description of:

          - the Equipment Certificates to be purchased by such Pass Through Trust, including the period or periods within which, the price or prices at which, and the terms and conditions upon which those Equipment Certificates may or must be repaid in whole or in part, by Federal Express or, with respect to Leased Aircraft Certificates, the related Owner Trustee

          - the payment priority of such Equipment Certificates in relation to any other Equipment Certificates issued with respect to the related Aircraft

          - any additional security or liquidity enhancements for those Equipment Certificates

          - any intercreditor issues between or among the holders of Equipment Certificates having different priorities issued by the same Owner Trustee, and

          - specific terms of the Equipment Certificates during any Pre-Funding Period

     o a description of the related Aircraft, including whether the Aircraft is a Leased Aircraft or an Owned Aircraft

     o a description of the related Participation Agreements and Indentures, including a description of the events of default under the related Indentures, the remedies exercisable upon the occurrence of such events of default and any limitations on the exercise of remedies with respect to the Equipment Certificates

     o if such Pass Through Certificates relate to Leased Aircraft, a description of the related Lease, Trust Agreement and Collateral Agreement or Depositary Arrangement, including:

          -    the name of the related Owner Trustee

          - a description of the events of default under the related Lease, the remedies exercisable upon the occurrence of such events of default and any limitations on the exercise of remedies with respect to those Leased Aircraft Certificates, and

          - any rights of the related Owner Trustee or Owner Participant to cure failures of Federal Express to pay rent under the related Lease

     o the extent to which the provisions of the operative documents applicable to such Equipment Certificates may be amended by the parties to those documents without the consent of the Holders, or upon the consent of the Holders of a specified percentage of aggregate principal amount of such Equipment Certificates

     o a description of any cross-default or cross-collateralization provisions in the related Indenture

     o a description of any subordination provisions among Certificateholders, including any cross- subordination provisions among the Certificateholders in separate Pass Through Trusts

     o any additional security or liquidity facilities for the Pass Through Certificates

     o any arrangements for the investment or other use of proceeds of the Pass Through Certificates prior to the purchase of Equipment Certificates, and any delayed aircraft financing arrangements, and

     o any other special terms pertaining to such Pass Through Certificates, including any modification of the general terms described in this prospectus (Pass Through Agreement, Article II)

     Equipment Certificates. Equipment Certificates may be issued in different classes, which means that Equipment Certificates may have different payment priorities even though issued by the same Owner Trustee and relate to the same Aircraft. The Equipment Certificates issued under an Indenture may be held in more than one Pass Through Trust and one Pass Through Trust may hold Equipment Certificates issued under more than one Indenture. Unless otherwise provided in the prospectus supplement, only Equipment Certificates of the same class may be held in the same Pass Through Trust.

     Interest. Interest will be passed through to Certificateholders of each Pass Through Trust at the rate per annum payable on the Equipment Certificates held in such Pass Through Trust, as specified for that Pass Through Trust on the cover page of the prospectus supplement.

     Payments. The Pass Through Certificates represent interests in the related Pass Through Trust only and all payments and distributions shall be made only from the Trust Property of such Pass Through Trust. The Pass Through Certificates do not represent an interest in or obligation of Federal Express, the Pass Through Trustee, any related Owner Participant, the Owner Trustee in its individual capacity or any affiliate of any of the above. Each Certificateholder by its acceptance of a Pass Through Certificate agrees to look solely to the income and proceeds from the Trust Property of the related Pass Through Trust as provided in the Pass Through Agreement and the Series Supplement. (Pass Through Agreement, Section 3.06)

     Highly Leveraged Transactions. The Pass Through Agreement does not, and the Indentures will not, contain any debt covenants or provisions that would give Certificateholders protection in the event of a highly leveraged transaction involving Federal Express. However, the Certificateholders of each series will have the benefit of a lien on the specific Aircraft securing the related Equipment Certificates held in the related Pass Through Trust. See "Description of the Equipment Certificates-- Security" below for a discussion of security for Leased Aircraft Certificates during any Pre-Funding Period.

Book-Entry Procedures

     Unless Pass Through Certificates in fully registered certificated form are issued as described below, each series of Pass Through Certificates will be represented by one or more fully registered global certificates. Each global certificate will be deposited with, or on behalf of, DTC, and registered in its name or in the name of Cede, its nominee. A Certificateholder of a Pass Through Certificate initially issued as a global certificate will not be entitled to receive a certificated Pass Through Certificate, except as described below.

     DTC has advised Federal Express that:

     o    DTC is:

          - a limited purpose trust company organized under the laws of the State of New York

          -    a member of the Federal Reserve System

          - a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and

          - a "clearing agency" registered pursuant to Section 17A of the Exchange Act.

     o DTC was created to hold securities for DTC Participants and to facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates.

     o DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations.

     o Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

     Certificateholders that are not DTC Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests, in Pass Through Certificates may do so only through DTC Participants. In addition, Certificateholders will receive all distributions of principal and interest from the Pass Through Trustee through the DTC Participants. Under the rules, regulations and procedures creating and affecting DTC and its operation, DTC is required to make book-entry transfers of Pass Through Certificates among DTC Participants on whose behalf it acts and to receive and transmit distributions of principal of, and interest on, the Pass Through Certificates. Under the book-entry system, Certificateholders may experience some delay in receipt of payments, since such payments will be forwarded by the Pass Through Trustee to Cede, as nominee for DTC, and DTC in turn will forward the payments to the appropriate DTC Participants.

     The DTC Participants will be responsible for distributions to Certificateholders and such distributions will be made in accordance with customary industry practices. Although Certificateholders will not have possession of the Pass Through Certificates, the rules of DTC provide a mechanism by which the Certificateholders will receive payments and will be able to transfer their interests. Although the DTC Participants are expected to convey the rights represented by their interests in any global security to the related Certificateholders, because DTC can only act on behalf of DTC Participants, the ability of Certificateholders to pledge Pass Through Certificates to persons or entities that are not DTC Participants or to otherwise act with respect to such Pass Through Certificates, may be limited due to the lack of physical certificates for such Pass Through Certificates.

     Neither Federal Express nor the Pass Through Trustee nor any agent of either of them will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the Pass Through Certificates or for supervising or reviewing any records relating to such beneficial ownership interests. Since the only "Certificateholder", for purposes of the Pass Through Agreement, will be Cede, as nominee of DTC, Certificateholders will not be recognized by the Pass Through Trustee as "Certificateholders", and Certificateholders will be permitted to exercise the rights of "Certificateholders" only indirectly through DTC and DTC Participants. DTC has advised Federal Express that it will take any action permitted to be taken by a Certificateholder under the Pass Through Agreement and any prospectus supplement only at the direction of one or more DTC Participants to whose accounts with DTC the related Pass Through Certificates are credited. Additionally, DTC has advised Federal Express that it will take such actions with respect to any percentage of the beneficial interest of Certificateholders held in each Pass Through Trust only at the direction of and on behalf of DTC Participants whose holders include undivided interests that satisfy any such percentage. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of DTC Participants whose holders include such undivided interests.

     Same-Day Settlement and Payment. All payments made by Federal Express to the Indenture Trustee under each Lease will be in immediately available funds and will be passed through to DTC in immediately available funds.

     The Pass Through Certificates will trade in DTC's Same-Day Funds Settlement System until maturity, and DTC will require secondary market trading activity in the Pass Through Certificates to settle in immediately available funds.

     Certificated Form. The Owner Trustee will issue physical certificates to holders of a global security or their nominees if:

     o DTC advises the Pass Through Trustee in writing that it is no longer willing or able to discharge properly its responsibilities as depositary with respect to the Pass Through Certificates and Federal Express is unable to locate a qualified successor, or

     o if Federal Express, at its option, elects to terminate the book-entry system through DTC.

     In such event, the Pass Through Trustee will notify all Certificateholders through DTC Participants of the availability of such certificated Pass Through Certificates. Upon surrender by DTC of the definitive global certificate representing the series of Pass Through Certificates and receipt of instructions for reregistration, the Pass Through Trustee will reissue the Pass Through Certificates in certificated form to Certificateholders or their nominees.

     Pass Through Certificates in certificated form will be freely transferable and exchangeable at the office of the Pass Through Trustee upon compliance with the requirements set forth in the Pass Through Agreement and the applicable Series Supplements. There will be no service charge imposed for any registration of transfer or exchange, but payment of a sum sufficient to cover any tax or other governmental charge may be required.

Payments and Distributions

     Federal Express will make scheduled payments of principal of, and interest on, the unpaid amount of the Owned Aircraft Certificates to the Indenture Trustee under the related Owned Aircraft Indenture, and the Indenture Trustee will distribute such principal and interest payments to the Pass Through Trustee for each of the Pass Through Trusts that hold such Owned Aircraft Certificates. Upon commencement of the Lease for any Leased Aircraft, Federal Express will make scheduled rental payments for each Leased Aircraft under the related Lease. These scheduled rental payments will be assigned under the applicable Leased Aircraft Indenture by the related Owner Trustee to the Indenture Trustee to provide the funds necessary to make the corresponding payments of principal and interest due from the Owner Trustee on the Leased Aircraft Certificates issued under such Leased Aircraft Indenture.

     Pre-Funding Period. Until Federal Express has entered into a Lease in connection with a Leased Aircraft, Federal Express will not be obligated to make any scheduled rental payments and the related Leased Aircraft Certificates will not be secured by such Leased Aircraft or the related Lease. See "Description of the Equipment Certificates - Pre-Funding Period" for a description of the arrangements in the event that Equipment Certificates are issued prior to the delivery of the related Aircraft. In the event that, on the issuance date of any Pass Through Certificates, all of the proceeds from the sale of those Pass Through Certificates are not used to purchase Equipment Certificates on that date, the proceeds from the sale of those Pass Through Certificates relating to the Equipment Certificates to be purchased subsequently will be held under an arrangement described in the prospectus supplement, including investment of the proceeds in permitted investments, with a depositary or pursuant to another escrow arrangement or in interim debt instruments issued by Federal Express, which may be collateralized or otherwise secured with other property. The prospectus supplement will also describe any arrangements for the payment of any amounts due on the Pass Through Certificates during the pre-funding period.

     Following any Pre-Funding Period. Upon commencement of the Lease for any Leased Aircraft, after the Indenture Trustee has made principal and interest payments to the Pass Through Trustee for each of the Pass Through Trusts on the Leased Aircraft Certificates held in such Pass Through Trust, the Indenture Trustee will, except under certain circumstances, pay any remaining balance to the Owner Trustee for the benefit of the related Owner Participant. The Pass Through Trustee for each Pass Through Trust will distribute to the Certificateholders of such Pass Through Trust payments received on the Equipment Certificates held in such Pass Through Trust as described below. During any Pre-Funding Period for a Leased Aircraft, the Indenture Trustee will not make any payments to the Owner Trustee for the benefit of the related Owner Participant.

     Payments of principal of, and interest on, the unpaid amount of the Equipment Certificates held in each Pass Through Trust will be scheduled to be received by the Pass Through Trustee on the dates specified in the prospectus supplement. Subject to the effect of any cross-subordination provisions set forth in the prospectus supplement, for each Pass Through Trust, the Pass Through Trustee will distribute on each Regular Distribution Date to the related Certificateholders any Scheduled Payment received by the Pass Through Trustee on such Regular Distribution Date. (Pass Through Agreement, Section 5.02)

     If a Scheduled Payment is not received by the Pass Through Trustee on or before a Regular Distribution Date but is received within seven Business Days after the Regular Distribution Date, it will be distributed on the date received to Certificateholders. Each distribution of a Scheduled Payment will be made by the Pass Through Trustee to Certificateholders of record of such Pass Through Trust on the fifteenth day prior to such Regular Distribution Date, subject to some exceptions. Each Certificateholder will be entitled to receive a pro rata share of any distribution, except as provided in any cross-subordination provisions of the prospectus supplement. (Pass Through Agreement, Section 5.01 and 5.02) If a Scheduled Payment is received more than seven Business Days after the applicable Regular Distribution Date, it will be treated as a Special Payment and will be distributed as described below.

     Subject to the effect of any cross-subordination provisions set forth in the prospectus supplement, after any prepayment of principal, any redemption or any default in respect of some or all of the Equipment Certificates held in any Pass Through Trust, any Certificateholder of such Pass Through Trust should refer to the Pool Balance and the Pool Factor for such Pass Through Trust reported periodically by the Pass Through Trustee, in order to calculate such Certificateholder's pro rata share of such Pass Through Trust. See "Pool Factors" and "Statements to Certificateholders" below.

     For any Pass Through Trust, any payments of principal, any premium, or interest, other than Scheduled Payments, received by the Pass Through Trustee on any of the Equipment Certificates held in such Pass Through Trust, including payments received:

     o for the prepayment of such Equipment Certificates in connection with events specified in the prospectus supplement (including payments upon unavailability of Trust Property and prepayments during any Pre-Funding Period)

     o upon the prepayment by the related Owner Trustee of such Equipment Certificates following a default in respect of such Equipment Certificates, and

     o on account of the sale of such Equipment Certificates by the Pass Through Trustee will be distributed on the dates indicated in the prospectus supplement except that, unless otherwise specified in the prospectus supplement, payments received by the Pass Through Trustee following a default in respect of the Equipment Certificates on a Regular Distribution Date as a result of a drawing under any Liquidity Facility specified in the prospectus supplement, will be distributed on such Regular Distribution Date. See "Description of the Equipment Certificates -- Mandatory Prepayment During the Pre-Funding Period" for a discussion of the funding of prepayments during any Pre-Funding Period.

     Prior to any Special Payment for any Pass Through Trust, the Pass Through Trustee will notify the Certificateholders of record of such Pass Through Trust of such Special Payment and the Special Distribution Date. Each distribution of a Special Payment, other than the final distribution, for any Pass Through Trust will be made by the Pass Through Trustee to the Certificateholders of record of such Pass Through Trust on the fifteenth day prior to such Special Distribution Date, unless another date is specified in the prospectus supplement. Subject to the effect of any cross-subordination provisions set forth in the prospectus supplement, each such Certificateholder will be entitled to receive a pro rata share of any such distribution. (Pass Through Agreement, Section 5.02) See "Description of the Equipment Certificates -- Prepayment" and "Description of the Pass Through Certificates -- Events of Default and Certain Rights Upon an Event of Default."

     The Pass Through Trustee is required to establish and maintain, for each Pass Through Trust and for the benefit of the related Certificateholders, one or more Certificate Accounts and one or more Special Payments Accounts. The Pass Through Trustee is required to deposit any Scheduled Payments relating to a Pass Through Trust received by it in the related Certificate Account and to deposit any Special Payment received by it in the related Special Payments Account pending distribution of such Special Payments. (Pass Through Agreement,
Section 5.01) A Special Payment that is not promptly distributed by the Pass Through Trustee will, to the extent practicable, be invested by the Pass Through Trustee in Permitted Investments pending the distribution of such funds on a Special Distribution Date, and the income and earnings on investment will be distributed with such Special Payment. (Pass Through Agreement, Section 5.04)

     If at any time the Pass Through Certificates of any Pass Through Trust are issued in the form of certificated Pass Through Certificates and not to Cede, as nominee for DTC, distributions by the Pass Through Trustee from a Certificate Account or a Special Payments Account of any Pass Through Trust on any Distribution Date will be paid to each Certificateholder of record of such Pass Through Trust on the applicable record date at its address appearing on the register maintained for such Pass Through Trust. (Pass Through Agreement,
Section 5.02) The final distribution for each Pass Through Trust, however, will be made only upon presentation and surrender of the Pass Through Certificates for such Pass Through Trust at the office or agency of the Pass Through Trustee specified in the notice given by the Pass Through Trustee of such final distribution. The Pass Through Trustee will mail such notice of the final distribution to the Certificateholders of such Pass Through Trust, specifying the date set for such final distribution and the amount of such distribution. (Pass Through Agreement, Section 12.01) See "Termination of Pass Through Trusts" below.

     If any Distribution Date is not a Business Day, distributions scheduled to be made on such Distribution Date may be made on the next succeeding Business Day without additional interest. (Pass Through Agreement, Section 13.15)

Pool Factors

     Except as provided below, the Pool Factor for any Pass Through Trust will decline in proportion to the scheduled repayments of principal on the Equipment Certificates held in such Pass Through Trust as described in the prospectus supplement. Where any Equipment Certificates held in a Pass Through Trust have been prepaid, a scheduled repayment of principal thereon has not been made or certain actions have been taken following a default thereon, as discussed in the prospectus supplement or below in "Events of Default and Certain Rights Upon an Event of Default," the Pool Factor and the Pool Balance of such Pass Through Trust will be recomputed after giving effect thereto and notice thereof will be mailed to the Certificateholders of such Pass Through Trust. Each Pass Through Trust will have a separate Pool Factor.

     The Pool Balance for each Pass Through Trust as of any Distribution Date will be computed after giving effect to any payment of principal on the Equipment Certificates held in such Pass Through Trust and its distribution on that date. (Pass Through Agreement, Article I)

     The Pool Factor for each Pass Through Trust as of any Distribution Date shall be computed after giving effect to the payment of any principal on the Equipment Certificates held in such Pass Through Trust and its distribution on that date. The Pool Factor for each Pass Through Trust will initially be 1.0000000; thereafter, the Pool Factor for each Pass Through Trust will decline as described above to reflect reductions in the Pool Balance of such Pass Through Trust. For any Pass Through Trust, the amount of any Certificateholder's pro rata share of the Pool Balance of such Pass Through Trust can be determined by multiplying the original denomination of such Certificateholder's Pass Through Certificate by the Pool Factor for such Pass Through Trust as of the applicable Distribution Date. (Pass Through Agreement,
Article I)

Statements to Certificateholders

     On each Distribution Date, the Pass Through Trustee will include with each distribution of a Scheduled Payment or Special Payment to Certificateholders of record of the related Pass Through Trust a statement, giving effect to that distribution being made on that Distribution Date, setting forth the following information (per $1,000 in aggregate amount of Pass Through Certificates for the related Pass Through Trust, as to the first and second categories of information listed below):

     o the amount of that distribution allocable to principal and allocable to any premium for the related Equipment Certificates

     o the amount of that distribution allocable to interest for the related Equipment Certificates, and

     o the Pool Balance and the Pool Factor for such Pass Through Trust (Pass Through Agreement, Section 5.03)

     So long as the Pass Through Certificates of any related Pass Through Trust are registered in the name of Cede, as nominee for DTC, on the record date prior to each Distribution Date, the Pass Through Trustee will request from DTC a securities position listing setting forth the names of all DTC Participants reflected on DTC's books as holding interests in the Pass Through Certificates of such related Pass Through Trust on such record date. On each Distribution Date, the Pass Through Trustee will mail to each such DTC Participant the statement described above, and will make available additional copies as requested by such DTC Participant, to be available for forwarding to Certificateholders.

     In addition, after the end of each calendar year, the Pass Through Trustee will prepare and deliver to each Certificateholder of each Pass Through Trust at any time during the preceding calendar year a report containing the sum of the amounts determined pursuant to the first and second categories of information listed above with respect to each such Pass Through Trust for such calendar year or, in the event such person was a Certificateholder during a portion of such calendar year, for the applicable portion of such calendar year. Such report and such other items will be prepared on the basis of information supplied to the Pass Through Trustee by the DTC Participants, and shall be delivered by the Pass Through Trustee to such DTC Participants to be available for forwarding by such DTC Participants to Certificateholders in the manner described above. (Pass Through Agreement, Section 5.03)

     At any time when the Pass Through Certificates of a related Pass Through Trust are issued in certificated form, the related Pass Through Trustee will prepare and deliver the information described above to each Certificateholder of record of such Pass Through Trust as the name and period of record ownership of such Certificateholder appears on the records on the registrar for such Pass Through Trust.

Voting of Equipment Certificates

     Subject to the effect of any cross-subordination provisions and any intercreditor provisions described in the prospectus supplement, the Pass Through Trustee, as holder of the Equipment Certificates held in each Pass Through Trust, has the right to vote and give consents and waivers in respect of such Equipment Certificates under the related Indentures. The Pass Through Agreement describes the circumstances in which the Pass Through Trustee will direct any action or cast any vote as the holder of the Equipment Certificates held in the applicable Pass Through Trust at its own discretion and the circumstances in which the Pass Through Trustee is required to obtain instructions from the Certificateholders of such Pass Through Trust. Prior to an Event of Default with respect to any Pass Through Trust, the principal amount of the Equipment Certificates held in such Pass Through Trust directing any action or being voted for or against any proposal will be in proportion to the principal amount of Pass Through Certificates held by the Certificateholders of such Pass Through Trust taking the corresponding position. (Pass Through Agreement, Section 11.08) If specified in the prospectus supplement, the right of the Pass Through Trustee to vote and give consents and waivers with respect to the Equipment Certificates held in the related Pass Through Trust may, in the circumstances described in an intercreditor agreement to be executed by such Pass Through Trustee, be exercisable by another person specified in such prospectus supplement.

Events of Default and Rights Upon an Event of Default

     An Event of Default for any Pass Through Trust is the occurrence and continuance of an Indenture Event of Default under one or more of the Indentures. The Indenture Events of Default will be described in the prospectus supplement and, for the Leased Aircraft, will include each Lease Event of Default. For any Equipment Certificates which are supported by a Liquidity Facility, the Events of Default or Indenture Events of Default may include events of default under such Liquidity Facility.

     No cross defaults. Since the Equipment Certificates outstanding under an Indenture may be held in more than one Pass Through Trust, a continuing Indenture Event of Default under the Indenture would result in an Event of Default with respect to each such Pass Through Trust. All of the Equipment Certificates issued under the same Indenture, however, will relate to a specific Aircraft and there will be no cross-collateralization or cross-default provisions in the Indentures, unless otherwise specified in the prospectus supplement. Consequently, events resulting in an Indenture Event of Default under any particular Indenture will not necessarily result in an Indenture Event of Default under any other Indenture.

     If an Indenture Event of Default occurs in fewer than all of the Indentures related to a Pass Through Trust, the Equipment Certificates issued pursuant to the Indentures with respect to which an Indenture Event of Default has not occurred will continue to be held in such Pass Through Trust and payments of principal of, any premium and interest on such Equipment Certificates will continue to be distributed to the Certificateholders of such Pass Through Trust as originally scheduled. If the prospectus supplement contains any cross-subordination provisions among Certificateholders of separate Pass Through Trusts, however, payments made pursuant to an Indenture under which no Indenture Event of Default has occurred will be distributed first to holders of Pass Through Certificates issued under the Pass Through Trust which holds the most senior Equipment Certificates issued under all Indentures.

     Cure rights. Under each Leased Aircraft Indenture, the related Owner Trustee and the Owner Participant will have the right under some circumstances to cure an Indenture Event of Default that results from the occurrence of a Lease Event of Default under the related Lease. If the Owner Trustee or the Owner Participant chooses to exercise its cure right, the Indenture Event of Default and consequently the Event of Default under any Pass Through Trust holding the related Leased Aircraft Certificates will be deemed to be cured. The prospectus supplement will contain a more detailed discussion of the provisions described in this paragraph.

     Remedies. If an Indenture Event of Default under an Indenture relating to Equipment Certificates held in a Pass Through Trust has occurred and is continuing, the Pass Through Trustee may vote all of the Equipment Certificates issued under such Indenture that are held in such Pass Through Trust, and upon the direction of the Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest of such Pass Through Trust, will vote a corresponding majority of such Equipment Certificates, in each case in favor of directing the Indenture Trustee to declare the unpaid principal amount of all Equipment Certificates issued under such Indenture, any accrued and unpaid interest, and all other amounts due under such Equipment Certificates to be due and payable.

     If an Indenture Event of Default has occurred and is continuing, the Pass Through Trustee may, unless any intercreditor agreement provides otherwise, and upon the direction of the Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest of such Pass Through Trust, will vote all of the Equipment Certificates issued under such Indenture that are held in such Pass Through Trust in favor of directing the Indenture Trustee as to the time, method and place of conducting any proceeding for any remedy available to such Indenture Trustee or of exercising any trust or power conferred on such Indenture Trustee under such Indenture. (Pass Through Agreement, Sections 7.01 and 7.09)

     Whether the Certificateholders of any one Pass Through Trust are able to cause the Indenture Trustee for any Equipment Certificates held in such Pass Through Trust to accelerate the payment on such Equipment Certificates under the related Indenture or to direct the exercise of remedies by such Indenture Trustee under the related Indenture, will depend, in part, upon the proportion of the aggregate principal amount of the Equipment Certificates outstanding under such Indenture and held in such Pass Through Trust to the aggregate principal amount of all Equipment Certificates outstanding under such Indenture. In addition, if cross-subordination provisions are applicable to the Pass Through Certificates, the ability of the Certificateholders of any one Pass Through Trust holding Equipment Certificates issued under related Indentures to cause the Indenture Trustee to accelerate such Equipment Certificates or to direct the exercise of remedies by the Indenture Trustee under the related Indenture will depend, in part, on the class of Equipment Certificates held in such Pass Through Trust.

     Conflict of Interest. Each Pass Through Trust will hold Equipment Certificates with different terms from those of the Equipment Certificates held in any other Pass Through Trust and, therefore, the Certificateholders of a Pass Through Trust may have divergent or conflicting interests from those of the Certificateholders of the other Pass Through Trusts holding Equipment Certificates relating to the same Indenture. In addition, so long as the same institution or one of its affiliates acts as Pass Through Trustee of one or more Pass Through Trusts holding Equipment Certificates issued under such Indenture, in the absence of instructions from the Certificateholders of any such Pass Through Trust, the Pass Through Trustee for that Pass Through Trust could for the same reason be faced with a potential conflict of interest upon an Indenture Event of Default. In that case, the initial Pass Through Trustee has indicated that it would resign as Pass Through Trustee of one or all of those Pass Through Trusts, and a successor pass through trustee would be appointed in accordance with the terms of the Pass Through Agreement and the applicable Series Supplement. See "The Pass Through Trustee; the Indenture Trustee" below for a discussion of resignation procedures.

     Sale. As an additional remedy, if an Indenture Event of Default under an Indenture has occurred and is continuing, the Pass Through Trustee of a Pass Through Trust holding Equipment Certificates issued under such Indenture may, and upon the direction of the Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest of such Pass Through Trust will, sell all or part of such Equipment Certificates for cash to any person at a price or prices that it may reasonably deem advisable. Any proceeds received by the Pass Through Trustee upon any such sale will be deposited in the Special Payments Account for such Pass Through Trust and will be distributed to the Certificateholders of such Pass Through Trust on a Special Distribution Date. (Pass Through Agreement, Sections 7.01 and 7.02)

     The market for Equipment Certificates in default may be very limited and there can be no assurance that they could be sold for a reasonable price. Furthermore, so long as the same institution or an affiliate of such institution acts as Pass Through Trustee of one or more Pass Through Trusts holding Equipment Certificates issued under such Indenture, it may be faced with a conflict in deciding from which Pass Through Trust to sell Equipment Certificates to available buyers.

     If the Pass Through Trustee sells any such Equipment Certificates with respect to which an Indenture Event of Default exists for less than the outstanding principal amount of such Equipment Certificates, the Certificateholders of such Pass Through Trust will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against the Pass Through Trustee, or Federal Express or, in the case of Leased Aircraft Certificates, the Owner Trustee or any related Owner Participant, as the case may be. Furthermore, neither the Pass Through Trustee nor the Certificateholders of such Pass Through Trust could take any action with respect to any remaining Equipment Certificates held in such Pass Through Trust so long as no Indenture Event of Default existed with respect to those remaining Equipment Certificates.

     Distribution. For any Pass Through Trust, any amount distributed to the Pass Through Trustee by the Indenture Trustee under any Indenture on account of the Equipment Certificates held in that Pass Through Trust following an Indenture Event of Default under such Indenture will be deposited in the Special Payments Account for that Pass Through Trust and will be distributed to the Certificateholders of such Pass Through Trust on a Special Distribution Date. In addition, if, following an Indenture Event of Default under any Leased Aircraft Indenture, the related Owner Trustee or Owner Participant, as the case may be, exercises any option it has to prepay or purchase the outstanding Leased Aircraft Certificates issued under such Indenture as described in the related prospectus supplement, the price paid by it to the Pass Through Trustee for such Leased Aircraft Certificates held in such Pass Through Trust will be deposited in the related Special Payments Account and will be distributed to the Certificateholders of such Pass Through Trust on a Special Distribution Date. (Pass Through Agreement, Sections 5.01 and 5.02)

     Permitted Investments. Any funds representing payments received with respect to any Equipment Certificates held in a Pass Through Trust in default, or the proceeds from the sale by the Pass Through Trustee of any such Equipment Certificates, held by the Pass Through Trustee in the Special Payments Account for such Pass Through Trust will, to the extent practicable, be invested by the Pass Through Trustee in Permitted Investments pending the distribution of those funds on a Special Distribution Date. (Pass Through Agreement, Article I and
Section 5.04)

     Notice. The Pass Through Trustee will, within 90 days after the occurrence of a default, as defined below, under any Pass Through Trust, notify the Certificateholders of such Pass Through Trust by mail of all uncured or unwaived defaults with respect to such Pass Through Trust known to a responsible officer of it. Under no circumstances, however, may the Pass Through Trustee give notice until the expiration of a period of 60 days from the occurrence of such default. The Pass Through Trustee will be protected in withholding notice if it in good faith determines that withholding notice is in the interests of such Certificateholders, except in the case of default in the payment of principal of or any premium, interest or other amount due on, any of the Equipment Certificates held in such Pass Through Trust. The term "default" means the occurrence of any Event of Default with respect to a Pass Through Trust as described above, except that in determining whether any such Event of Default has occurred any grace period or notice in connection therewith is disregarded. (Pass Through Agreement, Section 7.11)

     Indemnity. For each Pass Through Trust, the Pass Through Trustee is entitled to be indemnified by the Certificateholders of that Pass Through Trust before proceeding to exercise any right or power under that Pass Through Trust or any intercreditor agreement at the request of those Certificateholders. The Pass Through Trustee's entitlement to be indemnified by the Certificateholders is subject to the duty of the Pass Through Trustee during a default to act with the required standard of care. (Pass Through Agreement, Section 8.03)

     Waivers. Subject to any intercreditor agreement, in some cases, the Certificateholders of a Pass Through Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Pass Through Trust may on behalf of all the Certificateholders of such Pass Through Trust or if the Pass Through Trustee is the controlling party under an intercreditor agreement, may direct the Pass Through Trustee to instruct the applicable Indenture Trustee to, waive any past default or Event of Default with respect to such Pass Through Trust and in doing so annul any direction given by such Certificateholders to the Pass Through Trustee or the Indenture Trustee with respect to such default, except a default in payment of the principal of or any premium, interest or other amount due on, any of the Equipment Certificates held in that Pass Through Trust or a default in respect of any covenant or provision of the Pass Through Agreement or the related Series Supplement that cannot be modified or amended without the consent of each Certificateholder of such Pass Through Trust affected by such default. Any waiver, however, will be effective to waive any such past default or Event of Default if, but only if, the correlative Indenture Event of Default has been waived under the related Indenture by the requisite holders of the Equipment Certificates outstanding under that Indenture. (Pass Through Agreement, Section 7.10)

Modifications of the Pass Through Agreement

     Without the Consent of Certificateholders. Federal Express and the Pass Through Trustee may enter into an agreement supplemental to any Pass Through Trust, without the consent of the Certificateholders of such Pass Through Trust, to:

     o provide for the formation of any Pass Through Trust and the issuance of the related Pass Through Certificates

     o evidence the succession of another corporation to Federal Express and the assumption by that corporation of Federal Express' obligations under the Pass Through Agreement and the applicable Series Supplement

     o add to the covenants of Federal Express for the protection of the related Certificateholders

     o surrender any right or power conferred upon Federal Express in the Pass Through Agreement or any Series Supplement

     o cure any ambiguity or correct any mistake or supplement any defective or inconsistent provision of such Pass Through Agreement or the applicable Series Supplement, any intercreditor agreement or any Liquidity Facility

     o modify any other provisions in regard to matters or questions arising under the Pass Through Agreement or the applicable Series Supplement, any intercreditor agreement or any Liquidity Facility that will not adversely affect the interests of the related Certificateholders

     o correct or amplify the description of property that constitutes Trust Property or the conveyance of such property to the Pass Through Trustee

     o evidence and provide for a successor Pass Through Trustee for some or all of the Pass Through Trusts

     o modify, eliminate or add to the provisions of the Pass Through Agreement or any Series Supplement to the extent necessary to continue to qualify the Pass Through Agreement or that Series Supplement under the Trust Indenture Act of 1939, as amended, or any similar federal statute enacted after the date of the Pass Through Agreement

     o make any other amendments or modifications to the Pass Through Agreement which shall only apply to one or more Series issued after the date of such supplemental agreement, and

     o add, eliminate or change any provision under the Pass Through Agreement that will not adversely affect the interests of the Certificateholders.

     However, in each of the above cases such supplemental agreement must not cause the Pass Through Trust to become taxable as an association for federal income tax purposes. (Pass Through Agreement, Section 11.01)

     With the Consent of Certificateholders. Federal Express and the Pass Through Trustee, with the consent of the Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest of the affected Pass Through Trust, may execute supplemental agreements adding any provisions to or changing or eliminating any of the provisions of the Pass Through Agreement, to the extent relating to such Pass Through Trust, and the applicable Series Supplement, any intercreditor agreement or any Liquidity Facility or modifying the rights of such Certificateholders. No such supplemental agreement may, however, without the consent of each Certificateholder so affected:

     o reduce the amount of, or delay the timing of, any receipt by the Pass Through Trustee of payments on the Equipment Certificates held in such Pass Through Trust, or distributions in respect of any Pass Through Certificate of such Pass Through Trust, or make distributions payable in a currency other than that provided for in such Pass Through Certificates, or impair the right of any such Certificateholder to institute suit for the enforcement of any payment when due

     o reduce, modify or amend any indemnities in favor of any Certificateholder (unless consented to by each such holder adversely affected by such reduction, modification or amendment)

     o create or permit the creation of any lien on the Trust Property or deprive any holder of any such Pass Through Certificate of the benefit of the related Pass Through Trust with respect to the Trust Property whether by disposition or otherwise, except as provided in the Pass Through Agreement or the applicable Series Supplement

     o waive, amend or modify the priority of distributions of any intercreditor agreement in a manner adverse to the Certificateholders

     o reduce the percentage of the aggregate fractional undivided interests of the Pass Through Trust that is required to approve any supplemental agreement or any waiver provided for in the Pass Through Agreement or such Series Supplement, or

     o cause the Pass Through Trust to become taxable as an association for federal income tax purposes. (Pass Through Agreement, Section 11.02)

Modification, Consents and Waivers under the Indenture and Related Agreements

     If the Pass Through Trustee, as the holder of any Equipment Certificates held in a Pass Through Trust, receives a request for its consent to any amendment, modification or waiver under the Indenture, or other document relating to such Equipment Certificates (including any Lease with respect to Leased Aircraft Certificates), the Pass Through Trustee will mail a notice of such proposed amendment, modification or waiver to each Certificateholder of such Pass Through Trust as of the date of such notice. The Pass Through Trustee will request instructions from such Certificateholders as to whether or not to consent to such amendment, modification or waiver. The Pass Through Trustee will vote or consent with respect to such Equipment Certificates in the same proportion as the Pass Through Certificates of such Pass Through Trust are actually voted by such Certificateholders by a specific date. If an Event of Default relating to such Indenture has occurred and is continuing under such Pass Through Trust, the Pass Through Trustee may, in the absence of instructions from Certificateholders holding a majority in interest of such Pass Through Trust and subject to any intercreditor agreement, in its own discretion consent to such amendment, modification or waiver, and may so notify the Indenture Trustee. (Pass Through Agreement, Section 11.08)

Cross-Subordination Issues

     The Pass Through Trustee may enter into an intercreditor agreement which provides that payments made to Certificateholders of a Pass Through Trust may be subordinated to the prior payment of all amounts owing to Certificateholders of another Pass Through Trust which holds senior Equipment Certificates issued under all Indentures. The prospectus supplement will describe the circumstances under which those payments may be subordinated. The prospectus supplement will describe any such intercreditor agreement and the cross- subordination provisions and any related terms, including who is permitted to grant waivers of defaults under any related Indenture, consent to the amendment or modification of any related Indentures or direct the exercise of remedial actions under any related Indentures.

Termination of Pass Through Trusts

     The obligations of Federal Express and the Pass Through Trustee with respect to a Pass Through Trust will terminate upon the distribution to the Certificateholders of the Pass Through Trust of all amounts required to be distributed to them pursuant to the Pass Through Agreement and the applicable Series Supplement and the disposition of all property held in the Pass Through Trust. The Pass Through Trustee will notify each Certificateholder of record of the Pass Through Trust by mail of, among other things, the termination of the Pass Through Trust, the amount of the proposed final payment and the proposed date for the distribution of such final payment for the Pass Through Trust. The final distribution for each Certificateholder of the Pass Through Trust will be made only upon surrender of the Certificateholder's Pass Through Certificates at the office or agency of the Pass Through Trustee specified in the termination notice. (Pass Through Agreement, Section 12.01)

Pre-funding

     In the event that, on the issuance date of any Pass Through Certificates, all of the proceeds from the sale of those Pass Through Certificates are not used to purchase Equipment Certificates, the Equipment Certificates may be purchased by the Pass Through Trustee at any time on or prior to the date specified in the prospectus supplement. In that case, the proceeds from the sale of those Pass Through Certificates will be held under an arrangement described in the prospectus supplement. Examples of these arrangements include:

     o investment of the proceeds by the Pass Through Trustee in permitted investments

     o deposit of the proceeds in a deposit or escrow account held by a separate depositary or escrow agent or

     o purchase by the Pass Through Trustee of debt instruments issued on an interim basis by Federal Express, which debt instrument may be secured by a collateral account or other security or property described in the prospectus supplement.

     The arrangements with respect to the payment of interest on the invested funds will be also be described in the prospectus supplement. The prospectus supplement will also describe any arrangements for the payment of any amounts due to holders of Pass Through Certificates during the pre-funding period. If any of the proceeds are not subsequently utilized to purchase Equipment Certificates by the relevant date specified in the applicable prospectus supplement, including by reason of casualty to one or more Aircraft, those proceeds will be returned to the holders of the Pass Through Certificates.

Special Payment Upon Unavailability of Trust Property

     For any Pass Through Trust, to the extent that any of the proceeds from the sale of the related Pass Through Certificates are not applied on or prior to the date specified in the prospectus supplement to purchase the Equipment Certificates that were contemplated to be held in such Pass Through Trust, Federal Express will cause an amount equal to such unapplied proceeds to be paid from the deposit trust account to the Pass Through Trustee. The Pass Through Trustee will distribute such proceeds to the Certificateholders of such Pass Through Trust on a pro rata basis upon not less than 20 days' prior notice to them as a Special Payment on the date specified in the prospectus supplement, together with interest thereon at a rate equal to the rate applicable to such Pass Through Certificates, but without premium. Federal Express will also pay to the Pass Through Trustee on such date an amount equal to such interest. Federal Express will be responsible for any losses in the deposit trust account. (Pass Through Agreement, Section 2.02)

Liquidity Facility

     The prospectus supplement may provide that one or more payments of interest on the Pass Through Certificates of one or more series will be supported by a Liquidity Facility. The provider of such Liquidity Facility will have a claim senior to the Certificateholders' as specified in the prospectus supplement.

The Pass Through Trustee; the Indenture Trustee

     The Pass Through Trustee for each of the Pass Through Trusts will be First Security Bank, National Association, unless otherwise specified in the related prospectus supplement. The Pass Through Trustee and any of its affiliates may hold Pass Through Certificates in their own names. (Pass Through Agreement,
Section 8.05)

     First Security Bank, National Association will be the Indenture Trustee under the Indentures under which the Equipment Certificates have been or will be issued, unless otherwise specified in the related prospectus supplement. First Security Bank, National Association acts as trustee under other indentures with respect to other indebtedness of Federal Express, and Federal Express from time to time borrows from, and maintains deposit accounts with, First Security Bank, National Association and its affiliates.

     The Pass Through Trustee may resign as trustee under any or all of the Pass Through Trusts at any time. If the Pass Through Trustee ceases to be eligible to continue as Pass Through Trustee with respect to a Pass Through Trust or becomes incapable of acting as Pass Through Trustee or becomes insolvent, Federal Express may remove the Pass Through Trustee, or any Certificateholder of such Pass Through Trust holding Pass Through Certificates for at least six months may, on behalf of that Certificateholder and all others similarly situated, petition any court of competent jurisdiction for the removal of the Pass Through Trustee and the appointment of a successor trustee. In addition, the Certificateholders holding more than 50% in aggregate amount of the related Pass Through Certificates may remove the Pass Through Trustee of any Pass Through Trust without cause. (Pass Through Agreement, Section 10.01)

     In the case of the resignation or removal of the Pass Through Trustee, Federal Express or the Certificateholders holding more than 50% in aggregate amount of the related Pass Through Certificates may appoint a successor Pass Through Trustee. The resignation or removal of the Pass Through Trustee for any Pass Through Trust and the appointment of the successor trustee for such Pass Through Trust does not become effective until acceptance of the appointment by the successor trustee. (Pass Through Agreement, Article X) Pursuant to the resignation and successor trustee provisions of the Pass Through Agreement, it is possible that a different trustee could be appointed to act as the successor trustee with respect to each Pass Through Trust. All references in this prospectus to the Pass Through Trustee are to the trustee acting in such capacity under each of the Pass Through Trusts and should be read to take into account the possibility that each of the Pass Through Trusts could have a different successor trustee in the event of a resignation or removal.

     The Pass Through Agreement provides that Federal Express will pay the Pass Through Trustee's fees and expenses and that the Pass Through Trustee will have a priority claim on the related Trust Property to the extent such fees and expenses are not paid. The Pass Through Agreement further provides that the Pass Through Trustee in its individual capacity will be entitled to indemnification by Federal Express for, and will be held harmless against, any loss, liability or expenses (other than income or similar taxes) incurred by the Pass Through Trustee in its individual capacity in connection with the administration of any Pass Through Trust, except to the extent incurred through its own willful misconduct, bad faith or negligence or by reason of a breach of any of its representations or warranties made in the Pass Through Agreement, the applicable Series Supplement or any related documents. In some circumstances, the Pass Through Trustee is entitled to reimbursement from the applicable Pass Through Trust for any tax (other than income or similar taxes) incurred in its trust capacity in connection with the administration of that Pass Through Trust. (Pass Through Agreement, Articles VIII and IX)


                   DESCRIPTION OF THE EQUIPMENT CERTIFICATES

      The following is a summary description of the Equipment Certificates which we expect will be common to all Equipment Certificates. Where no distinction is made between the Leased Aircraft Certificates and the Owned Aircraft Certificates or between their respective Indentures, such statements refer to any Equipment Certificates and any Indenture. The prospectus supplement will describe the specific terms of any series of Equipment Certificates. Therefore, you should rely on the information in the prospectus supplement, in particular if the information in the prospectus supplement is different from the information provided below.

     Because the following description is a summary, it does not describe every aspect of the Equipment Certificates, and is qualified in its entirety by reference to all the provisions of the applicable Equipment Certificates, the Indentures, the Participation Agreements, any Leases, any Collateral Agreements or Depositary Arrangement, and other agreements and arrangements relating to any particular offering of Equipment Certificates.

     To the extent that any provision in any prospectus supplement is inconsistent with any provision of this summary, the provision of the prospectus supplement will control.

General

     Owned Aircraft. For each Owned Aircraft, the related Owned Aircraft Certificates will be issued as direct obligations of Federal Express and will be authenticated under an Owned Aircraft Indenture by the Indenture Trustee. All of the Owned Aircraft Certificates issued under the same Owned Aircraft Indenture will relate to a specific Owned Aircraft and will not be secured by any other Aircraft. The prospectus supplement will specify the Owned Aircraft relating to each Owned Aircraft Indenture and the related Owned Aircraft Certificates. Federal Express will be directly obligated under each Owned Aircraft Indenture to make payments of principal of, any premium and interest on the related Owned Aircraft Certificates.

     Leased Aircraft. For each Leased Aircraft, the related Leased Aircraft Certificates will be issued as nonrecourse obligations by the Owner Trustee, in each case acting for a separate Owner Trust for the benefit of an Owner Participant, and will be authenticated under a Leased Aircraft Indenture by the Indenture Trustee. All of the Leased Aircraft Certificates issued under the same Leased Aircraft Indenture will relate to and, after any related Pre-Funding Period, as discussed below under "Delayed Lease Commencement," will be secured by a specific Leased Aircraft and will not be secured by any other Aircraft. In each case, the Owner Trustee will lease the related Leased Aircraft to Federal Express pursuant to a separate Lease between such Owner Trustee and Federal Express. See "Pre-Funding Period" below for a discussion of the circumstances under which the Lease for an Aircraft may commence after the date of issuance of the related Leased Aircraft Certificates.

     Rental Payments. The prospectus supplement will specify the Leased Aircraft subject to each Lease and the Leased Aircraft Certificates issued under the related Leased Aircraft Indenture. Upon the commencement of the Lease for any Leased Aircraft, Federal Express will be obligated to make rental payments under such Lease that will be sufficient to pay the principal of and accrued interest on the related Leased Aircraft Certificates when and as due and payable except that, for a Delayed Lease Aircraft on the first scheduled payment date after the related Pre-Funding Period, any difference between the rental payment due on such date by Federal Express and the scheduled payment of principal, if any, and interest then due on such Leased Aircraft Certificates will be payable from amounts payable under a depositary or other escrow arrangement described in the prospectus supplement or, if Leased Aircraft Certificates have been issued in respect of Delayed Lease Aircraft, such difference will be paid pursuant to arrangements described in the prospectus supplement. See "Pre-Funding Period" below. The Leased Aircraft Certificates will not, however, be obligations of, or guaranteed by, Federal Express. Federal Express' obligations to pay rent and to cause other payments to be made under each Lease will be general obligations of Federal Express.

     In circumstances described in the prospectus supplement, Federal Express will have the right to purchase an Owner Trustee's right, title and interest in and to the related Aircraft and to assume the related Leased Aircraft Certificates on a full recourse basis, similar to a financing contemplated by an Owned Aircraft Indenture.

     Sale and Leaseback. For any Owned Aircraft, if specified in the prospectus supplement, Federal Express may arrange for an Owner Trustee, acting for an Owner Trust for the benefit of an Owner Participant, to purchase that Owned Aircraft from Federal Express and lease such Aircraft back to Federal Express under a "net lease," subsequent to the sale of the related Owned Aircraft Certificates to the Pass Through Trustee for each applicable Pass Through Trust and the offering and sale of the related Pass Through Certificates pursuant to that prospectus supplement. In that case, the Owner Trustee will assume, on a nonrecourse basis, the obligations of Federal Express to make payments of principal and interest on the related Equipment Certificates. However, the related Equipment Certificates will no longer be direct obligations of, and will not be guaranteed by, Federal Express, although Federal Express will be obligated under the related Lease to make rental payments that will be sufficient to pay the principal of and accrued interest on the related Equipment Certificates when and as due and payable, and such Equipment Certificates will continue to be secured by a security interest in the related Aircraft, in addition to being secured by an assignment by the Owner Trustee to the Indenture Trustee of the Owner Trustee's rights under such Lease and the agreements relating to the purchase of such Aircraft. See "Security," "Payments and Limitation of Liability" and "Federal Income Tax Consequences" below. The prospectus supplement will specify the terms and conditions under which any sale and leaseback transactions may be consummated.

Principal and Interest Payments

     Interest received by the Pass Through Trustee on the Equipment Certificates constituting Trust Property of each Pass Through Trust will be passed through to the Certificateholders of such Pass Through Trust on a pro rata basis on the dates and at the rate per annum specified in the prospectus supplement. Interest on the Equipment Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Each Pass Through Trust will hold Equipment Certificates on which principal is payable in scheduled amounts and on specified dates as specified in the prospectus supplement. Principal received by the Pass Through Trustee on the Equipment Certificates will be passed through to the Certificateholders of such Pass Through Trust as specified in the prospectus supplement.

     If specified in the prospectus supplement, payments of interest and principal due on senior Equipment Certificates issued in respect of an Aircraft will be made prior to payments of interest and principal on Equipment Certificates issued in respect of such Aircraft which are subordinated to such senior Equipment Certificates.

Prepayment

     The prospectus supplement will describe the circumstances, whether voluntary or involuntary, under which the related Equipment Certificates may or must be prepaid in whole or in part prior to their stated maturity date, any premium applicable upon prepayment and other terms applying to the prepayment. See "Mandatory Prepayment During the Pre-Funding Period" below for a discussion of events which would require prepayment of Leased Aircraft Certificates during any related Pre-Funding Period.

Security

     Except during any related Pre-Funding Period, the Leased Aircraft Certificates issued under each Leased Aircraft Indenture will be secured by:

     o an assignment by the related Owner Trustee to the Indenture Trustee of the Owner Trustee's rights (except for limited rights described below) under the applicable Lease, including the right to receive rent and other payments under the Lease

     o a security interest granted to the Indenture Trustee in the related Leased Aircraft, subject to the rights of Federal Express under the applicable Lease, so that the Indenture Trustee will not have the right to disturb Federal Express' quiet enjoyment of such Aircraft so long as no Lease Event of Default has occurred and is continuing, and

     o an assignment to the Indenture Trustee of the Owner Trustee's rights relating to such Leased Aircraft and the related engines under the agreements for the purchase of the Leased Aircraft and engines between Federal Express and the respective manufacturers. See "Registration of the Aircraft" below.

     The assignment by the Owner Trustee to the Indenture Trustee of its rights under the related Lease will exclude rights of the Owner Trustee and the related Owner Participant relating to:

     o    indemnification by Federal Express for some matters

     o proceeds of public liability insurance payable to the Owner Trustee in its individual capacity and to the Owner Participant under insurance maintained by Federal Express under such Lease, and

     o proceeds of any insurance policies separately maintained by the Owner Trustee in its individual capacity or by the Owner Participant.

     The right of the Indenture Trustee, however, to exercise any of the rights of the Owner Trustee under the related Lease, except the right to receive payments of rent due thereunder, will be subject to the limitations described in the prospectus supplement.

     The Owned Aircraft Certificates issued under each Owned Aircraft Indenture will be secured by a security interest granted to the Indenture Trustee in all of Federal Express' right, title and interest in and to the related Owned Aircraft and an assignment to the Indenture Trustee of some of Federal Express' rights relating to such Owned Aircraft and the related engines under the agreements for the purchase of such Owned Aircraft and engines between Federal Express and the respective manufacturers. See "Registration of the Aircraft" below.

     Unless otherwise specified in the prospectus supplement, there will be no cross-collateralization provisions in the Indentures and consequently, the Equipment Certificates issued in respect of one of the Aircraft will be secured only by that Aircraft and will not be secured by any other Aircraft or, in the case of Leased Aircraft Certificates, the Leases related to any other Aircraft. Unless otherwise specified in the prospectus supplement, there will be no cross-default provisions in the Indentures and consequently, an Indenture Event of Default under any particular Indenture may not result in an Indenture Event of Default under any other Indenture. However, if an Indenture Event of Default occurs in fewer than all of the Indentures related to a Pass Through Trust, the Equipment Certificates issued pursuant to the Indentures with respect to which an Indenture Event of Default has not occurred will continue to be held in such Pass Through Trust and payments of principal of and any premium and interest on such Equipment Certificates will continue to be distributed to the Certificateholders of such Pass Through Trust as originally scheduled, subject to any Intercreditor Agreement.

     Section 1110 of the Bankruptcy Code provides that the right of lessors, conditional vendors and holders of security interests with respect to aircraft capable of carrying ten (10) or more individuals or 6,000 pounds or more of cargo used by air carriers operating under certificates issued by the Secretary of Transportation under Chapter 447 of the Transportation Code to take possession of such aircraft in compliance with the provisions of the lease, conditional sale contract or security agreement, as the case may be, is not affected by:

     o the automatic stay provision of the Bankruptcy Code, which provision enjoins the taking of any action against a debtor by a creditor

     o the provision of the Bankruptcy Code allowing the trustee in reorganization or the debtor-in-possession to use, sell or lease property of the debtor

     o    the confirmation of a plan by the bankruptcy court, and

     o    any power of the bankruptcy court to enjoin a repossession.

     Section 1110 provides, however, that the right of a lessor, conditional vendor or holder of a security interest to take possession of an aircraft in the event of a default may not be exercised for 60 days following the date of commencement of the reorganization proceedings, unless specifically permitted by the bankruptcy court, and may not be exercised at all if, within such 60-day period, the trustee in reorganization or the debtor-in-possession agrees to perform the debtor's obligations that become due on or after such date and cures all existing defaults, other than defaults resulting solely from the financial condition, bankruptcy, insolvency or reorganization of the debtor. The prospectus supplement for each offering will discuss the availability of the benefits of Section 1110 of the Bankruptcy Code with respect to the related Aircraft.

     If the prospectus supplement provides that a Pre-Funding Period will apply to a Leased Aircraft, then during such Pre-Funding Period the related Leased Aircraft Certificates will not be secured by such Leased Aircraft or a related Lease. During such Pre-Funding Period, however, such Leased Aircraft Certificates will be secured by the related Collateral Account and, if the prospectus supplement so provides, Additional Collateral or by a Depositary Arrangement. See "Pre-Funding Period" below.

Registration of the Aircraft

     Federal Express will be required, except under some circumstances, to register and keep each Aircraft registered under Title 49 of the Transportation Code, in the name of Federal Express, in the case of an Owned Aircraft, or in the name of the Owner Trustee, in the case of a Leased Aircraft, and to record and maintain the recordation of the Indenture and any Lease relating to each Aircraft under the Transportation Code. The recordation of the Indenture and any Lease relating to each Aircraft will give the Indenture Trustee a security interest in each such Aircraft perfected under the Transportation Code, which perfected security interest will, with limited exceptions, be recognized in those jurisdictions that have ratified to the Convention.

     Federal Express will be able, in some circumstances, to re-register any Aircraft in specified countries other than the United States. Unless otherwise specified in the prospectus supplement, prior to any change in the jurisdiction of registry, the Indenture Trustee and, for Leased Aircraft, the related Owner Participant must receive various assurances, including that such other country would provide substantially equivalent protection for the rights of owner participants, lessors and lenders in similar transactions as is provided under United States law, except that, for the purpose of such determination, rights and remedies similar to those available under Section 1110 of the Bankruptcy Code will not be required in the absence of restrictions of rights and remedies of lessors and secured parties that are similar to those imposed by Sections 362, 363 and 1129 of the Bankruptcy Code. While those assurances are intended to provide that Federal Express' (in the case of an Owned Aircraft) or the Owner Trustee's (in the case of a Leased Aircraft) title to the Aircraft and the Indenture Trustee's lien thereon will be recognized in such jurisdiction and that the Indenture Trustee may exercise the rights granted to it in the Indentures, there is no guarantee that, even if that jurisdiction is a party to the Convention, as a practical matter, the Indenture Trustee would be able to realize upon its security interest in the case of an Indenture Event of Default.

     Also, each Aircraft may be operated by Federal Express or placed under lease, sublease or interchange arrangements with carriers domiciled outside of the United States. The ability of the Indenture Trustee in the case of an Indenture Event of Default, to realize upon its security interest in the Aircraft could be adversely affected as a legal or practical matter if the Aircraft were located outside the United States.

Merger, Consolidation and Transfer of Assets

     In the case of each Aircraft, Federal Express will be prohibited from consolidating with or merging into any other corporation under circumstances in which Federal Express is not the surviving corporation, or from transferring all or substantially all of its assets as an entirety to any other corporation, unless, among other things:

     o the successor or transferee corporation is a U.S. Citizen, an "air carrier" within the meaning of and operating under the Transportation Code and a corporation organized and existing under the laws of the United States or a political subdivision thereof, and such corporation expressly assumes all the obligations of Federal Express contained in the related Indenture, the Participation Agreement, the Lease, the Pass Through Agreement, the Purchase Agreement and the related Purchase Agreement Assignment

     o immediately after giving effect to the consolidation, merger or transfer, the successor or transferee is in compliance with all of the terms and conditions of those documents, and

     o the consolidation, merger or transfer does not (or would not, if prior to commencement of the related Lease) give rise to a Lease Event of Default under the related Lease or, in the case of an Owned Aircraft, an Indenture Event of Default under the related Owned Aircraft Indenture.

Pre-Funding Period

     Equipment Certificates may be issued in connection with any pre-funding arrangement, such as the following:

     o The Owner Trustee may issue Leased Aircraft Certificates prior to the purchase of the related Leased Aircraft by the Owner Trustee or the commencement of the related Leases

     o Federal Express may issue Owned Aircraft Certificates prior to the expected delivery date of the Owned Aircraft.

     The prospectus supplement will describe any of these pre-funding arrangements, including any arrangements for the collateralization of any Leased Aircraft Certificates or Owned Aircraft Certificates with cash, permitted investments or other property and the arrangements for payment of any amounts due to holders of Pass Through Certificates during the pre-funding period.

     If the anticipated aircraft financing transactions have not been completed by the date specified in the prospectus supplement, including by reason of a casualty to one or more Aircraft, such Leased Aircraft Certificates or Owned Aircraft Certificates will be prepaid at the price specified in the prospectus supplement. Alternatively, if the Lease related to any Leased Aircraft Certificates has not commenced by the date specified in the prospectus supplement, Federal Express, at its option, may convert the proposed leveraged lease financing into a type of financing available for Owned Aircraft and those Leased Aircraft Certificates will become Owned Aircraft Certificates.

Owned Aircraft Indenture Covenants

     Maintenance. Federal Express will be obligated to pay all costs of operating the Owned Aircraft and, at its expense, to maintain, inspect, service, repair and overhaul the Owned Aircraft so as to keep the Owned Aircraft in good condition, ordinary wear and tear excepted, and to enable the airworthiness certification of such Owned Aircraft to be maintained in good standing at all times under the Transportation Code or, in some circumstances, under the applicable requirements of the aeronautical authority of another country of registry. If, however, the Aircraft loses its airworthiness certification and such loss is curable and Federal Express, using its reasonable best efforts, undertakes such cure promptly, diligently and continuously, then Federal Express will not be in default with respect to such obligation.

     Generally, Federal Express will be obligated to replace or cause to be replaced all Owned Aircraft parts that become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use. Federal Express will have the right to make other modifications and additions to an Owned Aircraft so long as the modifications or additions do not materially decrease the value or utility of such Owned Aircraft or impair its condition or airworthiness below its value, utility, condition and airworthiness immediately prior to the modification or addition, assuming that such Owned Aircraft was then in the condition and airworthiness required by the related Indenture. Also, in some circumstances, Federal Express will be permitted to remove parts (without replacement) from an Owned Aircraft or any engine (and therefore from the Lien of the applicable Indenture) if Federal Express deems such parts to be obsolete or no longer suitable or appropriate for use thereon so long as such removals do not decrease the utility, condition or airworthiness of such Owned Aircraft or any such engine, although the value of such Owned Aircraft or any such engine may be reduced by such removal. The prospectus supplement will contain a description of any limitations applicable to provisions described in this paragraph.

     Insurance. The prospectus supplement will contain a description of the insurance arrangements applicable to each Aircraft. In general, Federal Express will be obligated to carry comprehensive aircraft liability insurance, including property damage liability insurance and cargo legal liability insurance as described below. The insurance must be in the amounts, against such risks and with such retentions as Federal Express customarily maintains. The insurance must also be with insurers of recognized responsibility and against such other risks as are usually insured against by similar corporations situated similarly to Federal Express and engaged in the same or similar business to Federal Express and owning or operating aircraft and engines similar to the related Aircraft and related engines. Unless otherwise indicated in the prospectus supplement, Federal Express will also be obligated to carry, with insurers of recognized responsibility, all-risk ground and flight aircraft hull insurance covering the related Aircraft and all-risk coverage with respect to the related engines and parts while temporarily removed from such Aircraft and not replaced by similar engines or parts, as described below. That insurance includes war-risk and allied perils, hijacking and governmental confiscation and expropriation insurance, except in the country of registry, and must be in such form and amounts, and with such retentions as Federal Express customarily maintains for other aircraft in Federal Express' fleet of the same type and model and operating on the same routes as the related Aircraft. Federal Express may self-insure against the risks required to be insured against under the related Lease in such reasonable amounts as are then applicable to other aircraft or engines of Federal Express of value comparable to the related Aircraft. Self-insurance for all aircraft in Federal Express' fleet may not, however, in the aggregate exceed an amount equal to the lesser of 50% of the highest insured value of any single aircraft in such fleet, or 1.5% of the average aggregate insured value from time to time of Federal Express' entire aircraft fleet, although a standard deductible per occurrence per aircraft no greater than the amount customarily allowed as a deductible in the industry will be permitted in addition to such self-insurance.

     Federal Express and any permitted lessee of an Owned Aircraft will be named as insured parties under all insurance policies required by the related Indenture. The Indenture Trustee will be named as an additional insured, which will afford such Indenture Trustee the rights but not the obligations of an additional insured. In general, liability insurance proceeds will be distributed to the respective parties as their interests may appear and hull insurance proceeds will be distributed to the Indenture Trustee if the amount of such proceeds exceeds specified amounts. The prospectus supplement will contain a description of any limitations applicable to provisions described in this paragraph.

Ranking of Equipment Certificates

     Some of the Equipment Certificates related to one or more Aircraft, as described in the prospectus supplement, may be subordinated and junior in right of payment to other Equipment Certificates related to the same Aircraft. The prospectus supplement will specify the terms of any subordination.

Payments and Limitations of Liability

     All payments of principal of, any premium and interest on any Leased Aircraft Certificates will be made only from the assets subject to the Lien described in the related Leased Aircraft Indenture or the income and proceeds received by the Indenture Trustee from those assets or from other payments received by the Indenture Trustee to be applied pursuant to the Leased Aircraft Indenture. Those other payments include, during any Pre-Funding Period relating to a Leased Aircraft, the Collateral Account and any Additional Collateral provided in connection with such Pre-Funding Period or amounts payable under a Depositary Arrangement and, on and after the commencement of the related Lease, rent payable by Federal Express under the related Lease. Additionally, if the prospectus supplement provides for a Liquidity Facility to support payments of interest on one or more series of Leased Aircraft Certificates, interest payments on the Leased Aircraft Certificates will be made under such Liquidity Facility to the extent provided in the Liquidity Facility. The Leased Aircraft Certificates will not be direct obligations of, or guaranteed by, Federal Express. Federal Express' obligations to pay rent and to cause other payments to be made under each Lease will be general obligations of Federal Express.

     Neither the Owner Trustee nor the Indenture Trustee (in their individual capacities) will be liable to any Certificateholder or, in the case of the Owner Trustee, in its individual capacity, to Federal Express or the Indenture Trustee for any amounts payable or for any liability under the Equipment Certificates or the Indentures, except as provided in the Indentures and the Participation Agreements and except for the gross negligence or willful misconduct of the Owner Trustee.

     Federal Express' obligations under each Owned Aircraft Indenture and under the related Owned Aircraft Certificates will be general obligations of Federal Express.

Indenture Events of Default and Remedies

     For any Pass Through Trust, the prospectus supplement will describe the Indenture Events of Default under the Indentures related to the Equipment Certificates to be held by such Pass Through Trust, the remedies that the Indenture Trustee may exercise with respect to the related Aircraft, either at its own initiative or upon instruction from holders of the related Equipment Certificates, and other provisions relating to the occurrence of an Indenture Event of Default and the exercise of remedies. Unless otherwise specified in the prospectus supplement, there will be no cross-default provisions in the Indentures and, unless so specified, events resulting in an Indenture Event of Default under any particular Indenture will not necessarily result in an Indenture Event of Default under any other Indenture.

The Leases

     Upon the commencement of any Lease, the following terms will be applicable:

     Terms and Rentals. Each Leased Aircraft will be leased separately by the related Owner Trustee to Federal Express for a term commencing on the date of the delivery of the related Leased Aircraft to such Owner Trustee and expiring on a date not earlier than the latest maturity date of the Leased Aircraft Certificates issued with respect to such Leased Aircraft, unless previously terminated or extended, as permitted by the related Lease. Federal Express will make the scheduled rental payments under each Lease on the dates specified in the prospectus supplement. The Owner Trustee will assign to the Indenture Trustee the respective payments necessary to make payments of principal and interest due from such Owner Trustee on the Leased Aircraft Certificates issued under such Leased Aircraft Indenture. Although in certain cases the scheduled rental payments under the Leases may be adjusted, under no circumstances will such payments that Federal Express will be unconditionally obligated to make or cause to be made under any Lease be less than the scheduled payments of principal and interest on the Leased Aircraft Certificates issued under the Leased Aircraft Indenture relating to such Lease. See "Payments and Limitations of Liability" above.

     For any Delayed Lease Aircraft, upon the commencement of the Lease for such Aircraft, Federal Express will be obligated to make scheduled rental payments under the related Lease that will be sufficient to pay in full when due all principal of and interest on, to the extent accrued from and after the related Pre-Funding Period, the related Leased Aircraft Certificates, except that on the first scheduled payment date after the related Pre-Funding Period, the difference between the rental payment due on such date by Federal Express and the scheduled payment of principal, if any, and interest then due on such Leased Aircraft Certificates will be payable from the related Collateral Account and any related Additional Collateral or from amounts payable under a Depositary Arrangement. See "Payments and Limitations of Liability" above. Scheduled payments of principal and interest on the Leased Aircraft Certificates will be made on the dates specified in the prospectus supplement.

     Net Lease. Federal Express' obligations under each Lease in respect of the related Leased Aircraft will be those of a lessee under a "net lease." Accordingly, Federal Express will be obligated to pay all costs of operating the Leased Aircraft and, at its expense, to maintain, service, repair and overhaul the Leased Aircraft so as to keep the Leased Aircraft in good condition, ordinary wear and tear excepted, and to enable the airworthiness certification to be maintained in good standing at all times under the Transportation Code or, in some circumstances, under the applicable requirements of the aeronautical authority of another country of registry.

     Generally, Federal Express will be obligated to replace or cause to be replaced all Leased Aircraft parts that become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use. Federal Express will have the right to make other modifications and additions to a Leased Aircraft so long as the modifications or additions do not materially decrease the value or utility of such Leased Aircraft or impair its condition or airworthiness below its value, utility, condition and airworthiness immediately prior to the modification or addition, assuming that such Leased Aircraft was then in the condition and airworthiness required by the related Lease. Also, in some circumstances, Federal Express will be permitted to remove parts (without replacement) from a Leased Aircraft or any engine (and therefore from the Lien of the applicable Indenture) if Federal Express deems such parts to be obsolete or no longer suitable or appropriate for use on such Leased Aircraft so long as such removals do not decrease the utility, condition or airworthiness of such Leased Aircraft or any such engine, although the value of such Leased Aircraft or any such engine may be reduced by such removal. The prospectus supplement will contain a description of any limitations applicable to provisions described above.

     Insurance. The prospectus supplement will contain a description of the insurance arrangements applicable to each Aircraft. In general, Federal Express will be obligated to carry comprehensive aircraft liability insurance, including property damage liability insurance and cargo legal liability insurance as described below. The insurance must be in such amounts, against such risks and with such retentions as Federal Express customarily maintains. Such insurance must also be with insurers of recognized responsibility and against such other risks as are usually insured against by similar corporations situated similarly to Federal Express and engaged in the same or similar business to Federal Express and owning or operating aircraft and engines similar to the related Aircraft and related engines. In general, Federal Express will also be obligated to carry, with insurers of recognized responsibility, all-risk ground and flight aircraft hull insurance covering the related Aircraft and all-risk coverage with respect to the related engines and parts while temporarily removed from such Aircraft and not replaced by similar engines or parts, as described below. The insurance includes war-risk and allied perils, hijacking and governmental confiscation and expropriation insurance, except in the country of registry, must be in such form and amounts, and with such retentions as Federal Express customarily maintains with respect to other aircraft in Federal Express' fleet of the same type and model and operating on the same routes as the related Aircraft, and may not be in an amount below certain stipulated values. Federal Express may self-insure against the risks required to be insured against under the related lease in such reasonable amounts as are then applicable to other aircraft or engines of Federal Express of value comparable to the related Aircraft. Self-insurance for all aircraft in Federal Express' fleet may not, however, in the aggregate exceed an amount equal to the lesser of 50% of the highest insured value of any single aircraft in such fleet or 1.5% of the average aggregate insured value from time to time of Federal Express' entire aircraft fleet, provided that a standard deductible per occurrence per aircraft no greater than the amount customarily allowed as a deductible in the industry will be permitted in addition to such self-insurance.

     Federal Express and any permitted sublessee of a Leased Aircraft will be named as insured parties under all insurance policies required by the related Lease. The Indenture Trustee, Owner Trustee and related Owner Participant will be named additional insureds, which will afford each of them the rights but not the obligations of an additional insured. In general, liability insurance proceeds will be distributed to the respective parties as their interests may appear and hull insurance proceeds will be distributed to the Indenture Trustee if the amount of such proceeds exceeds specified amounts. The prospectus supplement will contain a description of any limitations applicable to provisions described in this paragraph.

     Lease Events of Default; Remedies. The prospectus supplement will describe the Lease Events of Default under the related Leases, the remedies that the Owner Trustee may exercise with respect to the related Leased Aircraft, and other provisions relating to the occurrence of a Lease Event of Default and the exercise of remedies.

The Participation Agreements

     Federal Express will be required to indemnify each Indenture Trustee and, in the case of Leased Aircraft Certificates, each Owner Participant and each Owner Trustee, and certain parties affiliated with the foregoing (but not including Holders or the Certificateholders), for certain liabilities, losses, fees and expenses and for certain other matters arising out of the transactions described in this prospectus or relating to the applicable Aircraft or the use of such Aircraft. In addition, under certain circumstances Federal Express will be required to indemnify such persons against certain taxes, levies, duties, withholdings and for certain other matters relating to such transactions or the applicable Aircraft. Subject to some restrictions, each Owner Participant may convey all of its right, title and interest relating to any Leased Aircraft. Moreover, if so provided in the prospectus supplement, in certain limited instances Federal Express may assume an Owner Trust's obligations under the related Leased Aircraft Certificates on a full recourse basis.

Liquidity Facility

     The prospectus supplement may provide that one or more payments of interest on the related Equipment Certificates of one or more series or distributions made by the Pass Through Trustee of the related Pass Through Trust will be supported by a liquidity facility issued by an institution identified in the prospectus supplement. Unless otherwise provided in the prospectus supplement, the provider of the liquidity facility will have a senior claim upon the assets securing the Equipment Certificates.

Intercreditor Issues

     Equipment Certificates may be issued in different classes, which means that the Equipment Certificates may have different payment priorities even though issued by the same Owner Trustee and relate to the same Aircraft. In that case, the prospectus supplement will describe the priority of distributions among the Equipment Certificates (and any related liquidity facilities), the ability of any class to exercise and enforce any or all remedies with respect to the related Aircraft (and, if the Equipment Certificates are Leased Aircraft Certificates, the related Leases) and other intercreditor terms and provisions.


                        FEDERAL INCOME TAX CONSEQUENCES

     In the opinion of Davis Polk & Wardwell, tax counsel to Federal Express, the following discussion accurately describes the principal United States federal income tax consequences of ownership and disposition of the Pass Through Certificates to the initial purchasers of the Pass Through Certificates at the "issue price" who hold such Pass Through Certificates as a capital asset, and should be read in conjunction with any additional discussion of federal income tax consequences included in the prospectus supplement. This opinion is based on laws, regulations, rulings and decisions in effect as of the date of this prospectus. Changes to existing law, which could have retroactive effect, may alter the consequences described below. This discussion only applies to owners of Pass Through Certificates that are either:

     o a citizen or resident of the United States for United States federal income tax purposes

     o a corporation or other entity created or organized under the laws of the United States or any state of the United States, or

     o an estate or trust the income of which is subject to United States federal income tax without regard to its source and does not address federal income tax consequences applicable to particular categories of investors, some of which (for example, insurance companies, financial institutions, dealers in securities and foreign investors) may be subject to special rules. Persons considering purchasing interests in Pass Through Certificates should consult their own tax advisors with regard to the application of the United States federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction. The Pass Through Trusts are not indemnified for any federal income taxes that may be imposed upon them, and the imposition of any such taxes on a Pass Through Trust could result in a reduction in the amounts available for distribution to the Certificateholders of such Pass Through Trust.

General

     The Pass Through Trusts will not themselves be subject to federal income taxation. Each Certificateholder will be required to report on its federal income tax return its pro rata share of the entire income from each of the Equipment Certificates held in the related Pass Through Trust, in accordance with such Certificateholder's method of accounting.

     A purchaser of an interest in a Pass Through Certificate should be treated as purchasing an interest in each Equipment Certificate held in the related Pass Through Trust at a price determined by allocating the purchase price paid for the Pass Through Certificate among such Equipment Certificates in proportion to their fair market values at the time of purchase of the Pass Through Certificate. Unless otherwise indicated in a prospectus supplement, Federal Express anticipates that when all the Equipment Certificates have been acquired by the related Pass Through Trust the purchase price paid for a Pass Through Certificate of such Pass Through Trust by an original purchaser of such Pass Through Certificate should be allocated among the Equipment Certificates held in such Pass Through Trust in proportion to their respective principal amounts.

     If an Equipment Certificate held by a Pass Through Trust is prepaid for an amount that differs from a Certificateholder's aggregate adjusted basis in the Equipment Certificate, the Certificateholder will be considered to have sold its pro rata share of that Equipment Certificate, and will recognize any gain or loss equal to the difference between the Certificateholder's adjusted basis and the amount realized from such prepayment (except to the extent attributable to accrued interest, which would be taxable as interest income if not previously included in income). Any such gain or loss will be long-term capital gain or loss if the Equipment Certificate is considered to have been held for more than one year. Net capital gains of individuals are, under certain circumstances, taxed at lower rates than items of ordinary income. In the case of Equipment Certificates, an Owner Participant's conveyance of its interest in an Owner Trust will not constitute a taxable event to the holders of interests in the related Equipment Certificates. However, if Federal Express assumes an Owner Trust's obligations under the related Equipment Certificates upon a purchase of the related Aircraft by Federal Express, or an Owner Trust assumes Federal Express' obligations under the Owned Aircraft Certificates, such assumption would be treated for federal income tax purposes as a taxable exchange of the respective Equipment Certificates resulting in the recognition of taxable gain or loss under the rules discussed above. Immediately following a taxable exchange of Equipment Certificates described in the previous sentence, the Equipment Certificates owned by a Certificateholder will be deemed to be newly issued Equipment Certificates (the "New Equipment Certificates"). For this purpose, the amount realized, as determined under current Treasury regulations on original issue discount, will be equal to a Certificateholder's pro rata share of the New Equipment Certificate's stated principal amount or, in the event the New Equipment Certificates do not bear "adequate stated interest" within the meaning of Section 1274 of the Code, their "imputed principal amount," which is generally the sum of the present values of all payments due under the New Equipment Certificates, discounted from the date of payment to their issue date at the appropriate "applicable federal rate." In addition, and unless de minimis rules apply, if after a taxable exchange the Equipment Certificates do not provide for "adequate stated interest" and the principal amount of the New Equipment Certificates is more than the "imputed principal amount," then the New Equipment Certificates would have "original issue discount" ("OID"). Certificateholders would be required to include the OID attributable to their pro rata share of the New Equipment Certificates in income for federal tax purposes as it accrues, in advance of receiving payment attributable to such income, under a constant yield to maturity method.

Sales or Exchanges of Pass Through Certificates

     A Certificateholder that sells or exchanges a Pass Through Certificate will be considered to have sold its pro rata portion of the property held by the Pass Through Trust, and will recognize gain or loss as described in the preceding paragraph.

Effect of Subordination of Subordinated Certificateholders

     If any Pass Through Trust with respect to a series is subordinated with respect to other Pass Through Trusts of a different series, and receives less than the full amount of the receipts of principal or interest paid with respect to the Equipment Certificates held by it because of the subordination of the Equipment Certificates held by such Pass Through Trust under the Intercreditor Agreement, the corresponding owners of beneficial interests in the Subordinated Certificates could be treated for federal income tax purposes as if they had:

     o    received as distributions their full share of such receipts

     o paid over to the relevant preferred class of Certificateholders an amount equal to their share of such Shortfall Amount, and

     o retained the right to reimbursement of such amounts to the extent of future amounts payable to the Subordinated Certificateholders with respect to such Shortfall Amount.

     Under this analysis:

     o Subordinated Certificateholders incurring a Shortfall Amount would be required to include as current income any interest or other income of the corresponding Pass Through Trust which is subordinated to other Pass Through Trusts that was a component of the Shortfall Amount, even though such amount was in fact paid to the relevant preferred class of Certificateholders

     o a loss would only be allowed to such Subordinated Certificateholders when their right to receive reimbursement of such Shortfall Amount became worthless, that is, when it becomes clear that funds will not be available from any source to reimburse such loss, and

     o reimbursement of such Shortfall Amount prior to such a claim of worthlessness would not be taxable income to Subordinated Certificateholders because such amount was previously included in income.

     These results should not significantly affect the inclusion of income for Subordinated Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Subordinated Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method.

Backup Withholding

     Payments made on the Pass Through Certificates, and proceeds from the sale or exchange of the Pass Through Certificates to or through certain brokers, may be subject to a "backup" withholding tax of 31% unless the Certificateholder complies with certain reporting procedures or is an exempt recipient under the Internal Revenue Code. Any such withheld amounts will be allowed as a credit against the Certificateholder's federal income tax and may entitle such Certificateholder to a refund, provided that the required information is furnished to the Internal Revenue Service.

                                   UTAH TAXES

     The summary set forth below is based upon applicable tax statutes, regulations and rules promulgated thereunder, government agency rulings and court decisions published to date, each of which is subject to change.

     The Pass Through Trustee is a national banking association with its principal corporate trust office in Salt Lake City, Utah. Ray, Quinney & Nebeker, special state tax counsel to the Pass Through Trustee, has advised Federal Express that, in its opinion, under currently applicable Utah laws and assuming the accuracy of the statements with respect to federal income taxes in this prospectus, including the assumption that each Pass Through Trust will not itself be subject to federal income taxation, assuming that the Equipment Certificates will be treated as debt for federal income tax purposes and assuming that the Pass Through Trustee will not hold legal or equitable title to, or lease any real or tangible property located in Utah and will engage in only those activities contemplated in this prospectus, that is, engaging in no activity other than holding the Equipment Certificates, issuing the Pass Through Certificates, distributing the payments thereon and performing other incidental activities:

     o the Pass Through Trusts will not be subject to any tax, including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax, governmental fee or similar charge imposed by the state of Utah or any political subdivision of the state of Utah as a result of the transactions contemplated by the Pass Through Agreement and

     o Certificateholders who are not residents of, or otherwise subject to tax in or by, the state of Utah will not be subject to any tax, including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax, governmental fee or similar charge imposed by the state of Utah or any political subdivision of the state of Utah as a result of purchasing, holding, including receiving payments with respect to, or selling a Pass Through Certificate.

     Neither the Pass Through Trusts nor the Certificateholders will be indemnified for any state or local taxes imposed on them, and the imposition of any such taxes on a Pass Through Trust could result in a reduction in the amounts available for distribution to the Certificateholders of such Pass Through Trust. In general, should a Certificateholder or any Pass Through Trust be subject to any state or local tax which would not be imposed if such Pass Through Trust were administered in a different jurisdiction in the United States or if the Pass Through Trustee were located in a different jurisdiction in the United States, the Pass Through Trustee will either relocate the administration of such Pass Through Trust to such other jurisdiction or resign and, in the event of the Pass Through Trustee's resignation, a new Pass Through Trustee in such other jurisdiction will be appointed.


                              ERISA CONSIDERATIONS

     Unless otherwise indicated in the prospectus supplement, Pass Through Certificates may not be purchased by, or with the assets of, any employee benefit plan subject to Title I of ERISA, or individual retirement account or plan subject to Section 4975 of the Internal Revenue Code. Some governmental plans and non-electing church plans, however, are not subject to Title I of ERISA or Section 4975 of the Internal Revenue Code and, therefore, may purchase the Pass Through Certificates.


                              PLAN OF DISTRIBUTION

     The Pass Through Certificates may be sold to or through underwriters, directly to other purchasers or through agents.

     The distribution of the Pass Through Certificates may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     In connection with the sale of Pass Through Certificates, underwriters or agents may receive compensation from Federal Express or from purchasers of Pass Through Certificates for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell Pass Through Certificates to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of Pass Through Certificates may be deemed to be underwriters, and any discounts or commissions received by them from Federal Express and any profit on the resale of Pass Through Certificates by them may be deemed to be underwriting discounts and commissions, under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from Federal Express will be described, in the prospectus supplement.

     Offers to purchase Pass Through Certificates may be solicited directly and the sale thereof may be made directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the prospectus supplement relating to such sales.

     Under agreements which may be entered into by Federal Express, underwriters and agents who participate in the distribution of Pass Through Certificates may be entitled to indemnification by Federal Express against certain liabilities, including liabilities under the Securities Act.

     Unless otherwise indicated in the prospectus supplement, Federal Express does not intend to apply for the listing of any series of Pass Through Certificates on a national securities exchange. If the Pass Through Certificates of any series are sold to or through underwriters, the underwriters may make a market in such Pass Through Certificates, as permitted by applicable laws and regulations. No underwriter would be obligated, however, to make a market in such Pass Through Certificates, and any such market-making could be discontinued at any time at the sole discretion of the underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Pass Through Certificates of any series.

     Some of the underwriters or agents and their associates may be customers of, engage in transactions with, and perform services for, Federal Express in the ordinary course of business.


                                 LEGAL MATTERS

     Unless otherwise indicated in the prospectus supplement, the legality of the Pass Through Certificates offered hereby will be passed upon for Federal Express by Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017, and by Underwriters' Counsel. Unless otherwise indicated in the prospectus supplement, both Davis Polk & Wardwell and Underwriters' Counsel may rely on the opinion of counsel for the Pass Through Trustee, as to matters relating to the authorization, execution and delivery of the Pass Through Agreement and of each series of Pass Through Certificates by the Pass Through Trustee, and of Karen M. Clayborne, Senior Vice President and General Counsel of Federal Express, as to Federal Express' authorization, execution and delivery of the Pass Through Agreement. At June 1, 2000, Ms. Clayborne owned 13,556 shares of FedEx Corporation's common stock and had been granted options to purchase 53,450 shares of FedEx Corporation's common stock. Of the options granted, 6,250 were vested at such date.


                                    EXPERTS

     The consolidated financial statements and schedule of Federal Express included or incorporated by reference in Federal Express' Annual Report on Form 10-K for the year ended May 31, 1999 and incorporated by reference in this prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect to the consolidated financial statements and schedule, and are incorporated by reference in this prospectus in reliance upon the authority of Arthur Andersen LLP as experts in giving those reports.

     With respect to the unaudited interim financial information for the quarters ended August 31, 1999, November 30, 1999 and February 29, 2000, included in Federal Express' Quarterly Reports on Form 10-Q for such periods, which are incorporated by reference in this prospectus, Arthur Andersen LLP has applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports on the unaudited interim financial information state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on that information should be restricted in light of the limited nature of the review procedures applied. In addition, the accountants are not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited interim financial information because those reports are not "reports" or a "part" of the Registration Statement, of which this prospectus is a part, prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.

                               GLOSSARY OF TERMS

     The following is a glossary of terms used in this prospectus. This glossary may contain definitions which are different from definitions used in the prospectus supplement. You should read the prospectus supplement in conjunction with the glossary or other definition of terms contained in the prospectus supplement.

     "Aircraft" means, collectively, the Owned Aircraft and the Leased
Aircraft.

     "Additional Collateral" means certain additional security which may include, unless otherwise specified in the prospectus supplement, payments to be made by Federal Express or a letter of credit or other facility issued by a bank (within the meaning of Section 3(a)(2) of the Securities Act) whose obligations at the time of the relevant Pass Through Certificate offering carry a credit rating at least as high as Federal Express'.

     "Bankruptcy Code" means Title 11 of the United States Code (11 U.S.C. et seq.), as amended, or any successor thereto.

     "Business Day" means any day other than a Saturday, a Sunday or other day on which commercial banks in New York City, Memphis, Tennessee or the city in which the office or agency in the United States is maintained by the Pass Through Trustee for the payment of the Pass Through Certificates are authorized or required by law to close.

     "Cede" means Cede & Co., as nominee for DTC.

     "Certificate Account" means a non-interest bearing account for the deposit of Scheduled Payments on the Equipment Certificates held in the related Pass Through Trust.

     "Certificateholder" means, for any Pass Through Trust, the registered holder of any Pass Through Certificate issued by such Pass Through Trust.

     "Collateral Account" means an account into which proceeds from the sale of the related Leased Aircraft Certificates will be deposited by the related Owner Trustee for the benefit of the related Indenture Trustee as set forth in this prospectus and the prospectus supplement.

     "Collateral Agreement" means a collateral agreement between the Owner Trustee and the Indenture Trustee with respect to the related Collateral Account.

     "Convention" means the Convention on the International Recognition of Rights in Aircraft.

     "Cut-off Date" means, if applicable to an Aircraft, the date 90 days after the scheduled delivery date for such Aircraft.

     "DTC" means The Depository Trust Company.

     "DTC Participants" means the participants of DTC.

     "Delayed Lease Aircraft" means a Leased Aircraft to which a Pre-Funding Period applies, which term shall be applicable to such Leased Aircraft until commencement of the related Lease.

     "Deposit Account" means the deposit account established under a Depositary Arrangement.

     "Depositary Arrangement" means the agreement of a person to pay amounts corresponding to amounts payable on the Leased Aircraft Certificates in respect of any related Pre-Funding Period and the debt portion of the purchase price of the related Aircraft upon delivery thereof.

     "Distribution Date" means, collectively, the Regular Distribution Date and the Special Distribution Date.

     "Equipment Certificates" means, collectively, the Owned Aircraft Certificates and the Leased Aircraft Certificates.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Event of Default" means each of the events designated as an event of default under the Pass Through Agreement with respect to the related Pass Through Trust.

     "Event of Loss" means, for any Aircraft, each of the events designated as such in the related Lease or the related Owned Aircraft Indenture, as the case may be.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Federal Express" means Federal Express Corporation.

     "Holders" means the registered holders of the related Equipment
Certificates.

     "Indentures" means, collectively, the Owned Aircraft Indentures and the Leased Aircraft Indentures.

     "Indenture Event of Default" means, for any Indenture, each of the events designated as an event of default in such Indenture.

     "Indenture Trustee" means First Security Bank, National Association, or another bank or trust company, in its capacity as indenture trustee under the related Indenture and any successor thereunder.

     "Intercreditor Agreement" means the agreement among the Pass Through Trustee of each Pass Through Trust, the subordination agent named therein and the Liquidity Provider specified in the prospectus supplement.

     "Internal Revenue Code" means the United States Internal Revenue Code of 1986, as amended.

     "Lease" means a lease agreement between the Owner Trustee, as lessor, and Federal Express, as lessee, in each case under which the Owner Trustee leases, or is expected to lease, the related Aircraft to Federal Express.

     "Lease Event of Default" means, for any Lease, each of the events designated as an event of default in such Lease.

     "Leased Aircraft" means one or more aircraft specified in a prospectus supplement which has been or will be leased to Federal Express.

     "Leased Aircraft Certificates" means the equipment trust certificates issued as nonrecourse obligations by the related Owner Trustee, each acting not in its individual capacity but solely as the Owner Trustee of a separate Owner Trust in connection with a separate leveraged lease transaction relating to an Aircraft.

     "Leased Aircraft Indenture" means a trust indenture and security agreement between the Owner Trustee and the Indenture Trustee relating to a Leased Aircraft.

     "Lien" means any mortgage, pledge, lien, charge, encumbrance, lease or security interest or other similar interest.

     "Liquidity Facility" means a liquidity facility issued by the related Liquidity Provider as provided in the prospectus supplement.

     "Liquidity Provider" means an institution identified in the prospectus supplement which will enter into a Liquidity Facility to support certain payments of interest on the related Equipment Certificates of one or more series or distributions made by the Pass Through Trustee of the related Pass Through Trust as provided in such prospectus supplement.

     "Owned Aircraft" means one or more aircraft specified in a prospectus supplement that have been or will be purchased and owned by Federal Express.

     "Owned Aircraft Certificates" means the equipment purchase certificates relating to an Owned Aircraft issued as recourse obligations by Federal Express.

     "Owned Aircraft Indenture" means a trust indenture and security agreement between Federal Express and the Indenture Trustee relating to an Owned Aircraft.

     "Owner Participant" means the owner participant named in the related Trust Agreement.

     "Owner Trust" means a trust created pursuant to a Trust Agreement.

     "Owner Trustee" means State Street Bank and Trust Company of Connecticut, National Association, or another bank or trust company, not in its individual capacity but solely as owner trustee of an Owner Trust.

     "Participation Agreement" means a participation agreement among the Indenture Trustee, the Pass Through Trustee, Federal Express, any subordination agent, in the case of a refinancing, each holder of a loan certificate issued under the related Indenture as originally executed, and, in the case of a Leased Aircraft, the related Owner Participant and the related Owner Trustee.

     "Pass Through Agreement" means the Pass Through Trust Agreement between Federal Express and First Security Bank, National Association, in accordance with which each of the Pass Through Trusts will be formed pursuant to the related Series Supplement.

     "Pass Through Certificates" means the pass through certificates to be issued by the related Pass Through Trustee pursuant to the Pass Through Agreement and the related Series Supplements and which represent fractional undivided interests in the related Pass Through Trusts.

     "Pass Through Trust" means the pass through trust to be formed pursuant to the related Series Supplement in accordance with the Pass Through Agreement.

     "Pass Through Trustee" means First Security Bank, National Association in its capacity as pass through trustee under the Pass Through Agreement, as supplemented by the related Series Supplement, for the related Pass Through Trust, and its successors and assigns thereunder.

     "Permitted Investments" means:

     o direct obligations of the United States of America or obligations fully guaranteed by the United States of America,

     o commercial paper rated A-1/P-1 by Standard & Poor's, a Division of the McGraw-Hill Company, Inc., and Moody's Investors Service, Inc., respectively or, if such ratings are unavailable, rated by any nationally recognized rating organization in the United States equal to the highest rating assigned by such rating organization,

     o overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, and

     o overnight repurchase agreements with respect to the securities described in the first bullet point above entered into with an office of a bank or trust company which is located in the United States of America of any bank or trust company which is organized under the laws of the United States or any state thereof and has capital, surplus and undivided profits aggregating at least $500 million.

     "Pool Balance" means, unless otherwise described in the prospectus supplement, for each Pass Through Trust, as of any date, the aggregate unpaid principal amount of the Equipment Certificates held in such Pass Through Trust on such date plus any amounts in respect of principal on such Equipment Certificates held by the Pass Through Trustee and not yet distributed plus any amounts transferred to Federal Express and deposited in a deposit trust account in connection with a delayed purchase of such Equipment Certificates.

     "Pool Factors" means, unless otherwise described in the prospectus supplement, for each Pass Through Trust, as of any Distribution Date, the quotient (rounded to the seventh decimal place) computed by dividing the Pool Balance, by the aggregate original principal amount of the Equipment Certificates held in such Pass Through Trust.

     "Pre-Funding Period" means:

     o with respect to any Leased Aircraft, the period, if any, commencing on the date of the issuance of the related Pass Through Certificates to but not including the date on which the related Lease commences, and

     o with respect to any Owned Aircraft, the period, if any, commencing on the date of the issuance of the related Pass Through Certificate to but not including the delivery date of the Owned Aircraft.

     "Purchase Agreement" means, for any Aircraft, the purchase agreement between the manufacturer and Federal Express, including all exhibits, appendices and letter agreements attached thereto as originally executed or as modified, amended or supplemented in accordance with the terms thereof, but only to the extent that the foregoing relates to that Aircraft and to the extent assigned pursuant to the Purchase Agreement Assignment.

     "Purchase Agreement Assignment" means, for any Aircraft, the purchase agreement assignment between the related Owner Trustee and Federal Express.

     "Rating Agency" means a "nationally recognized statistical rating organization," as such term is defined in Rule 436(g)(2) under the Securities Act.

     "Registration Statement" means a registration statement on Form S-3 (together with all amendments and exhibits).

     "Regular Distribution Date" means, for each Pass Through Trust, any date specified in the prospectus supplement for distribution of a Scheduled Payment to the related Pass Through Trustee.

     "Scheduled Payment" means the payment of principal of, and interest on, the Equipment Certificates scheduled to be received by the related Pass Through Trustee on a Regular Distribution Date.

     "SEC" means the Securities and Exchange Commission of the United States.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Series Supplement" means each of the Series Supplements between Federal Express and the Pass Through Trustee, in each case pursuant to which the related Pass Through Trust will be formed in accordance with the Pass Through Agreement and the related Pass Through Certificates will be issued.

     "Shortfall Amount" means any amount less than the full amount of the receipts of principal or interest paid with respect to the related Equipment Certificates.

     "Special Distribution Date" means any Business Day on which a Special Payment is to be distributed.

     "Special Payment" means, for any Pass Through Trust, any payment of principal, any premium or interest, other than a Scheduled Payment, received by the related Pass Through Trustee on any of the Equipment Certificates held in such Pass Through Trust and any proceeds from the sale of any such Equipment Certificates by such Pass Through Trustee.

     "Special Payments Account" means a non-interest bearing account for the deposit of Special Payments on the Equipment Certificates held in the related Pass Through Trust.

     "Subordinated Certificateholder" means the corresponding owners of beneficial interests in the Subordinated Certificates.

     "Subordinated Certificates" means any Pass Through Certificate relating to a Subordinated Trust.

     "Subordinated Trust" means any Pass Through Trust with respect to a series which is subordinated with respect to other Pass Through Trusts of the same series.

     "Transportation Code" means Title 49 of the United States Code, as amended.

     "Trust Agreement" means a trust agreement between the Owner Trustee and the Owner Participant.

     "Trust Property" means the property held in the related Pass Through
Trust.

     "U.S. Citizen" means a citizen of the United States as defined in Section 40102(a)(15) of the Transportation Code, or any analogous part of any successor or substituted legislation or regulation at the time in effect.

     "Underwriters' Counsel" means the counsel for any agents, dealers or underwriters.

====================================================     =============================================
     No dealer, salesperson or other individual has
been authorized to give any information or to make
any representations not contained in this prospectus
in connection with the offering covered by this                           $450,000,000
prospectus.  If given or made, such information or
representation must not be relied upon as having been
authorized by Federal Express or the Underwriters.                       [COMPANY LOGO]
This prospectus does not constitute an offer to
sell, or the solicitation of an offer to buy, the
Pass Through Certificates in any jurisdiction where,
or to any person to whom, it is unlawful to make
such offer or solicitation.  Neither the delivery
of this prospectus nor any sale made hereunder
shall, under any circumstances, create an
implication that there has not been any change in
the facts set forth in this prospectus or in the
affairs of Federal Express since the date of this                  Pass Through Certificates
prospectus.


                                                             ------------------------------------
                ---------------------
                                                                           PROSPECTUS
                  TABLE OF CONTENTS
                                                             ------------------------------------
                                               Page
                                               ----


About This Prospectus.............................2
Where You Can Find More Information...............2
Reports to Pass Through Certificateholders........3
Federal Express Corporation.......................3
Ratio of Earnings to Fixed Charges................3
Risk Factors......................................4
Outline of Pass Through Trust Structure...........6
Use of Proceeds...................................7
Diagram of Payments...............................7
Description of the Pass Through Certificates......9                         June__, 2000
Description of the Equipment Certificates........24
Federal Income Tax Consequences..................32
Utah Taxes.......................................34
ERISA Considerations.............................35
Plan of Distribution.............................35
Legal Matters....................................36
Experts..........................................36
Glossary of Terms................................37

====================================================     =============================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                             SUBJECT TO COMPLETION
                   PRELIMINARY PROSPECTUS DATED JUNE 9, 2000


PROSPECTUS






                                  $450,000,000
                                 [COMPANY LOGO]


                                DEBT SECURITIES

                            -----------------------



     We may offer and sell from time to time up to $450,000,000 aggregate initial public offering price of our debt securities.

     The debt securities:

     o    will be offered in one or more series

     o    will be unsecured obligations of Federal Express

     o will rank equally with all other unsecured and unsubordinated indebtedness of Federal Express, and

     o will be payable at the times, in the amounts and on the terms specified in a prospectus supplement.

     There was no public market for the debt securities of any series before their issuance and there is no assurance that one will develop or continue. We do not intend to apply for the listing of any series of debt securities on a national securities exchange, unless otherwise indicated in the prospectus supplement.

     This prospectus will be accompanied by a prospectus supplement which will describe the specific terms of the particular series of debt securities being sold and the Indenture relating to the debt securities. Sales of the debt securities may not be consummated without both this prospectus and the prospectus supplement.

     Investing in the debt securities involves risks. See the "Risk Factors" section beginning on page 3 of this prospectus.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                 The date of this prospectus is June __, 2000.

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a Registration Statement on Form S-3 that we filed with the SEC utilizing a "shelf" registration process. Under this shelf process, we may sell the debt securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the debt securities we may offer. Each time we sell debt securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read carefully both this prospectus and any prospectus supplement, together with the additional information described below under "Where You Can Find More Information." You should also refer to the "Glossary of Terms" at the back of this prospectus and in any prospectus supplement for definitions of specialized terms that we are using in this prospectus and any prospectus supplement.

     This prospectus does not contain all the information provided in the Registration Statement that we filed with the SEC. For further information about Federal Express or the debt securities, you should refer to that Registration Statement. Statements contained in this prospectus or in any prospectus supplement as to the contents of any contract or other document are not necessarily complete, and you should review the full text of those contracts and other documents.

     The Registration Statement that we filed with the SEC relating to the debt securities can be obtained from the SEC as described below under "Where You Can Find More Information."


                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports with the SEC. These SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any such document we file at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549, and in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms and copy charges.

     The SEC allows us to "incorporate by reference" the information we file with it, which means:

     o we can disclose important information to you by referring you to those documents

     o information incorporated by reference is considered to be part of this prospectus, even though it is not repeated in this prospectus or in any prospectus supplement, and

     o information that we file with the SEC will automatically update and supersede this prospectus and any prospectus supplement.

     We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of the filing of this Registration Statement and prior to its effectiveness, and until we complete our offering of debt securities:

     o Annual Report on Form 10-K for the fiscal year ended May 31, 1999, filed August 27, 1999, and

     o Quarterly Reports on Form 10-Q for the fiscal quarters ended August 31, 1999, November 30, 1999 and February 29, 2000, filed October 13, 1999, January 14, 2000 and April 13, 2000, respectively.

     You may obtain a copy of these filings, other than their exhibits, unless those exhibits are specifically incorporated by reference in the filings, at no cost by writing or telephoning us at the following address:

     James H. Clippard
     Investor Relations

     FedEx Corporation
     942 South Shady Grove Road
     Memphis, Tennessee 38120
     (901) 818-7200

     You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell any debt securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front page of those documents. Also, you should not assume that there has been no change in the affairs of Federal Express since the date of this prospectus or any prospectus supplement.


                          FEDERAL EXPRESS CORPORATION

     Federal Express is a wholly-owned subsidiary of FedEx Corporation. Federal Express offers a wide range of express services for the time-definite transportation of documents, packages and freight throughout the world using an extensive fleet of aircraft and vehicles and leading-edge information technologies. The corporate headquarters of Federal Express are located at 2005 Corporate Avenue, Memphis, Tennessee 38132, telephone (901) 369-3600.


                       RATIO OF EARNINGS TO FIXED CHARGES
                                  (Unaudited)


                            Year Ended May 31,             Nine Months Ended
                     --------------------------------  -------------------------
                                                       February 28, February 29,
                     1995   1996   1997   1998   1999      1999         2000
                     ----   ----   ----   ----   ----  ------------ ------------
Ratio of Earnings to
   Fixed Charges.... 2.0x   1.9x   2.0x   2.1x   2.1x      1.9x         2.0x
                            ------------------------------------------------

     Earnings included in the calculation of the ratio of earnings to fixed charges represent income before income taxes plus fixed charges, other than capitalized interest. Fixed charges include interest expense, capitalized interest, amortization of debt issuance costs and a portion of rent expense representative of interest.

     As a result of an offering of debt securities, Federal Express may be more highly leveraged than currently reflected in this table.

                                  RISK FACTORS

     You should consider carefully the risk factors described below before you invest. You should read the information below together with the other information in this prospectus and the accompanying prospectus supplement.

Federal Express' business is subject to risks and uncertainties

     The operations and financial condition of Federal Express are subject to risks and uncertainties, including:

     o economic conditions in the markets in which Federal Express operates affecting demand for Federal Express' services

     o competition from other providers of express services with new or improved services

     o    changes in customer demand patterns

     o    increases in aviation and motor fuel prices

     o    strikes, work stoppages and slowdowns by Federal Express' employees

     o Federal Express' ability to match aircraft, vehicle and sort capacity with customer volume levels

     o Federal Express' ability to obtain aviation rights in important international markets

     o contributions to financial results from the sale of engine noise reduction kits

     o changes in government regulation, weather and technological change, and

     o    availability of financing on terms acceptable to Federal Express.

Proposed new OSHA regulations could have a material adverse effect on our business

     On November 22, 1999, the U.S. Occupational Safety and Health Administration, or OSHA, proposed regulations to mandate an ergonomics standard that could require many businesses, including Federal Express, to make significant changes in the workplace in order to reduce the incidence of musculoskeletal disorders such as lower back pain. The proposal does not specify which workplace changes would be required in order to comply with the proposed new regulations. We, our competitors and other affected parties have submitted comments to OSHA challenging the economic and technical feasibility of the proposed regulations. In April 2000, OSHA completed public hearings on the proposed regulations and is expected to release final rules later this year.

     If OSHA adopts the proposed regulations and applies them in the same way as it attempted unsuccessfully in the past to impose ergonomic measures under its general authority, we would be required to make extensive changes to the layout of our sorting facilities and hire a significant number of additional employees. We believe that the cost of compliance would be substantial and have a material adverse effect on our business. We expect that our competitors, along with the rest of the American industry, would also incur substantial compliance costs.

The indenture does not limit the amount of debt we may incur or protect against a highly leveraged transaction involving us

     The Indenture does not limit the amount of secured or unsecured indebtedness which we or our subsidiaries may incur. The Indenture does not contain any debt covenants or provisions which would give protection to the holders of the debt securities in the event of a highly leveraged transaction. Other indebtedness of Federal Express ranking equally with the debt securities have covenants that would give privileges to holders of such indebtedness in the event of a change of control of Federal Express.

Rating agencies may change their rating on our debt securities at any time

     The debt securities are expected to be assigned an "investment grade" rating by one or more Rating Agencies. The prospectus supplement will indicate the rating assigned to the debt securities being sold. A rating is not a recommendation to purchase, hold or sell debt securities because a rating does not address market price or suitability for a particular investor. We cannot assure you that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future so warrant. The rating of the debt securities will be based primarily on the default risk of the debt securities and is expected to address the likelihood of timely payment of interest when due on the debt securities and the ultimate payment of principal of the debt securities on the final maturity date. The reduction, suspension or withdrawal of the ratings of the debt securities will not, in and of itself, constitute an Event of Default, unless we otherwise specify in a prospectus supplement.

A public market for the debt securities may not develop or continue

     There was no public market for the debt securities of any series before their issuance and we cannot assure you that one will develop or continue. Federal Express does not intend to apply for the listing of any debt securities on a national securities exchange, unless we otherwise indicate in a prospectus supplement. If an active public market does not develop or continue, the market price and liquidity of the debt securities may be adversely affected.


                                USE OF PROCEEDS

     We intend to use the net proceeds from the sale of debt securities for our general corporate purposes. If we decide to use the net proceeds from a particular offering of debt securities for a specific purpose, we will describe that in a prospectus supplement.


                         DESCRIPTION OF DEBT SECURITIES

     The following is a summary description of the material terms of the Indenture and the debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the Indenture and the debt securities in a prospectus supplement.

     The form of Indenture, which includes the form of debt securities, has been filed as an exhibit to the Registration Statement of which this prospectus is a part. You should read the Indenture and the form of debt securities for provisions that may be important to you. In the following description, we have included references to section numbers of the Indenture so that you can easily locate those provisions.

Terms; Form and Denomination

     The debt securities are to be issued under an Indenture. The Indenture does not limit the aggregate amount of debt securities which may be issued under the Indenture and provides that debt securities may be issued under the Indenture in one or more series.

     The debt securities will be unsecured obligations of Federal Express and will rank equally with all other unsecured and unsubordinated indebtedness of Federal Express.

     The Indenture does not contain any debt covenants or provisions which would give protection to the holders of the debt securities in the event of a highly leveraged transaction. Other indebtedness of Federal Express ranking equally with the debt securities have covenants that would give privileges to the holders of such indebtedness in the event of a change in control of Federal Express.

     A prospectus supplement will include some or all of the following terms:

     o the title of the debt securities and the series in which the debt securities will be included

     o the authorized denominations and aggregate principal amount of the debt securities

     o whether the debt securities are to be issuable in global or certificated form

     o    the date or dates on which the debt securities will mature


     o the rate or rates, which may be fixed or variable, per annum at which the debt securities will bear interest, if any, and if such rate is variable, the manner of calculation of interest and the date from which interest will accrue

     o the place or places where the principal of and any premium and interest on the debt securities will be payable

     o the dates on which the interest will be payable and the corresponding record dates

     o any mandatory or optional sinking fund or purchase fund or analogous provisions

     o the terms and conditions of any redemption of the debt securities and any redemption price

     o the portion of the principal amount of the debt securities payable upon declaration of acceleration of the Maturity of the debt securities pursuant to Section 502 of the Indenture

     o    any provision for the defeasance of the debt securities

     o if the series is denominated other than in United States dollars, the currency in which the debt securities will be denominated and the currency in which the principal and any premium and interest on the debt securities will be payable, which may be United States dollars based upon the exchange rate for the other currency unit existing on or about the time a payment is due

     o    whether Additional Amounts are payable on any debt securities

     o any additional Events of Default or covenants applicable to the series, and

     o any other terms of the series which are not inconsistent with the Indenture. (Indenture, Section 301).

     Unless we otherwise indicate in a prospectus supplement, all outstanding debt securities will be exchangeable and transfers of debt securities will be registrable, and principal of and any premium and interest on all debt securities will be payable, at the corporate trust office of the Trustee at Bank One Trust Company, National Association, Global Corporate Trust Services, 1 Bank One Plaza, Suite IL1-0126, Chicago, Illinois 60670-0126; provided that payment of interest may, at our option, be made by check mailed to the address of the person entitled to such payment as it appears in the Security Register or by transfer to an account maintained by the payee with a bank located in the United States. (Indenture, Sections 301, 307 and 1002)

     Unless we otherwise indicate in a prospectus supplement, all debt securities will be issued only in fully registered form without coupons in denominations of $1,000 and any integral multiples of $1,000. We will not impose any service charge for any transfer or exchange of a debt security; however, we may ask you to pay any taxes or other governmental charges in connection with a transfer or exchange of debt securities. (Indenture, Section
305) We may issue the debt securities in permanent global form. (Indenture,
Section 203) See "Permanent Global Securities."

     The Indenture does not limit the amount of secured or unsecured indebtedness which we may incur.

     We may issue some of the debt securities at a substantial discount below their stated principal amount because they bear no interest or bear interest at below market rates. We will describe the United States federal income tax consequences and any other special considerations relating to an investment in discount securities in the prospectus supplement.

Book-Entry Procedures

     Unless debt securities in certificated form are issued, each series of debt securities will be represented by one or more fully registered global certificates. Each global note will be deposited with, or on behalf of, DTC, and registered in its name or in the name of Cede, its nominee. No holder of a debt security initially issued as a global certificate will be entitled to receive a note in certificated form, except as set forth below.

     DTC has advised us as follows:

     o    DTC is:

          - a limited purpose trust company organized under the laws of the State of New York

          -    a member of the Federal Reserve System

          - a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and

          - a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act

     o DTC was created to hold securities for DTC Participants and to facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates.

     o DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations.

     o Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

     Holders that are not DTC Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, debt securities may do so only through DTC Participants. In addition, Holders will receive all distributions of principal and interest from the Trustee through the DTC Participants. Under the rules, regulations and procedures creating and affecting DTC and its operation, DTC is required to make book-entry transfers of debt securities among DTC Participants on whose behalf it acts and to receive and transmit distributions of principal of, and interest on, the debt securities. Under the book-entry system, Holders may experience some delay in receipt of payments, since such payments will be forwarded by the Trustee to Cede, as nominee for DTC, and DTC in turn will forward the payments to the appropriate DTC Participants.

     The DTC Participants will be responsible for distributions to Holders and those distributions will be made in accordance with customary industry practices. Although Holders will not have possession of the debt securities, the rules of DTC provide a mechanism by which those Holders will receive payments and will be able to transfer their interests. Although the DTC Participants are expected to convey the rights represented by their interests in any global security to the related Holders, because DTC can only act on behalf of DTC Participants, the ability of Holders to pledge debt securities to persons or entities that are not DTC Participants or to otherwise act with respect to such debt securities, may be limited due to the lack of physical certificates for such debt securities.

     Neither Federal Express nor the Trustee nor any agent of either of them will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the debt securities or for supervising or reviewing any records relating to such beneficial ownership interests. Since the only "Holder", for purposes of the Indenture, will be Cede, as nominee of DTC, Holders will not be recognized by the Trustee as "Holders", and Holders will be permitted to exercise the rights of "Holders" only indirectly through DTC and DTC Participants. DTC has advised us that it will take any action permitted to be taken by a Holder under the Indenture and any prospectus supplement only at the direction of one or more DTC Participants to whose accounts with DTC the related debt securities are credited.

     Same-Day Settlement and Payment. All payments we make to the Trustee will be in immediately available funds and will be passed through to DTC in immediately available funds.

     The debt securities will trade in DTC's Same-Day Funds Settlement System until maturity, and secondary market trading activity in the debt securities will be required by DTC to settle in immediately available funds.

     Certificated Form. We will issue physical certificates to holders of a global security, or their nominees, if:

     o DTC advises the Trustee in writing that it is no longer willing, able or eligible to discharge properly its responsibilities as depository and we are unable to locate a qualified successor or

     o We decide in our sole discretion to terminate the book-entry system through DTC.

     In such event, the Trustee will notify all Holders through DTC Participants of the availability of such certificated debt securities. Upon surrender by DTC of the definitive global note representing the series of debt securities and receipt of instructions for reregistration, the Trustee will reissue the debt securities in certificated form to Holders or their nominees. (Indenture, Section 305)

     Debt securities in certificated form will be freely transferable and exchangeable at the office of the Trustee upon compliance with the requirements set forth in the Indenture. There will be no service charge imposed for any registration of transfer or exchange, but payment of a sum sufficient to cover any tax or other governmental charge may be required. (Indenture, Section 305)

Merger and Consolidation

     We have agreed not to consolidate or merge with or into any other person or convey or transfer substantially all of our properties and assets as an entirety, to any person, unless:

     o the successor is a corporation organized and existing under the laws of the United States of America, any State or the District of Columbia and expressly assumes, by a supplemental indenture, the due and punctual payment of the principal of and any premium and interest on and any Additional Amounts with respect to all the debt securities and the performance of every covenant of the Indenture that we would otherwise have to perform

     o immediately after giving effect to the merger, there will not be any defaults under the Indenture, and

     o we have delivered to the Trustee an Officers' Certificate or an Opinion of Counsel, each stating that the merger and the supplemental indenture comply with the Indenture. (Indenture, Section 801)

     We would be relieved of our obligations and covenants under the Indenture and the debt securities when the successor has complied with the provisions indicated above. (Indenture, Section 802)

Modification, Amendment and Waiver

     Federal Express and the Trustee may modify and amend the Indenture with the consent of the Holders of a majority in principal amount of each series of debt securities to be affected if less than all series are to be affected by such modification. However, no modification or amendment may, without the consent of the Holder of each debt security affected thereby:

     o change the Stated Maturity of the principal of, or any installment of interest on, any debt security

     o reduce the principal amount of, rate of interest on, or premium payable upon the redemption of, any debt security

     o change any place of payment where, or the currency in which, any debt security or the interest or any premium is payable

     o impair the right to institute suit for the enforcement of any payment on or with respect to any debt security on or after the Stated Maturity, or, in the case of redemption, on or after the Redemption Date, or

     o reduce the percentage in principal amount of outstanding debt securities the consent of whose Holders is required for modification or amendment of the Indenture, for waiver of compliance with some provisions of the Indenture or for waiver of some defaults. (Indenture Section 902)

     The Holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the Holders of all debt securities of such series waive any past default under the Indenture and its consequences, except a default in the payment of the principal, premium, if any, or interest on any debt securities or in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the Holder of each outstanding debt security affected. (Indenture, Section 513)

Events of Default

     When we use the term "Event of Default" in the Indenture, here are some examples of what we mean.

     Unless we indicate otherwise in a prospectus supplement, an Event of Default with respect to a series of debt securities occurs if:

     o we fail to pay interest when due on any debt security of that series for 30 days

     o we fail to pay the principal or any premium on any debt security of that series when due

     o we fail to perform any covenant in the Indenture and this failure continues for 60 days after we receive written notice as provided in the Indenture

     o we fail to deposit any sinking fund payment when and as due by the terms of a debt security of that series, or

     o we or a court take certain actions relating to the bankruptcy, insolvency or reorganization of our company for the benefit of our creditors (Indenture, Section 5.01)

     If an Event of Default with respect to all debt securities of any series occurs and continues, the Trustee or the Holders of not less than 50% in aggregate principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the Trustee if given by the Holders), declare to be due and payable immediately the principal amount of all debt securities of that series. The Holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul such acceleration if all Events of Default with respect to the debt securities of that series, other than the nonpayment of accelerated principal, have been cured or waived as provided in the Indenture. (Indenture, Section 502) For information as to waiver of defaults, see "Modification and Waiver."

     Other than its duties in case of default, the Trustee is not obligated to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders of the debt securities of that series, unless the Holders offer to the Trustee reasonable indemnity. (Indenture, Sections 601 and 603) If they provide this reasonable indemnity, the Holders of a majority in principal amount of the outstanding debt securities of that series will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the debt securities of that series. (Indenture, Section 512)

     No Holder of any debt security of any series will have any right to institute any proceeding with respect to the Indenture or for any remedy under the Indenture unless:

     o the Holder has previously given to the Trustee written notice of a continuing Event of Default

     o the Holders of at least 50% in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity, to the Trustee to institute a proceeding as trustee, and

     o the Trustee has not received from the Holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with the request and the Trustee has failed to institute a proceeding within 60 days. (Indenture, Section 507)

     However, the Holder of any debt security will have an absolute right to receive payment of the principal of and any premium and interest on the debt security on the dates expressed in the debt security, or, in the case of redemption, on the Redemption Date, and to institute suit for the enforcement of any such payment. (Indenture, Section 508)

     We are required to furnish to the Trustee annually a statement as to the absence of defaults under the Indenture. (Indenture, Section 1005) The Trustee may withhold notice to the Holders of debt securities of any default, except as to payment of principal or interest with respect to such debt securities, if it considers such withholding to be in the interest of the Holders of the debt securities. (Indenture, Section 602)

Defeasance and Covenant Defeasance

     When we use the term defeasance, we mean discharge from some or all of our obligations under the Indenture. If we deposit with the Trustee sufficient cash or Government Obligations to pay the principal, interest, any premium and any mandatory sinking fund or analogous payments due to the Stated Maturity or a redemption date of the debt securities of a particular series, then at our option:

     o we will be discharged from our obligations with respect to the debt securities of that series, or

     o we will no longer be under any obligation to comply with certain restrictive covenants under the Indenture, and certain Events of Default will no longer apply to us.

     If this happens, the holders of the debt securities of the affected series will not be entitled to the benefits of the Indenture except for registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities. Those holders may look only to such deposited funds or obligations for payment.

     We must deliver to the Trustee an Opinion of Counsel to the effect that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for Federal income tax purposes. We must also deliver a ruling to such effect received from or published by the United States Internal Revenue Service if we are discharged from our obligations with respect to the debt securities.

Concerning the Trustee

     The Trustee acts as trustee under other indentures with respect to other indebtedness of Federal Express which ranks equally with the debt securities. We lease facilities financed with the proceeds of such indebtedness and our obligations under the leases secure payment of such indebtedness. We also from time to time borrow from, and maintain deposit accounts with, the Trustee.


                              PLAN OF DISTRIBUTION

     We may sell the debt securities through underwriters or dealers, agents or directly to one or more purchasers, through a specific bidding or auction process or otherwise.

     We may distribute the debt securities from time to time in one or more transactions either:

     o    at a fixed price or prices, which may be changed

     o    at market prices prevailing at the time of sale

     o    at prices related to such prevailing market prices, and

     o    at negotiated prices.

     In connection with the sale of debt securities, underwriters or agents may receive compensation from us or from purchasers of debt securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell debt securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. If a dealer is utilized to sell the debt securities, we will sell the debt securities to the dealer as principal. The dealer may then resell the debt securities to the public at varying prices to be determined by the dealer at any time of resale.

     Underwriters, dealers and agents that participate in the distribution of debt securities may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of debt securities by them may be deemed to be underwriting discounts and commissions, under the Securities Act. We will identify any underwriters, dealers or agents, and describe their compensation, in a prospectus supplement.

     We may solicit offers to purchase our debt securities, and we may directly sell our debt securities to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. We will describe the terms of our direct sales in a prospectus supplement.

     We may authorize underwriters, dealers or agents to solicit offers by specified institutions to purchase debt securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. If we use delayed delivery contracts, they will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will indicate the commission payable for the solicitation of these contracts.

     We may indemnify underwriters, dealers and agents who participate in the distribution of debt securities against certain liabilities, including liabilities under the Securities Act.

     Unless we otherwise indicate in a prospectus supplement, we do not intend to apply for the listing of any series of debt securities on a national securities exchange. If the debt securities of any series are sold to or through underwriters, the underwriters may make a market in such debt securities, as permitted by applicable laws and regulations. No underwriter would be obligated, however, to make a market in such debt securities, and any such market-making could be discontinued at any time at the sole discretion of the underwriters. Accordingly, we cannot assure you as to the liquidity of, or trading markets for, the debt securities of any series.

     Underwriters, dealers or agents and their associates may be customers of, engage in transactions with, and perform services for, us in the ordinary course of business.


                                 LEGAL MATTERS

     Karen M. Clayborne, Senior Vice President and General Counsel of Federal Express, will issue an opinion about the legality of our debt securities. At June 1, 2000, Ms. Clayborne owned 13,556 shares of FedEx Corporation's common stock and had been granted options to purchase 53,450 shares of FedEx Corporation's common stock. Of the options granted, 6,250 were vested at such date.

     Any underwriters, dealers or agents will be advised about other issues relating to any offering by their own legal counsel.

                                    EXPERTS

     The consolidated financial statements and schedule of Federal Express included or incorporated by reference in Federal Express' Annual Report on Form 10-K for the year ended May 31, 1999 and incorporated by reference in this prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect to the consolidated financial statements and schedule, and are incorporated by reference in this prospectus in reliance upon the authority of Arthur Andersen LLP as experts in giving those reports.

     With respect to the unaudited interim financial information for the quarters ended August 31, 1999, November 30, 1999 and February 29, 2000, included in Federal Express' Quarterly Reports on Form 10-Q for such periods, which are incorporated by reference in this prospectus, Arthur Andersen LLP has applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports on the unaudited interim financial information state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on that information should be restricted in light of the limited nature of the review procedures applied. In addition, the accountants are not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited interim financial information because those reports are not "reports" or a "part" of the Registration Statement, of which this prospectus is a part, prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.

                               GLOSSARY OF TERMS

         The following is a glossary of terms used in this prospectus. The glossary may contain definitions which are different from definitions used in the prospectus supplement. You should read the prospectus supplement in conjunction with the glossary or other definition of terms contained in the prospectus supplement.

     "Additional Amounts" means any additional amounts which are required by any debt security or related Indenture, under circumstances specified in the debt security or related Indenture, to be paid by us in respect of taxes, assessments or other governmental charges imposed on Holders specified in the debt security or related Indenture and which are owing to such Holders.

     "Cede" means Cede & Co., as nominee for DTC.

     "Commission" means the Securities and Exchange Commission of the United States.

     "DTC" means The Depository Trust Company.

     "DTC Participants" means the participants of DTC.

     "Debt securities" means unsecured debt securities (or their equivalent in foreign currency) relating to this prospectus and the applicable prospectus supplement.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Event of Default" means each of the events designated as an event of default in the related Indenture.

     "Federal Express" means Federal Express Corporation.

     "Foreign Currency" means any currency, currency unit or composite currency issued by the government of one or more countries other than the United States or by any recognized confederation or association of such governments.

     "Government Obligations" means securities which are:

     o direct obligations of the United States of America or such other government or governments which issued the Foreign Currency in which the principal of or any premium or interest on any debt security or any Additional Amounts will be payable, in each case where the payment or payments under any debt security or Additional Amounts are supported by the full faith and credit of such government or governments

     o obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such other government or governments, in each case where the payment or payments under any debt security or Additional Amounts are unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government or governments, which, in either case, are not callable or redeemable at the option of their issuer, and will also include a depository receipt issued by a bank as custodian with respect to any Government Obligation or a specific payment of principal of or interest on any Government Obligation held by such custodian for the account of the holder of a depository receipt provided that, except as required by law, such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect to the Government Obligation or the specific payment of principal of or interest on the Government Obligation evidenced by such depository receipt.

     "Holder" means a Person in whose name a debt security is registered in the Security Register.

     "Indenture" means an indenture agreement between the Trustee and Federal Express with respect to the related debt securities.

     "Maturity," with respect to any debt security, means the date on which the principal of such debt security, or an installment of principal, becomes due and payable, whether at the Stated Maturity or by declaration of acceleration, notice of redemption or repurchase or otherwise and includes the Redemption Date.

     "Offered Debt Securities" means a particular series or issue of debt securities which is offered pursuant to this prospectus and the applicable prospectus supplement.

     "Officer's Certificate" means a certificate signed by the Chairman of the Board, the President or any Vice President, and attested by the Secretary or any Assistant Secretary of Federal Express, and delivered to the Trustee.

     "Opinion of Counsel" means a written opinion of counsel, who may be an employee of or of counsel to Federal Express, or other counsel reasonably satisfactory to the Trustee.

     "Person" means any individual, sole proprietorship, partnership, joint venture, joint stock company, trust, unincorporated organization, association, corporation, institution, entity or government (federal, state, local, foreign or any agency, instrumentality, division or body thereof).

     "Rating Agency" means a "nationally recognized statistical rating organization", as such term is defined in Rule 436(g)(2) under the Securities Act.

     "Redemption Date," with respect to any debt security or portion of any debt security to be redeemed, means the date fixed for such redemption by or pursuant to the Indenture or the debt security.

     "Registration Statement" means a registration statement on Form S-3 (together with all amendments and exhibits).

     "Securities Act" means the Securities Act of 1933, as amended.

     "Security Register" means a register in which, subject to such reasonable regulations as it may prescribe, we will provide for the registration of debt securities and of transfers of debt securities.

     "Stated Maturity" means, with respect to any debt security or any installment of principal or interest or any Additional Amounts, the date established by or pursuant to the Indenture or such debt security as the fixed date on which the principal of such debt security or such installment of principal or interest is, or such Additional Amounts are, due and payable.

     "Trustee" means Bank One Trust Company, National Association (as successor-in-interest to The First National Bank of Chicago), as trustee under the related Indenture.

====================================================    ==================================================
     No dealer, salesperson or other individual has
been authorized to give any information or to make
any representations not contained in this prospectus
in connection with the offering covered by this                           $450,000,000
prospectus.  If given or made, such information or
representation must not be relied upon as having
been authorized by Federal Express or the                                [COMPANY LOGO]
Underwriters.  This prospectus does not constitute
an offer to sell, or the solicitation of an offer to
buy, the Securities in any jurisdiction where, or
to any person to whom, it is unlawful to make such
offer or solicitation.  Neither the delivery of
this prospectus nor any sale made hereunder shall,
under any circumstances, create an implication that
there has not been any change in the facts set
forth in this prospectus or in the affairs of
Federal Express since the date of this prospectus.                      Debt Securities
the date of this prospectus.


                                                              ------------------------------------
               ----------------------
                                                                          PROSPECTUS
                  TABLE OF CONTENTS
                                                              ------------------------------------
                                               Page
                                               ----

About this Prospectus.............................2
Where You Can Find More Information...............2
Federal Express Corporation.......................3
Ratio of Earnings to Fixed Charges................3
Risk Factors......................................3
Use of Proceeds...................................5
Description of Debt Securities....................5
Plan of Distribution.............................10
Legal Matters....................................11                             June __, 2000
Experts..........................................12
Glossary of Terms................................13

====================================================   ===================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

     The following are the estimated expenses of the issuance and distribution of the securities (other than underwriting discounts and commissions) being registered, all of which will be paid by the Registrant:


SEC Registration Fee................................................  $100,511
Printing and Engraving..............................................    25,000
Fees of Transfer Agent and Registrar................................    10,000
Attorneys' Fees and Expenses........................................   500,000
Trustees' Fees......................................................    20,000
Accounting Fees and Expenses........................................    20,000
Blue Sky Fees and Expenses..........................................     5,000
Rating Agency Fees..................................................   125,000
Miscellaneous.......................................................     5,000
                                                                      --------
   Total............................................................  $810,511
                                                                      ========

     All of the above amounts, other than the SEC Registration Fee, are estimated.

Item 15.  Indemnification of Directors and Officers

          (a) Reference is made to Section 145 of the Delaware General Corporation Law ("DGCL") as to indemnification by the Registrant of officers and directors.

          (b) Section 13 of Article III of the by-laws of the Registrant provides for indemnification of directors as follows:

          Section 13. The corporation shall indemnify to the full extent authorized or permitted by the General Corporation Law of the State of Delaware any person made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he, his testator or intestate is or was a director of the corporation or serves or served as a director, officer, employee or agent of any other enterprise at the request of the corporation.

     Section 18 of Article V of the by-laws of the Registrant provides for indemnification of officers as follows:

          Section 18. The corporation shall indemnify to the full extent authorized or permitted by the General Corporation Law of the State of Delaware any person made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he, his testator or intestate is or was an officer or Managing Director of the corporation or serves or served as a director, officer, employee or agent of any other enterprise at the request of the corporation.

          (c) The Underwriting Agreements filed as Exhibits 1(a), 1(b) and 1(c) to this Registration Statement provide, under certain circumstances, for indemnification for the Registrant and certain other persons against certain liabilities.

          (d) The Registrant has purchased insurance designed to protect the Registrant and its directors and officers against losses arising from certain claims, including claims under the Securities Act of 1933, as amended.

Item 16.  Exhibits

1(a) Form of Underwriting Agreement relating to Equipment Trust Certificates (Filed as Exhibit 1(a) to Registrant's Registration Statement on Form S-3, Commission File No. 33-52142, and incorporated herein by reference, except that reference in such Exhibit to such File Number shall be left blank)

1(b) Form of Underwriting Agreement relating to Pass Through Certificates (Filed as Exhibit 1(b) to Registrant's Registration Statement on Form S-3, Commission File No. 333-07691, and incorporated herein by reference)

1(c)       Form of Underwriting Agreement relating to Debt Securities (Filed as
           Exhibit 1(c) to Registrant's Registration Statement on Form S-3, Commission File No. 333-07691, and incorporated herein by reference)

4(a)(1) Form of Pass Through Trust Agreement between Federal Express Corporation and First Security Bank, National Association

4(a)(2)    Form of Pass Through Certificate (included in Exhibit 4(a)(1))

4(b)(1) Form of Trust Indenture and Security Agreement among the Owner Trustee, the Indenture Trustee and Federal Express Corporation, as Lessee, for an offering of Equipment Trust Certificates (Filed as Exhibit 4(b)(1) to Registrant's Registration Statement on Form S-3, Commission File No. 33-52142, and incorporated herein by reference)

4(b)(2)    Form of Equipment Trust Certificate (included in Exhibit 4(b)(1))

4(c)(1) Form of Indenture between the Registrant and Bank One Trust Company, National Association (as successor-in-interest to The First National Bank of Chicago), as Trustee (Filed as Exhibit 4(i) to Registrant's Registration Statement on Form S-3, Commission File No. 333-07691, and incorporated herein by reference)

4(c)(2)    Form of Debt Security (included in Exhibit 4(c)(1))

5(a)(1) Opinion of Davis Polk & Wardwell, counsel for Federal Express Corporation, relating to Equipment Trust Certificates

5(a)(2) Opinion of Davis Polk & Wardwell, counsel for Federal Express Corporation, relating to Pass Through Certificates

5(b)       Opinion of Ray, Quinney & Nebeker, counsel for the Pass Through
           Trustee

5(c)       Opinion of Bingham Dana LLP, counsel for the Owner Trustee

5(d)(1) Opinion of Karen M. Clayborne, Senior Vice President and General Counsel of Federal Express Corporation, relating to Equipment Trust Certificates and Pass Through Certificates

5(d)(2) Opinion of Karen M. Clayborne, Senior Vice President and General Counsel of Federal Express Corporation, relating to Debt Securities

8(a) Tax Opinion of Davis Polk & Wardwell, counsel for Federal Express Corporation (included under the caption "Federal Income Tax Consequences" in the Prospectus relating to Pass Through Certificates)

8(b) Tax Opinion of Ray, Quinney & Nebeker, special counsel for the Pass Through Trustee (included under the caption "Utah Taxes" in the Prospectus relating to Pass Through Certificates)

12         Computation of Ratio of Earnings to Fixed Charges (Filed as Exhibit
           12.1 to Registrant's Form 10-Q for the quarter ended February 29, 2000, and incorporated herein by reference)

15         Letter of Arthur Andersen LLP, independent public accountants

23(a) Consent of Davis Polk & Wardwell, counsel for Federal Express Corporation (included in Exhibits 5(a)(1) and 5(a)(2))

23(b) Consent of Ray, Quinney & Nebeker, counsel for the Pass Through Trustee (included in Exhibit 5(b))

23(c) Consent of Bingham Dana LLP, counsel for the Owner Trustee (included in Exhibit 5(c))

23(d)      Consent of Karen M. Clayborne (included in Exhibits 5(d)(1) and
           5(d)(2))

23(e)      Consent of Arthur Andersen LLP, independent public accountants

25(a) Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Bank One Trust Company, National Association (as successor-in-interest to The First National Bank of Chicago), as Trustee

25(b) Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of First Security Bank, National Association, as Indenture Trustee and as Pass Through Trustee

Item 17.  Undertakings

     The undersigned Registrant hereby undertakes:

      (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, the paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 15 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (d) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on this 9th day of June, 2000.


                                        FEDERAL EXPRESS CORPORATION


                                        By: /s/ Michael W. Hillard
                                           -------------------------------------
                                           Name:  Michael W. Hillard
                                           Title: Vice President and Controller
                                                  (Principal Accounting Officer)


                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Alan B. Graf, Jr. and Michael W. Hillard, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement and any related registration statement filed pursuant to Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


       Signature                          Capacity                      Date
---------------------------     ----------------------------------  ------------

/s/ Frederick W. Smith
---------------------------     Chairman of the Board and Director  June 9, 2000
    Frederick W. Smith

/s/ Alan B. Graf, Jr.
---------------------------     Director                            June 9, 2000
    Alan B. Graf, Jr.

/s/ Theodore L. Weise
---------------------------     Director                            June 9, 2000
    Theodore L. Weise

/s/ Kenneth R. Masterson
---------------------------     Director                            June 9, 2000
    Kenneth R. Masterson

/s/ T. Michael Glenn
---------------------------     Director                            June 9, 2000
    T. Michael Glenn

       Signature                          Capacity                      Date
---------------------------     ----------------------------------  ------------

/s/ Dennis H. Jones
---------------------------     Director                            June 9, 2000
    Dennis H. Jones

/s/ David J. Bronczek
---------------------------     Chief Executive Officer, President  June 9, 2000
    David J. Bronczek           and Director (Principal Executive
                                Officer)

/s/ George W. Hearn
---------------------------     Director                            June 9, 2000
    George W. Hearn

/s/ Michael L. Ducker
---------------------------     Executive Vice President -          June 9, 2000
    Michael L. Ducker           International and Director

/s/ David F. Rebholz
---------------------------     Executive Vice President -          June 9, 2000
    David F. Rebholz           Operations and Systems Support and
                                Director

/s/ Michael W. Hillard
---------------------------     Vice President and Controller       June 9, 2000
    Michael W. Hillard          (Principal Accounting Officer)

/s/ Tracy G. Schmidt
---------------------------     Senior Vice President and Chief     June 9, 2000
    Tracy G. Schmidt           Financial Officer (Principal
                                Financial Officer)

                                 EXHIBIT INDEX


Exhibits Exhibit Description
-------- ---------------------

1(a) Form of Underwriting Agreement relating to Equipment Trust Certificates (Filed as Exhibit 1(a) to Registrant's Registration Statement on Form S-3, Commission File No. 33-52142, and incorporated herein by reference, except that reference in such Exhibit to such File Number shall be left blank)

1(b) Form of Underwriting Agreement relating to Pass Through Certificates (Filed as Exhibit 1(b) to Registrant's Registration Statement on Form S-3, Commission File No. 333-07691, and incorporated herein by reference)

1(c)     Form of Underwriting Agreement relating to Debt Securities  (Filed as
         Exhibit 1(c) to Registrant's Registration Statement on Form S-3, Commission File No. 333-07691, and incorporated herein by reference)

4(a)(1) Form of Pass Through Trust Agreement between Federal Express Corporation and First Security Bank, National Association

4(a)(2)  Form of Pass Through Certificate (included in Exhibit 4(a)(1))

4(b)(1) Form of Trust Indenture and Security Agreement among the Owner Trustee, the Indenture Trustee and Federal Express Corporation, as Lessee, for an offering of Equipment Trust Certificates (Filed as Exhibit 4(b)(1) to Registrant's Registration Statement on Form S-3, Commission File No. 33-52142, and incorporated herein by reference)

4(b)(2)  Form of Equipment Trust Certificate (included in Exhibit 4(b)(1))

4(c)(1) Form of Indenture between the Registrant and Bank One Trust Company, National Association (as successor-in-interest to The First National Bank of Chicago), as Trustee (Filed as Exhibit 4(i) to Registrant's Registration Statement on Form S-3, Commission File No. 333-07691, and incorporated herein by reference)

4(c)(2)  Form of Debt Security (included in Exhibit 4(c)(1))

5(a)(1) Opinion of Davis Polk & Wardwell, counsel for Federal Express Corporation, relating to Equipment Trust Certificates

5(a)(2) Opinion of Davis Polk & Wardwell, counsel for Federal Express Corporation, relating to Pass Through Certificates

5(b)     Opinion of Ray, Quinney & Nebeker, counsel for the Pass Through Trustee

5(c)     Opinion of Bingham Dana LLP, counsel for the Owner Trustee

5(d)(1) Opinion of Karen M. Clayborne, Senior Vice President and General Counsel of Federal Express Corporation, relating to Equipment Trust Certificates and Pass Through Certificates

5(d)(2) Opinion of Karen M. Clayborne, Senior Vice President and General Counsel of Federal Express Corporation, relating to Debt Securities

8(a) Tax Opinion of Davis Polk & Wardwell, counsel for Federal Express Corporation (included under the caption "Federal Income Tax Consequences" in the Prospectus relating to Pass Through Certificates)

8(b) Tax Opinion of Ray, Quinney & Nebeker, special counsel for the Pass Through Trustee (included under the caption "Utah Taxes" in the Prospectus relating to Pass Through Certificates)

12       Computation of Ratio of Earnings to Fixed Charges (Filed as Exhibit
         12.1 to Registrant's Form 10-Q for the quarter ended February 29, 2000, and incorporated herein by reference)

15       Letter of Arthur Andersen LLP, independent public accountants

23(a) Consent of Davis Polk & Wardwell, counsel for Federal Express Corporation (included in Exhibits 5(a)(1) and 5(a)(2))

23(b) Consent of Ray, Quinney & Nebeker, counsel for the Pass Through Trustee (included in Exhibit 5(b))

23(c)    Consent of Bingham Dana LLP, counsel for the Owner Trustee (included in
         Exhibit 5(c))

23(d)    Consent of Karen M. Clayborne (included in Exhibits 5(d)(1)
         and 5(d)(2))

23(e)    Consent of Arthur Andersen LLP, independent public accountants

25(a) Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Bank One Trust Company, National Association (as successor-in-interest to The First National Bank of Chicago), as Trustee

25(b) Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of First Security Bank, National Association, as Indenture Trustee and as Pass Through Trustee


                                       2